As filed with the U.S. Securities and Exchange Commission on June 26, 2019.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SUGARMADE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	5110 (Primary Standard Industrial Classification Code Number)	94-3008888 (I.R.S. Employer Identification No.)

750 Royal Oaks Dr., Suite 108

Monrovia, California

888.982.1628

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jimmy Chan

750 Royal Oaks Dr., Suite 108

Monrovia, California

888.982.1628

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ronald J. Stauber, Esq.

Stauber Law Offices

1880 Century Park East, Suite 315

Los Angeles, CA 90067

310.556.0080

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [_]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☐	Smaller reporting company:	☒
(Do not check if a smaller reporting company)		Emerging growth company	☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)		Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, par value $0.001	138,461,538 Shares	$0.0	9	$12,461,538.42	$$1,510.34

(1)	An indeterminate number of additional shares of Common Stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”) to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act.
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average daily trading prices on OTC Markets Group, Inc. for the last 24 months times 0.85 as applied in the Investment Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated __ ___, 2019

PRELIMINARY PROSPECTUS

SUGARMADE, INC.

750 Royal Oaks Dr., Suite 108

Monrovia, CA

(888) 982-1628

138,461,538 SHARES OF COMMON STOCK

This Prospectus relates to the offer and resale of up to 138,461,538 shares of Sugarmade, Inc.’s Common Stock, par value $0.001 per share, (the “Shares”) by K & J Funds, LLC (“K&J” or the “Investor” or the “Selling Security Holder”) pursuant to an Investment Agreement dated April 16, 2019 (the “Investment Agreement”). If issued presently, the 138,461,538 Shares registered for resale by K&J would represent approximately 16.67% of our issued and outstanding shares of Common Stock as of June 14, 2019. Subject to the terms and conditions of the Investment Agreement, we have the right to “put,” or sell, up to $20,000,000 of shares of our Common Stock to K&J.

For more information about K&J, please see the section of this Prospectus entitled “Selling Security Holder” beginning on page 22.

K&J may sell all or a portion of the Shares at fixed prices, at prevailing market prices at the time of sale, at varying prices, or at negotiated prices.

We will not receive any proceeds from the sale of the Shares by K&J. However, we will receive proceeds from our initial sale of the Shares to K&J pursuant to the Investment Agreement. Subject to the terms of the Investment Agreement, we have the right to “put,” or sell an amount of Shares equal to up to either (i) two hundred percent (200%) of the average daily volume (U.S. market only) of the Common Stock for the ten (10) Trading Days prior to the applicable Put Notice Date, multiplied by the average of the three (3) lowest traded prices during the ten (10) trading days prior to the Put Date or (ii) an amount not to exceed five hundred thousand dollars ($500,000). The shares of Common Stock identified in the Put Notice shall be purchased for a price equal to the Purchase Price. Subject to the Company’s acceptance, the Investor may agree to an increase in the number of Put Shares over the Put Amount. At any time and from time to time during the term of the Investment agreement, which is commencing on April 16, 2019, and ending on the earlier of (i) the date on which the Investor shall have purchased Put Shares pursuant to the Investment Agreement equal to the maximum commitment amount of $20 million, (ii) two (2) years from the date of an effective Registration Statement on Form S-1, or (iii) written notice of termination by the Company to the Investor (which shall not occur at any time that the Investor holds any of the Put Shares), the Company may deliver a Put Notice to Investor and shall deliver the Put Shares to Investor within seven (7) trading days after the Put Date. The Purchase Price for the Put Shares is 85% of the average of the three (3) lowest traded prices of the Shares (as reported by Bloomberg Finance L.P.) during the ten (10) trading days prior to the Put Date associated with the applicable Put Notice. The closing of a Put Notice shall occur within seven (7) trading day following the end of the Put Date, whereby (i) the Investor shall deliver the investment amount to the Company by wire transfer of immediately available funds and (ii) Investor shall return surplus Put Shares if the value of the Put Shares delivered to the Investor causes the Company to exceed the maximum commitment amount. The Company shall not deliver another Put Notice to Investor within ten (10) Trading Days of a prior Put Notice. We will pay for the expenses of registering the Shares under the Securities Act of 1933, as amended (the “Securities Act”), except that K&J will pay any broker discounts or commissions or equivalent expenses applicable to the sale of the Shares.

K&J is an “underwriter” within the meaning of the Securities Act in connection with the resale of the Shares under the Investment Agreement, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by K&J may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this Prospectus titled “Plan of Distribution” beginning on page 26.

Our shares of Common Stock is quoted on the OTC Markets Group, Inc. under the symbol “SGMD:OTCQB”. On June 25, 2019 the last reported sale price for our shares of Common Stock was $0.031 per share.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE __ HEREOF BEFORE BUYING ANY SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is ____________, 2019.

You should rely only on the information contained or incorporated by reference to this Prospectus in deciding whether to purchase our shares of Common Stock. We have not authorized anyone to provide you with information different from that contained in this Prospectus. Under no circumstances should the delivery to you of this Prospectus or any sale made pursuant to this Prospectus create any implication that the information contained in this Prospectus is correct as of any time after the date of this Prospectus. Our business, financial condition, operating results and prospects may have changed since that date. To the extent that any facts or events arising after the date of this Prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this Prospectus, this Prospectus will be updated to the extent required by law.

Sugarmade, Inc. and the Sugarmade, the logo, and other trademarks or service marks of Sugarmade, Inc. appearing in this Prospectus are the property of Sugarmade, Inc. This Prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this Prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or that the applicable owner will not assert its rights, to these trademarks and tradenames.

GENERAL MATTERS

Unless otherwise noted or the context indicates otherwise “we,” “us,” “our,” “Company” or “Sugarmade” refers to Sugarmade, Inc. and our wholly owned subsidiary.

References to “Management” in this Prospectus means the senior officers of the Company and our operating subsidiary, or either. See “Directors and Executive Officers.” Any statements in this Prospectus made by or on behalf of Management are made in such persons’ capacities as officers of the Company and not in their personal capacities.

Prospective purchasers should rely only on the information contained in this Prospectus. We have not authorized any other person to provide prospective purchasers with additional or different information. If anyone provides prospective purchasers with additional or different or inconsistent information, including information or statements in media articles about us, prospective purchasers should not rely on it. Prospective purchasers should assume that the information appearing in this Prospectus is accurate only as at its date, regardless of its time of delivery or of any distribution of Offered Shares. Our business, financial conditions, results of operations and prospects may have changed since that date.

We present our Consolidated Financial Statements (as defined below) in United States dollars. Unless otherwise indicated, all references to dollar amounts in this Prospectus are to United States dollars. Reference to “United States” or “U.S.” are references to the United States of America.

CAUTIONARY NOTE TO INVESTORS

This Prospectus qualifies the distribution of securities of an entity that derives substantially of its revenues from the cannabis industry in certain of the states in the United States. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill.” Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD were classified as Schedule 1 controlled substances, and illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law. Despite the passage of the Farm Bill, certain aspects of the cannabis industry, particularly those not defined as hemp within the Farm Bill, remain illegal under U.S. federal Law.

-i-

The Company is directly involved in the cannabis industry though the suppling of hydroponic and indoor/outdoor cultivation products to the agricultural market sectors, which directly includes: 1) non-hemp cannabis cultivation, processing and distribution sectors in those states that such business activity is regulated or is permitted by those states, but which activities are not covered by the Farm Bill, and 2) hemp cultivation, processing and distribution sectors as specifically defined and outlined in the Farm Bill.

Sugarmade does not engage in the sale, processing, distribution or transportation of any cannabis products or any product that contain cannabis, but some of our customers may engage in such activities. In January 2018, the U.S. Department of Justice (DOJ) issued a marijuana enforcement memorandum noting “…Congress’s determination that marijuana is a dangerous drug and that marijuana activity is a serious crime.”

While we do not directly engage in the sales, processing, distribution or transportation of cannabis or any products that contain cannabis, our involvement in the United States cannabis market may subject us to heightened scrutiny by regulators, stock exchanges, clearing agencies and other Canadian authorities. There are a number of significant risks associated with our business and with our operations relating to the marijuana business industry, this may impact the value of any investment. Further, we may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on our ability to operate in the U.S. or any other jurisdiction. See sections entitled “Risk Factors” and “Our Business – Regulation and Licensure - Enforcement of United States Federal Laws.”

-ii-

PROSPECTUS SUMMARY

The following summary highlights material information contained in this Prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire Prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this Prospectus and any amendment or supplement hereto.

Our Business

Sugarmade, Inc. is incorporated in the state of Delaware. Our previous legal name was Diversified Opportunities, Inc. Our Company primarily operates through our subsidiary, SWC Group, Inc., a California corporation (“SWC Group”).

Our principal executive office is located at 750 Royal Oaks Drive, Suite 108, Monrovia, California 91016. Monrovia is a suburb of Los Angeles, California. Our telephone number is 888.982.1628 and our website is www.sugarmade.com. Unless expressly noted, none of the information on our website is part of this Prospectus or any Prospectus Supplement. Our shares of Common Stock are quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB,” under the ticker symbol “SGMD.”

We are involved in several businesses including, the supply of products to the quick service restaurant sub-sector of the restaurant industry and as an importer, distributor and marketer of hydroponic supplies to various agricultural sectors. We had previously been a marketer of culinary seasoning products Seasoning Stix and Sriracha Seasoning Stix and a marketer of tree-free paper products. These products were discontinued during previous years in order to focus the majority of our corporate resources on the marketing of hydroponic supplies.

Quick Service Restaurant Suppliers

The Company is a supplier to the quick service restaurant sector of the overall restaurant industry. Our CarryOutSupplies.com business is a producer and wholesaler of custom printed and generic supplies servicing more than 2,000 quick service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons and many other similar products for this market sector.

For more information about our supplier to the restaurant industry and our prior culinary seasoning distribution business, please see the section of this Prospectus entitled “Description of Business” beginning on page 27.

Hydroponic and Cultivation Supplies

The Company is also a supplier of hydroponic and indoor/outdoor cultivation products to the agricultural market sectors, including the legal cannabis cultivation, processing and distribution sectors, as permitted under the 2018 Farm Bill and is legal under state laws and regulations. We approach these markets as a supplier of products to legal market participants and do not engage in the business of cultivating, processing or distributing cannabis or any products that contain cannabis. While our primary focus has been on companies engaged in such business operations on the west coast of the United States, our business has significantly expanded as legal medical and recreational cannabis business activities have proliferated into many other states. California and the west coast remain important marketplaces due to both the sheer size of California’s economy and due to the rapid embrace of legalization.

In December 2017, we entered into a master marketing agreement with BizRight, LLC, a marketer and manufacturer of cannabis and hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other cannabis-related grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties and sells various products to distributors and retailers.

In June 2017, the Company signed an exclusive distribution agreement for California, Oregon and Washington with privately held Plantation Corp. for its claimed breakthrough BudLife preservation technology based on integration of specialized gases and natural agents that allegedly dramatically extends the useful life of medical marijuana up to six (6) months by actively monitoring the internal containers environment and automatically adjusting its atmosphere as needed. We have conducted initial product prototype testing of the BudLife product, realizing positive results. The BudLife process is relatively untested, and there is no assurance that BudLife will achieve market acceptance. At this time, there is no availability of products from Plantation, Corp.

For more information about our hydroponic and cultivation supply business, please see the section of this Prospectus entitled “Description of Business” beginning on page 29.

The K&J Purchase Agreement and Registration Rights Agreement

This Prospectus includes the resale of up to 138,461,538 shares of our Common Stock by K&J. K&J will obtain shares of Common Stock pursuant to the Investment Agreement entered into by K&J and us, dated April 16, 2019.

Although we are not mandated to sell shares of our Common Stock under the Investment Agreement, the Investment Agreement gives us the option to sell to K&J up to $20,000,000.00 of our shares of Common Stock over a period of 24 months, beginning on the effective date of this Registration Statement. We will have sole control over the amount of capital we draw from the Investment Agreement by submitting Put Notices to K&J, subject to several conditions. The Put Notices will specify certain dollar amounts not to exceed the lesser of $500,000 or and investment amount equal to 200% of the average daily traded value for the previous ten (10) Trading Days of shares of our Common Stock to K&J and will obligate K&J to purchase that amount of our shares of Common Stock. The Company shall not deliver another Put Notice to K&J within ten (10) Trading Days of a prior Put Notice. Finally, no Put Notice may specify a number of Shares that would cause K&J to purchase a number of shares of Common Stock that, when added to the number of shares of our Common Stock then beneficially owned by K&J, would exceed 4.99% of our Common Stock outstanding.

We will not receive any proceeds from the sale of the Shares by K&J. However, we will receive proceeds from our initial sale of the Shares to K&J pursuant to the Investment Agreement. Subject to the terms of the Investment Agreement, we have the right “put,” or sell, up to the lesser of $500,000 or an investment amount equal to 200% of the average daily traded value for the previous ten (10) Trading Days’ of shares of our Common Stock to K&J. The Purchase Price shall equal 85% of the average of the three (3) lowest traded prices (as reported by Bloomberg Finance L.P.) during the ten (10) Trading Days prior to, but not including, the Put Date. We will pay for the expenses of this offering, except that K&J will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their Shares.

In addition, the obligation of K&J to purchase any Shares under the Investment Agreement is subject to the satisfaction of each of the following conditions:

(i)	an effective Registration Statement on Form S-1 for resale by Investor of the Put Shares,
(ii)	accuracy of the Company’s representations and warranties,
(iii)	the Company’s performance under the Investment Agreement in all material respects,
(iv)	no suspension of trading or delisting of common stock,
(v)	Limitation of K&J’s beneficial ownership to no more than 4.99%,
(vi)	the Company maintains its DWAC-eligible status, and (vii) the Company maintains a sufficient share reserve,
(vii)	no injunction,
(viii)	no material adverse changes,
(ix)	the issuance of the Put Shares shall not exceed the Exchange Cap, if applicable,
(x)	no violation of shareholder approval requirement,
(xi)	officer’s certificate,
(xii)	DWAC eligible,
(xiii)	compliance with SEC filing requirements,
(xiv)	the Company shall have sufficient reserved shares of its Common Stock for K&J.

We believe that we will be able to meet all of the above obligations mandated in the Investment Agreement.

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this Prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this Prospectus. We derived the summary financial information for the period ended June 30, 2018 from our audited financial statements and related notes appearing elsewhere in this Prospectus. The audited historical results are not necessarily indicative of the results we expect in the future.

The Company’s financial statements for the period ended March 31, 2019 appearing elsewhere in this Prospectus are not audited. The unaudited historical results are not necessarily indicative of the results we expect in the future.

The Company sustained continued operating losses during the years ended June 30, 2017, 2018 and for the period ended March 31, 2019.  The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The Company’s consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

	Nine Months Ended	Year Ended	Year Ended
Statement of Operations Data	March 31, 2019	June 30, 2018	June 30, 2017
Revenues	$3,459,511	$4,439,324	$4,100,560
Cost of Revenues	$2,528,680	$3,226,365	$2,832,798
Net Operating Expenses	$5,371,662	$2,454,906	$3,986,314
Net Loss	$(10,052,588)	$(6,296,390)	$(4,713,697)
Basic and Diluted Net Loss per share	$(0.02)	$(0.03)	$0.02

 *Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share.

	As of
Balance Sheet Data	March 31, 2019	June 30, 2018	June 30, 2017
Cash and Cash Equivalents	$33,916	$42,121	$101,880
Total Current Assets	$3,328,665	$1,941,432	$983,665
Total Current Liabilities	$6,559,544	$12,381,069	$6,246,156
Working Deficit	$(3,230,879)	$(10,439,637)	$(5,262,491)
Total Stockholders' Deficit	$(2,699,726)	$(10,193,106)	$(5,100,493)
Accumulated Deficit	$(44,912,387)	$34,859,799)	$(28,563,409)

SUMMARY OF THIS OFFERING

Securities being offered by the Selling Security Holder	Up to 138,461,538 shares of Common Stock. Our Common Stock is described in further detail in the section of this Prospectus titled “Description of Securities – Common Stock.”

Common Stock Outstanding Before the Offering	692,076,568 Shares

Common Stock Outstanding After the Offering	830,538,106 Shares, assuming the sale of all of the Shares being registered in this Registration Statement.

Offering Price per Share

The Selling Security Holder may sell all or a portion of the Shares being offered pursuant to this Prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Use of Proceeds	We will not receive any proceeds from the resale or other disposition of the Shares covered by this Prospectus by the Selling Security Holder. We will receive proceeds from the sale of Shares to the Selling Security Holder and it has committed to purchase up to $20,000,000 of shares of our Common Stock over a period of time terminating on the earlier of the date on which K&J shall have purchased Shares under the Investment Agreement for an aggregate purchase price of $20,000,000 or for a period of 24 months, beginning on the effective date of this Registration Statement. K&J will pay a purchase price equal to 85% of the “Market Price,” which is defined as 85% of the three (3) lowest traded prices (as reported by Bloomberg Finance L.P.) during the ten (10) Trading Days prior to the Put Date associated with the applicable Put Notice, as reported by Bloomberg Finance L.P.), or the date on which the applicable Put Notice is delivered to K&J (the “Pricing Period”). In order to exercise the put, certain conditions must be met at each Put Notice and Put Date including, but not limited to: (i) an effective Registration Statement on Form S-1 for resale by Investor of the Put Shares, (ii) accuracy of the Company’s representations and warranties, (iii) the Company’s performance under the Investment Agreement in all material respects, (iv) no suspension of trading or delisting of shares of Common Stock, (v) limitation of Investor’s beneficial ownership to no more than 4.99%, (vi) the Company maintains its DWAC-eligible status, and (vii) the Company maintains a sufficient share reserve. For further information, see “The Offering” beginning on page 22.

OTC Markets Symbol	SGMD : OTCQB
Plan of Distribution

K&J may, from time to time, sell any or all of the Shares on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices.

For further information, see “Plan of Distribution” beginning on page 26.

Risk Factors

You should read the “Risk Factors” section of this Prospectus and the other information in this Prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our Common Stock.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks described below, as well as the other information in this Prospectus, including our financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding whether to invest in our shares of Common Stock. The occurrence of any of the events or developments described below could harm our business, financial condition, operating results, and growth prospects. In such an event, the market price of our shares of Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

There could be unidentified risks involved with an investment in our securities

The foregoing risk factors are not a complete list or explanation of the risks involved with an investment in the securities. Additional risks will likely be experienced that are not presently foreseen by the Company. Prospective investors must not construe the information provided herein as constituting investment, legal, tax or other professional advice. Before making any decision to invest in our securities, you should read this entire prospectus and consult with your own investment, legal, tax and other professional advisors. An investment in our securities is suitable only for investors who can assume the financial risks of an investment in the Company for an indefinite period of time and who can afford to lose their entire investment. The Company makes no representations or warranties of any kind with respect to the likelihood of the success or the business of the Company, the value of our securities, any financial returns that may be generated or any tax benefits or consequences that may result from an investment in the Company.

RISKS RELATED TO OUR BUSINESS

We may need additional capital in the future, which could dilute the ownership of current shareholders or we may be unable to secure additional funding in the future or to obtain such funding on favorable terms.

Historically, we have raised equity capital, including debt convertible into equity capital, to support and expand our operations. To the extent that we raise additional equity capital, existing shareholders will experience a dilution in the voting power and ownership of their shares of Common Stock, and earnings per share, if any, would be negatively impacted. Our inability to use our equity securities to finance our operations could materially limit our growth. Any borrowings made to finance operations could make us more vulnerable to a downturn in our operating results, a downturn in economic conditions, or increases in interest rates on borrowings that are subject to interest rate fluctuations. The amount and timing of such additional financing needs will vary principally depending on the timing of new product launches, investments and/or acquisitions, and the amount of cash flow from our operations. If our resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain a credit facility. If our cash flow from operations is insufficient to meet any debt service requirements, we could be required to sell additional equity securities, refinance our obligations, or dispose of assets in order to meet debt service requirements. There can be no assurance that any financing will be available to us when needed or will be available on terms acceptable to us. Our failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on our growth prospects and our business, financial condition and results of operations.

Uncertainty of profitability

Our business strategy may result in increased volatility of revenues, loses and/or earnings. As we will only develop a limited number of products at a time, our overall success will depend on a limited number of products, which may cause variability and unsteady profits and losses depending on the products and/or services offered and their market acceptance.

Our revenues and our profitability may be adversely affected by economic conditions and changes in the market for our products. Our business is also subject to general economic risks that could adversely impact the results of operations and financial condition.

Because of the anticipated nature of the products that we offer and attempt to develop, it is difficult to accurately forecast revenues and operating results and these items could fluctuate in the future due to a number of factors. These factors may include, among other things, the following:

•	Our ability to raise sufficient capital to take advantage of opportunities and generate sufficient revenues to cover expenses.

•	Our ability to source strong opportunities with sufficient risk adjusted returns.

•	Our ability to manage our capital and liquidity requirements based on changing market conditions.

•	The amount and timing of operating and other costs and expenses.

•	The nature and extent of competition from other companies that may reduce market share and create pressure on pricing and investment return expectations.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results

Some of business initiatives in the hydroponic sector are new and are only in early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain more customers or increase sales to our existing customers, there is no guarantee we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

For the fiscal year ended June 30, 2018 we incurred an operating loss of $1,241,947. For the fiscal year ended June 30, 2017, we incurred an operating loss of $2,718,552. At March 31, 2019 we had an accumulated deficit of $44,912,387. Although we have generated substantial revenues, they are insufficient to make the Company profitable. We plan to increase our expenses associated with the development of our business. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

We do not have sufficient cash on hand.

As of March 31, 2019, we had $33,916 cash on hand. These cash resources are not sufficient for us to execute our business plan. If we do not generate sufficient cash from our intended financing activities and sales, we will be unable to continue our operations. We estimate that within the next 12 months we will need at least $5,000,000 in cash from either investors or operations. While we intend to engage in several equity or debt financings, there is no assurance that these will actually occur. Nor can we assure our shareholders that we will not be required to obtain additional financing on terms that are dilutive of their interests. You should recognize that if we are unable to generate sufficient revenues or obtain debt or equity financing, we will not be able to earn profits and may not be able to continue operations.

We may not be able to continue our business as a going concern.

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has accumulated a deficit of $44,912,387 as of March 31, 2019.

In light of these matters, recoverability of a major portion of the recorded asset amounts shown in the accompanying balance sheets is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to raise additional capital, obtain financing and to succeed in its future operations. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. If these adjustments were required to be made, the value of our assets and your shares of Common Stock would be reduced. Management plans to raise additional capital through the sale of shares of Common Stock to pursue business development activities.

If we are not able to raise enough funds through the Investment Agreement or other sources, we may not be able to successfully develop and market our products and our business may fail.

We do not have any commitments for financing other than the Investment Agreement, and we will need additional financing to meet our obligations and to continue our business. Although we plan to raise funds through the Investment Agreement, due to the conditions of the Investment Agreement we cannot guarantee that we will be able to raise money through the use of the Investment Agreement or that we will be able to utilize the full Investment Agreement.

Our business may suffer if we are unable to attract or retain talented personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of Management, as well as other personnel. We have a small management team, and the loss of a key individual or our inability to attract suitably qualified replacements or additional staff could adversely affect our business. Our success also depends on the ability of Management to form and maintain key commercial relationships within the marketplace. No assurance can be given that key personnel will continue their association or employment with us or that replacement personnel with comparable skills will be found. If we are unable to attract and retain key personnel and additional employees, our business may be adversely affected. We do not maintain key-man life insurance on any of our executive employees.

The loss of key Management personnel could adversely affect our business

We depend on the continued services of our executive officers and senior management team as they work closely with independent associate leaders and are responsible for our day-to-day operations. Our success depends in part on our ability to retain our executive officers, to compensate our executive officers at attractive levels, and to continue to attract additional qualified individuals to our management team. Although we have entered into employment agreements with our senior management team, and do not believe that any of them are planning to leave or retire in the near term, we cannot assure you that our senior managers will remain with us. The loss or limitation of the services of any of our executive officers or members of our senior management team, or the inability to attract additional qualified management personnel, could have a material adverse effect on our business, financial condition, results of operations, or independent associate relations.

The lack of available and cost-effective directors and officer’s insurance coverage in our industry may cause us to be unable to attract and retain qualified executives, and this may result in our inability to further develop our business

Our business depends on attracting independent directors, executives and senior management to advance our business plans. We currently do not have directors and officer’s insurance to protect our directors, officers and the company against to possible third-party claims. This is due to the significant lack availability of such policies in the cannabis industry at reasonably competitive prices. As a result, the Company and our executive directors and officers are susceptible to liability claims arising by third parties, and as a result, we may be unable to attract and retain qualified independent directors and executive management causing the development of our business plans to be impeded as a result.

If we fail to maintain satisfactory relationships with our larger customers, our business may be harmed.

We do not have and are unlikely to enter into long-term fixed quantity supply agreements with our customers. Due to competition or other factors, we could lose future business from our customers, either partially or completely. The future loss of one or more of our significant customers or a substantial future reduction of orders by any of our significant customers could harm our business and results of operations. Moreover, our customers may vary their order levels significantly from period to period and customers may not continue to place orders with us in the future at the same levels as in prior periods. In the event that in the future we lose any of our larger customers, we may not be able to replace that revenue source. This could harm our financial results.

Management of growth will be necessary for us to be competitive

Successful expansion of our business will depend on our ability to effectively attract and manage staff, strategic business relationships, and shareholders. Specifically, we will need to hire skilled management and technical personnel as well as manage partnerships to navigate shifts in the general economic environment. Expansion has the potential to place significant strains on financial, management, and operational resources, yet failure to expand will inhibit our profitability goals.

We import many of our products from Asian counties, including the People’s Republic of China. Disruptions or a change in the tariff situation may negatively affect our business

Many of the products we market are manufactured in Asian countries and are then imported to our facilities in the United States and ultimately sold to our customers. There can be no assurance of the reliability of such channels and disruption would likely have a significant impact on our business operations, our ability to retain customers and on our ability to generate profits. A significant change in trade tariffs could also negatively affect our business operations.

We cannot guarantee that we will succeed in achieving our goals, and our failure to do so would have a material adverse effect on our business, prospects, financial condition and operating results

Some of business initiatives in the hydroponic sector are new and are only in early stages of commercialization. As is typical in a new and rapidly evolving industry, demand and market acceptance for recently introduced products and services are subject to a high level of uncertainty and risk. Because the market for our Company is new and evolving, it is difficult to predict with any certainty the size of this market and its growth rate, if any. We cannot guarantee that a market for our Company will develop or that demand for our products will emerge or be sustainable. If the market fails to develop, develops more slowly than expected or becomes saturated with competitors, our business, financial condition and operating results would be materially adversely affected.

We have incurred losses since our inception, have yet to achieve profitable operations and anticipate that we will continue to incur losses for the foreseeable future.

Even if we obtain more customers or increase sales to our existing customers, there is no guarantee that we will be able to generate a profit. Because we are a small company and have limited capital, we must limit our products and services. Because we will be limiting our marketing activities, we may not be able to attract enough customers to buy our products to operate profitably. Further, we are subject to raw material pricing which can erode the profitability of our products and put additional negative pressure on profitability. If we cannot operate profitably, we may have to suspend or cease operations.

For the fiscal year ended June 30, 2018 we incurred an operating loss of $1,241,947. For the fiscal year ended June 30, 2017, we incurred an operating loss of $2,718,552. At March 31, 2019 we had an accumulated deficit of $44,912,387. Although we have generated substantial revenues, they are insufficient to make the Company profitable. We plan to increase our expenses associated with the development of our business. There is no assurance we will be able to derive revenues from the development of our business to successfully achieve positive cash flow or that our business will be successful. If we achieve profitability, we may be unable to sustain or increase profits on a quarterly or annual basis.

RISKS OF GOVERNMENT ACTION AND REGULATORY UNCERTAINTY

The Farm Bill recently passed, and undeveloped shared state-federal regulations over hemp cultivation and production may impact our business.

The Farm Bill was signed into law on December 20, 2018. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will need to construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally-run program. The details and scopes of each state’s plans are not known at this time and may contain varying regulations that may impact our business. Even if a state creates a plan in conjunction with its governor and chief law enforcement officer, the Secretary of the USDA must approve it. There can be no guarantee that any state plan will be approved. Review times may be extensive. There may be amendments and the ultimate plans, if approved by states and the USDA, may materially limit our business depending upon the scope of the regulations.

Laws and regulations affecting our industry to be developed under the Farm Bill are in development

As a result of the Farm Bill’s recent passage, there will be a constant evolution of laws and regulations affecting the hemp industry could detrimentally affect our operations. Local, state and federal hemp laws and regulations may be broad in scope and subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and ultimately require us to alter our business plan. Furthermore, violations of these laws, or alleged violations, could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications, and it is possible that regulations may be enacted in the future that will be directly applicable to our business.

U.S. Federal and foreign regulation and enforcement may adversely affect the implementation of cannabis laws and regulations and may negatively impact our revenue, or we may be found to be violating the Controlled Substances Act or other U.S. federal, state, or foreign laws.

Even though we do not cultivate, process, market or distribute cannabis or any products that contain cannabis, some of our customers do engage in such activities. Cannabis, as not strictly defined in the 2018 Farm Bill, is a Schedule-I controlled substance and is illegal under federal law. Even in those states where the use of cannabis, as not strictly defined in the 2018 Farm Bill, has been legalized, its use remains a violation of federal law. A Schedule I controlled substance is defined as a substance that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The Department of Justice defines Schedule 1 controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.”

At present, numerous states and the District of Columbia allow their citizens to use medical cannabis. Additionally, many states have approved legalization of cannabis, as not strictly defined in the 2018 Farm Bill, for adult recreational use. The laws of these states relative to cannabis as not strictly defined in the 2018 Farm Bill, are in conflict with the Federal Controlled Substances Act, which makes cannabis, as not strictly defined in the 2018 Farm Bill, use and possession illegal on a national level. If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, as not strictly defined in the 2018 Farm Bill, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis, as not strictly defined in the 2018 Farm Bill, could be subject to fines and imprisonment. Any such change in the federal government’s enforcement of current federal laws will cause significant financial damage to us.

The approach to the enforcement of cannabis laws may be subject to change, which creates uncertainty for our business.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, as not strictly defined in the 2018 Farm Bill, investments in, and the operations of, cannabis businesses in the U.S. are subject to inconsistent laws and regulations. Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our operations. Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our business. These ever-changing regulations could even affect federal tax policies that may make it difficult to claim tax deductions on our returns. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

RISKS ASSOCIATED WITH BANK AND INSURANCE LAWS AND REGULATIONS

We and our customers may have difficulty accessing the service of banks, which may make it difficult to sell our products and services and manage our cashflows.

Since the commerce in cannabis, as not strictly defined in the 2018 Farm Bill, is illegal under federal law, federally most chartered banks will not accept for deposit funds from businesses involved with cannabis. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for our customers to operate. There does appears to be recent movement to allow state-chartered banks and credit unions to provide banking to the industry, but as of the date of this report there are only nominal entities that have been formed that offer these services. Further, in a February 6, 2018, Forbes article, United States Secretary of the Treasury, Steven Munchin, is reported to have testified that his department is “reviewing the existing guidance.” But he clarified that he doesn’t want to rescind it without having an alternate policy in place to address public safety concerns.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the U.S. Bank Secrecy Act. Despite guidance from the U.S. Department of the Treasury suggesting it may be possible for financial institutions to provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan. Similarly, many of our customers are directly involved in cannabis sales and further restriction to their ability to access banking services may make it difficult for them to purchase our products, which could have a material adverse effect on our business, financial condition and results of operations.

We are subject to certain federal regulations relating to cash reporting.

The Bank Secrecy Act, enforced by FinCEN, requires us to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires us to report certain suspicious activity, including any transaction that exceeds $5,000 that we know, suspect or have reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements and to verify sources of funds. Substantial penalties can be imposed against us if we fail to comply with this regulation. If we fail to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on our business, financial condition and results of operations.

Due to our involvement in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liability

Insurance that is otherwise readily available, such as general liability, and directors and officer’s insurance, is more difficult for us to find, and more expensive, because we are service providers to companies in the cannabis industry. There are no guarantees that we will be able to find such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

RISK ASSOCIATED WITH OUR INDUSTRY

Our business and financial performance may be adversely affected by downturns in the target markets that we serve or reduced demand for the types of products we sell.

Demand for our products is often affected by general economic conditions as well as product-use trends in our target markets. These changes may result in decreased demand for our products. The occurrence of these conditions is beyond our ability to control and, when they occur, they may have a significant impact on our sales and results of operations. The inability or unwillingness of our customers to pay a premium for our products due to general economic conditions or a downturn in the economy may have a significant adverse impact on our sales and results of operations.

Changes within the cannabis industry may adversely affect our financial performance.

Changes in the identity, ownership structure and strategic goals of our competitors and the emergence of new competitors in our target markets may harm our financial performance. New competitors may include foreign-based companies and commodity-based domestic producers who could enter our specialty markets if they are unable to compete in their traditional markets. The paper industry has also experienced consolidation of producers and distribution channels. Further consolidation could unite other producers with distribution channels through which we intend to sell our products, thereby limiting access to our target markets.

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking-controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly, and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

The Company’s industry is highly competitive, and we have less capital and resources than many of our competitors which may give them and advantage in developing and marketing products similar to ours or make our products obsolete.

We are involved in a highly competitive industry where we may compete with numerous other companies who offer alternative methods or approaches, who may have far greater resources, more experience, and personnel perhaps more qualified than we do. Such resources may give our competitors an advantage in developing and marketing products similar to ours or products that make our products less desirable to consumers or obsolete. There can be no assurance that we will be able to successfully compete against these other entities.

We may be unable to respond to the rapid technological change in the industry and such change may increase costs and competition that may adversely affect our business

Rapidly changing technologies, frequent new product and service introductions and evolving industry standards characterize our market. The continued growth of the Internet and intense competition in our industry exacerbates these market characteristics. Our future success will depend on our ability to adapt to rapidly changing technologies by continually improving the performance features and reliability of our products. We may experience difficulties that could delay or prevent the successful development, introduction or marketing of our products. In addition, any new enhancements must meet the requirements of our current and prospective customers and must achieve significant market acceptance. We could also incur substantial costs if we need to modify our products and services or infrastructures to adapt to these changes.

We also expect that new competitors may introduce products or services that are directly or indirectly competitive with us. These competitors may succeed in developing, products and services that have greater functionality or are less costly than our products and services and may be more successful in marketing such products and services. Technological changes have lowered the cost of operating communications and computer systems and purchasing software. These changes reduce our cost of selling products and providing services, but also facilitate increased competition by reducing competitors’ costs in providing similar products and services. This competition could increase price competition and reduce anticipated profit margins.

RISKS RELATED TO OUR COMMON STOCK

We may need additional capital that will dilute the ownership interest of investors.

We may require additional capital to fund our future business operations. If we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of holders of our shares of common stock, who may experience dilution of their ownership interest of our shares of Common Stock. We cannot predict whether additional financing will be available to us on favorable terms when required, or at all. Since our inception, we have experienced negative cash flow from operations and expect to experience significant negative cash flow from operations in the future. The issuance of additional shares of Common Stock by our board of directors may have the effect of further diluting the proportionate equity interest and voting power of holders of our shares of Common Stock.

We have the ability to issue additional shares of our shares of preferred stock without asking for stockholder approval, which could cause your investment to be diluted.

Our Articles of Incorporation authorizes the Board of Directors to issue up to 1,990,000,000 shares of Common Stock. The power of the Board of Directors to issue shares of Common Stock, preferred stock or warrants or options to purchase shares of Common Stock or preferred stock is generally not subject to stockholder approval. Accordingly, any additional issuance of our shares of Common Stock, or shares of preferred stock that may be convertible into Common Stock, may have the effect of diluting your investment.

Our shares of Common Stock qualify as a penny stock. As such, we are subject to the risks associated with "penny stocks". Regulations relating to "penny stocks" limit the ability of our shareholders to sell their shares and, as a result, our shareholders may have to hold their shares indefinitely.

Our shares of Common Stock are deemed to be "penny stock" as that term is defined in Regulation Section 240.3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks: (a) with a price of less than $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than $6,000,000 for the last three years.

Section 15(g) of the Securities Exchange Act of 1934 and Regulation 240.15g(c)2 of the Securities and Exchange Commission require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our shares of Common Stock are urged to obtain and read such disclosure carefully before purchasing any shares of Common Stock that are deemed to be "penny stock".

Moreover, Regulation 240.15g-9 of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of Common Stock to resell their shares to third parties or to otherwise dispose of them. Holders should be aware that, according to SEC Release No. 34-29093, dated April 17, 1991, the market for penny stocks suffers from patterns of fraud and abuse. Such patterns include:

•	control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;
•	excessive and undisclosed bid-ask differential and mark-ups by selling broker-dealers; and
•	the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.

 Our Management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, Management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock and to deposit certificates in paper form or to clear shares for trading under Safe Harbor exemptions and regulations for unregistered shares.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker- dealers to recommend that their customers buy our shares of Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares. FINRA requirements make it more difficult for our investor to deposit paper stock certificates or to clear our shares of Common Stock that are transferred electronically to brokerage accounts. There can be no assurances that our investors will be able to clear our shares for eventual resale.

Costs and expenses of being a reporting company under the 1934 Securities Exchange Act may be burdensome and prevent us from achieving profitability

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and parts of the Sarbanes-Oxley Act. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly, and place significant strain on our personnel, systems and resources.

RISKS RELATED TO THE OFFERING

Our existing shareholders may experience significant dilution from the sale of our shares of Common Stock pursuant to the Investment Agreement with K&J.

The sale of our shares of Common Stock to K&J in accordance with the Investment Agreement may have a dilutive impact on our shareholders. As a result, the market price of our shares of Common Stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our Common Stock we will have to issue to K&J in order to exercise a put under the Investment Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our shareholders to sell their shares, which may cause a decline in the price of our shares of Common Stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our shares of Common Stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our shares of Common Stock.

The issuance of Shares pursuant to the Investment Agreement with K&J may have a significant dilutive effect.

Depending on the number of shares we issue pursuant to the Investment Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Investment Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue) the information set out below indicates the potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Investment Agreement is realized.

Dilution is based upon shares of Common Stock put to K&J and the stock price discounted to K&J’s purchase price of 85% of the volume weighted average price during the pricing period. The example below illustrates dilution based upon a $0.086 ($0.102 Market Price X 85% Discount) purchase price and other increased/decreased prices (without regard to K&J’s ownership limit or the number of shares being registered hereunder):

Stock Price (K&J Purchase Price)	Shares Issued	Percentage of Outstanding Shares(1)	Fully Diluted

$0.102 ($0.086) – 25%	34,615,385	4.76%	726,691,953
$0.102 ($0.086) – 50%	69,230,769	9.09%	761,307,337
$0.102 ($0.086) – 75%	103,846,154	13.05%	795,922,722
$0.102 ($0.086) – 100%	138,461,538	16.67%	830,538,106

Total Outstanding 6/14/2019	692,076,568
Fully Diluted	830,538,106

(1)  Based on 692,076,568 shares outstanding as of the date hereof.

K&J will pay less than the then-prevailing market price for our Common Stock

K&J will pay less than the then-prevailing market price of our shares of Common Stock, which could cause the price of our shares of Common Stock to decline.

Our Shares to be issued under the K&J Investment Agreement will be purchased at 85% of the average of the three (3) lowest traded prices (as reported by Bloomberg Finance L.P.) during the ten (10) Trading Days prior to the Put Date associated with the applicable Put Notice or a fifteen (15%) discount.

K&J has a financial incentive to sell our shares immediately upon receiving the shares to realize the profit between the discounted price and the market price. If K&J sells our shares, the price of our shares of Common Stock may decrease. If our stock price decreases, K&J may have a further incentive to sell such shares. Accordingly, the discounted sales price in the Investment Agreement may cause the price of our shares of Common Stock to decline.

K&J may have entered into similar agreements with other public companies and may not have sufficient capital to meet our Put Notices.

K&J may have entered into similar Investment Agreements with other public companies, and some of those companies may have filed or will file Registration Statements with the intent of registering shares to be sold to K&J pursuant to Investment Agreements. We do not know if management at any of the companies who have or will have effective Registration Statements intend to raise funds now or in the future, what the size or frequency of each put request would be, if floors will be used to restrict the amount of shares sold, or if the Investment Agreement will ultimately be cancelled or expire before the entire amount of shares are put to K&J. Since we do not have any control over the requests of these other companies, if K&J receives significant requests, it may not have the financial ability to meet our requests. If so, the amount of available funds may be significantly less than we anticipate.

We are registering an aggregate of 138,461,538 Shares to be issued under the Investment Agreement with K&J. The sale of such hares could depress the market price of our shares of Common Stock.

We are registering an aggregate of 138,461,538 Shares under the Registration Statement of which this Prospectus forms a part for issuance pursuant to the Investment Agreement. The sale of these Shares into the public market by K&J could depress the market price of our shares of Common Stock.

Unless an active trading market develops for our securities, investors may not be able to sell their shares.

We are a reporting company and our shares of Common Stock are quoted on the OTCQB under the symbol “SGMD:OTCQB”. However, there is not currently an active trading market for our shares of Common Stock and an active trading market may never develop or, if it does develop, may not be maintained. Failure to develop or maintain an active trading market will have a generally negative effect on the price of our shares of Common Stock, and you may be unable to sell your shares of Common Stock or any attempted sale of such shares of Common Stock may have the effect of lowering the market price and therefore your investment could be a partial or complete loss.

Since our shares of Common Stock is thinly traded it is more susceptible to extreme rises or declines in price, and you may not be able to sell your shares at or above the price paid.

Since our shares of Common Stock are thinly traded its trading price is likely to be highly volatile and could be subject to extreme fluctuations in response to various factors, many of which are beyond our control, including (but not necessarily limited to):

•	the trading volume of our shares;
•	the number of securities analysts, market-makers and brokers following our shares of Common Stock;
•	new products or services introduced or announced by us or our competitors;

•	actual or anticipated variations in quarterly operating results;
•	conditions or trends in our business industries;
•	announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	additions or departures of key personnel;
•	sales of our shares of Common Stock and
•	general stock market price and volume fluctuations of publicly traded, and particularly microcap, companies.

Investors may have difficulty reselling shares of our Common Stock, either at or above the price they paid for our stock, or even at fair market value. The stock markets often experience significant price and volume changes that are not related to the operating performance of individual companies, and because our shares of Common Stock are thinly traded it is particularly susceptible to such changes. These broad market changes may cause the market price of our shares of Common Stock to decline regardless of how well we perform as a company. In addition, there is a history of securities class action litigation following periods of volatility in the market price of a company’s securities. Although there is no such litigation currently pending or threatened against us, such a suit against us could result in the incursion of substantial legal fees, potential liabilities and the diversion of management’s attention and resources from our business. Moreover, and as noted below, our shares are currently traded on the OTCQB and, further, are subject to the penny stock regulations. Price fluctuations in such shares are particularly volatile and subject to potential manipulation by market-makers, short-sellers and option traders.

We may not have access to the full amount available under the Investment Agreement.

We have not drawn down funds and have not issued shares of our Common Stock under the Investment Agreement with K&J. Our ability to draw down funds and sell shares under the Investment Agreement requires that the Registration Statement, of which this Prospectus is a part, be declared effective by the SEC, and that this Registration Statement continue to be effective. In addition, the Registration Statement of which this Prospectus is a part registers 138,461,538 Put Shares issuable under the Investment Agreement, and our ability to access the Investment Agreement to sell any remaining shares issuable under the Investment Agreement is subject to our ability to prepare and file one or more additional Registration Statements registering the resale of these shares. These subsequent Registration Statements may be subject to review and comment by the staff of the SEC and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent Registration Statements cannot be assured. The effectiveness of these subsequent Registration Statements is a condition precedent to our ability to sell the shares of Common Stock subject to these subsequent Registration Statements to K&J under the Investment Agreement. Even if we are successful in causing one or more Registration Statements registering the resale of some or all of the shares issuable under the Investment Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Investment Agreement unless certain other conditions are met. Accordingly, because our ability to draw down amounts under the Investment Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $20,000,000 available to us under the Investment Agreement.

Certain restrictions on the extent of puts and the delivery of Put Notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Investment Agreement, and as such, K&J may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

K&J has agreed, subject to certain exceptions listed in the Investment Agreement, to refrain from holding a number of shares which would result in K&J or its affiliates owning more than 4.99% of the then-outstanding shares of the Common Stock at any one time. These restrictions, however, do not prevent K&J from selling shares of Common Stock received in connection with a put, and then receiving additional shares of Common Stock in connection with a subsequent put. In this way, K&J could sell more than 4.99% of the outstanding shares of Common Stock in a relatively short time frame while never holding more than 4.99 % at one time.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

This Prospectus may contain certain “forward-looking” statements as such term is defined by the SEC in its rules, regulations and releases, which represent the registrant’s expectations or beliefs, including but not limited to, statements concerning the registrant’s operations, economic performance, financial condition, growth and acquisition strategies, investments, and future operational plans. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intent,” “could,” “estimate,” “might,” “plan,” “predict” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond the registrant’s control, and actual results may differ materially depending on a variety of important factors, including uncertainty related to acquisitions, governmental regulation, managing and maintaining growth, the operations of the Company and its subsidiary, volatility of stock price, federal enforcement and state enforcement, and any other factors discussed in this and other registrant filings with the Securities and Exchange Commission.

The risks and uncertainties and other factors include but are not limited to those set forth under “Risk Factors” of this Prospectus. Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. All subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements or the risk factors described in this Prospectus or in the documents we incorporate by reference, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Prospectus.

Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under “Risk Factors” and matters described in Prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Prospectus will in fact occur. We caution you not to place undue reliance on these forward-looking statements. In addition to the information expressly required to be included in this Prospectus, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.

Except as required by federal securities laws, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The Selling Security Holder is selling all of the shares of our Common Stock covered by this Prospectus for its own account. Accordingly, we will not receive any proceeds from the resale of our Common Stock. However, we will receive proceeds from any sale of the shares of Common Stock to K&J under the Investment Agreement. We intend to use the net proceeds received for working capital or general corporate needs. We assume a price of $0.086 (85% of the average closing trading price of $0.102 for the last 24 months) per share to complete the offering.

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Aggregated Amount (Raised Amount)	$2,990,193	$5,980,387	$8,970,580	$11,960,774
Inventory (COGS)	$700,000	$1,500,000	$2,000,000	$3,000,000
Acquisitions	$1,500,000	$3,500,000	$5,000,000	$7,000,000
Operation Expansion	$790,193	$980,387	$1,970,580	$1,960,774
Total Use of Proceeds	$2,990,193	$5,980,387	$8,970,580	$11,960,774

DETERMINATION OF OFFERING PRICE

Our shares of Common Stock currently trade on the OTC Markets under the symbol “SGMD:OTCQB”. The proposed offering price of the Shares is $0.086 and has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, on the basis of the average of the transaction prices of the shares of Common Stock of the Company as reported on the OTC Markets Group, Inc, for the last two years.

THE OFFERING

K&J may offer and resale of up to 138,461,538 shares of our Common Stock, par value $0.001 per share, pursuant to this Prospectus.  All of such shares represent shares that K&J has agreed to purchase from us pursuant to the terms and conditions of an Investment Agreement we entered into with them on April 16, 2019 (the “Investment Agreement”).

Subject to the terms and conditions of the Investment Agreement, we have the right to “put,” or sell, up to $20,000,000 worth of shares of our Common Stock to K&J.   Unless terminated earlier, K&J’s purchase commitment will automatically terminate on the earlier of the date on which K&J shall have purchased shares pursuant to the Investment Agreement for an aggregate purchase price of $20,000,000 or twenty-four (24) months from the effective date of the Registration Statement that this Prospectus is a part of. We have no obligation to sell any shares under the Investment Agreement.

As provided in the Investment Agreement, we may require K&J to purchase shares of Common Stock from time to time by delivering a Put Notice to K&J specifying the total number of shares to be purchased (such number of shares multiplied by the purchase price described below, the “Investment Amount”); provided there must be a minimum of ten (10) Trading Days between delivery of each Put Notice. We may determine the Investment Amount, provided that such amount may not be more than 200% of the average daily trading volume in dollar amount for our Common Stock during the ten (10) Trading Days preceding the date on which we deliver the applicable Put Notice. Additionally, such amount may not be higher than $500,000. Further, K&J will have no obligation to purchase shares under the Investment Agreement to the extent that such purchase would cause K&J to own more than 4.99% of our Common Stock.

For each share of the our Common Stock purchased under the Investment Agreement, K&J will pay a purchase price equal to 85% of the “Market Price,” which is defined as 85% of the average of the three (3) lowest traded prices (as reported by Bloomberg Finance L.P.) during the ten (10) Trading Days prior to the Put Date associated with the applicable Put Notice or a fifteen (15%) discount. On the settlement date, K&J will purchase the applicable number of shares subject to customary closing conditions, including without limitation a requirement that a Registration Statement remain effective registering the resale by K&J of the shares to be issued under the Investment Agreement as contemplated by the Registration Rights Agreement described below.  The Investment Agreement is non-transferable and any benefits attached thereto may not be assigned.

The Investment Agreement contains covenants, representations and warranties of us and K&J that are typical for transactions of this type. In addition, we and K&J have granted each other customary indemnification rights in connection with the Investment Agreement.

In connection with the Investment Agreement, we also entered into Registration Rights Agreement with K&J requiring us to prepare and file a Registration Statement registering the resale by K&J of shares to be issued under the Investment Agreement, to use commercially reasonable efforts to cause such Registration Statement to become effective, and to keep such Registration Statement effective until (i) three months after the last closing of a sale of shares under the Investment Agreement, (ii) the date when K&J may sell all the shares under Rule 144 without volume limitations, or (iii) the date K&J no longer owns any of the shares. In accordance with the Registration Rights Agreement, we are obligated to file one or more registration statements with the SEC to register the resale by K&J of shares of common stock issued or issuable under the Investment Agreement. The aggregate number of shares registered prior to this registration statement is zero. We have agreed that, in the event that this registration fails to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements.

The foregoing description of the terms of the Investment Agreement and Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreements and instruments themselves, copies of which are filed as Exhibits 10.1 and 10.2 to our Current Report on Form 8-K dated April 22, 2019 and incorporated into this Prospectus by reference. The benefits and representations and warranties set forth in such agreements and instruments are not intended to and do not constitute continuing representations and warranties of the Company or any other party to persons not a party thereto.

We intend to sell K&J periodically shares of Common Stock under the Investment Agreement and K&J may, in turn, sell such shares to investors in the market at the market price or at negotiated prices. This may cause our stock price to decline, which will require us to issue increasing numbers of shares of Common Stock to K&J to raise the intended amount of funds, as our stock price declines.

Notwithstanding that the Investment Agreement is in an amount of $20,000,000, we anticipate that the actual likelihood that we will be able access the full amount of the Investment Agreement is low due to several factors, including that our ability to access the Investment Agreement is impacted by our average daily trading volume, which may limit the maximum dollar amount of each put we deliver to K&J, and our stock price. Our use of the Investment Agreement will continue to be limited and restricted if our share trading volume or and market price of our stock continue at their current levels or decrease further in the future from the volume and stock prices reported over the past year. Further, if the price of our stock remains at $0.035 per share (which represents the average of the high and low reported sales prices of our shares of Common Stock on June 14, 2019, the sale by K&J of all 138,461,538 of the shares registered in this Prospectus would mean we would receive only $4,846,154 from our sale of shares under the Investment Agreement. Our ability to issue shares in excess of the 138,461,538 shares covered by the Registration

Statement of which this Prospectus is a part will be subject to our filing a subsequent Registration Statement with the SEC and the SEC declaring it effective.

DILUTION

From time to time during the term of the Investment Agreement, and at our sole discretion, we may present K&J with a Put Notice requiring K&J to purchase shares of our Common Stock. As a result, our existing shareholders will experience immediate dilution upon the purchase of any of the shares by K&J. K&J may resell some, if not all, of the shares that we issue to it under the Investment Agreement and such sales could cause the market price of our Common Stock to decline significantly. To the extent of any such decline, any subsequent puts would require us to issue and sell a greater number of shares to K&J Capital in exchange for each dollar of the put amount. Under these circumstances, the existing shareholders of our company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our shares of Common Stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by K&J, and because our existing shareholders may disagree with a decision to sell shares to K&J at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price. If we draw down amounts under the Investment Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount of funding.

SELLING SECURITY HOLDER

We agreed to register for resale 138,461,538 Shares that we will put to K&J pursuant to the Investment Agreement. The Investment Agreement with K&J provides that K&J is committed to purchase up to $20,000,00 of our shares of Common Stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.

K&J is the purchaser of our shares of Common Stock under the Investment Agreement. The 138,461,538 Shares offered in this Prospectus are based on the Investment Agreement of April 16, 2019 between K&J and the Company. K&J may from time to time offer and sell any or all of the Shares that are registered under this Prospectus. The purchase price is eight-five (85%) percent of the average of the three (3) lowest traded prices (as reported by Bloomberg Finance L.P.) during the ten (10) Trading Days prior to the Put Date associated with the applicable Put Notice. The number of Shares subject to the Put Notice is equal to up to either (i) two hundred percent (200%) of the average daily volume (U.S. market only) of the shares of Common Stock for the ten (10) Trading Days prior to the applicable Put Notice Date preceding the Put Date or (ii) an amount not to exceed five hundred thousand dollars ($500,000). Subject to the Company’s acceptance, K&J may agree to an increase in the number of Put Shares over the maximum permitted by the Investment Agreement. The closing of a Put Notice shall occur within seven (7) Trading Days following the end of the Put Date.

We are unable to determine the exact number of Shares that will actually be sold by K&J according to this Prospectus due to:

•	the ability of K&J to determine when and whether it will sell any of the Shares under this Prospectus; and
•	the uncertainty as to the number of Shares that will be issued upon exercise of our put options through the delivery of a Put Notice under the Investment Agreement.

The following information contains a description of how K&J acquired (or shall acquire) the shares to be sold in this offering. K&J has not held a position or office, or had any other material relationship with us, except as follows.

K&J is a limited liability corporation organized and existing under the laws of the State of Nevada. K&J acquired, or will acquire, all shares being registered in this offering in the financing transaction with us.

We relied on an exemption from the registration requirements of the Securities Act to put Shares to K&J under the Investment Agreement. The transaction involves a private offering, K&J is an “accredited investor” and/or qualified institutional buyer and K&J has access to information about the Company and its investment. The Company has taken reasonable steps to verify that K&J and all members of K&J are accredited investors.

In the event that we put the entire 138,461,538 Put Shares to K&J and fail to receive $20,000,000 in gross proceeds, we may be required to register additional shares to obtain the remaining balance of $20,000,000.00 under the Investment Agreement. The Company is currently authorized to issue 1,990,000,000 shares of its Common Stock. K&J has agreed, subject to certain exceptions listed in the Investment Agreement, to refrain from holding a number of shares which would result in K&J or its affiliates from owning more than 4.99% of the then-outstanding shares of the Company’s Common Stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Investment Agreement. These risks include dilution of shareholders and significant decline in our stock price.

K&J will periodically purchase shares of our Common Stock under the Investment Agreement and will in turn, sell the Shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of Shares to K&J to raise the same amount of funds, as our stock price declines.

K&J and any participating broker-dealers are “underwriters” within the meaning of the Securities Act. All expenses incurred with respect to the registration of the shares of Common Stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holder in connection with the sale of such Shares.

Except as indicated below, neither the Selling Security Holder nor any of its associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holder, the number of shares of Common Stock beneficially owned by the Selling Security Holder as of the date hereof and the number of shares of Common Stock being offered by the Selling Security Holder. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holder may offer all or part of the Shares for resale from time to time. However, the Selling Security Holder is under no obligation to sell all or any portion of such Shares nor is the Selling Security Holder obligated to sell any Shares immediately upon effectiveness of this Prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The column entitled “Amount Beneficially Owned After the Offering” assumes the sale of all Shares offered.

Name	Shares Beneficially Owned Prior to Offering (1)	Shares to be Offered	Amount Beneficially Owned After Offering	Percent Beneficially Owned After Offering (1)(2)
K&J	0	138,461,538	138,461,538	16.67% (3)

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	The amount and percentage of Shares of our Common Stock that will be beneficially owned by the Selling Security Holder after completion of the offering assume that they will sell all Shares being offered pursuant to this Prospectus.

(3)	Based on 692,076,568 shares of our Common Stock issued and outstanding as of June 14, 2019. All shares of our Common Stock being offered pursuant to this Prospectus by the Selling Security Holder are counted as outstanding for computing the percentage beneficial ownership of such Selling Security Holder.

(4)	Huy John Vue is the Managing Member of K&J and possesses voting and investment control over the shares of Common Stock owned by K&J.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 138,461,538 Shares issued pursuant to the Investment Agreement held by K&J ( the “Selling Security Holder”).

The Selling Security Holder may, from time to time, sell any or all of their shares of our Common Stock on any stock exchange, market or trading facility on which the Shares are traded or in private transactions. The Selling Security Holder may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will sell the Shares as agent;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Stockholder to sell a specified number of such Shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Security Holder may be deemed an underwriter. Pursuant to the terms of the Investment Agreement, the Selling Security Holder may not engage in any short sales of the Company’s shares of Common Stock or other hedging activities. The Selling Security Holder may sell the Shares directly to market makers acting as principals and/or broker-dealers acting as agents for itself or its customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of Shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the Shares will do so for their own account and at their own risk. It is possible that the Selling Security Holder will attempt to sell shares of the Company’s Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holder cannot assure that all or any of the Shares offered in this Prospectus will be issued to, or sold by, the Selling Security Holder. In addition, any brokers, dealers or agents, upon effecting the sale of any of the Shares offered in this Prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of Shares will be borne by the Selling Security Holder. The Selling Security Holder may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the Shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holder may from time to time pledge or grant a security interest in some or all of the shares of our Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgee or secured parties may offer and sell such the shares of Common Stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this Prospectus.

The Selling Security Holder also may transfer the shares of Common Stock in other circumstances, in which case the transferees or pledgees will be the selling beneficial owners for purposes of this Prospectus and may sell the shares of Common Stock from time to time under this Prospectus after we have filed an amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling security holders to include the pledgee or transferee as selling security holders under this Prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of Common Stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our shares of Common Stock offered hereby will be paid by the Selling Security Holder.

The Selling Security Holder acquired the securities offered hereby in the ordinary course of its business under the Investment Agreement and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of Common Stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of Common Stock by the Selling Security Holder. We will file a supplement to this Prospectus if the Selling Security Holder enters into a material arrangement with a broker-dealer for sale of shares of Common Stock being registered. If the Selling Security Holder uses this Prospectus for any sale of the shares of Common Stock, it will be subject to the Prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our shares of Common Stock and activities of the Selling Security Holder. The Selling Security Holder will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our Common Stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exist, we expect K&J to pay these expenses. We have agreed to indemnify K&J and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $50,000.00. We will not receive any proceeds from the resale of any of the shares of our Common Stock by K&J. We may, however, receive proceeds from the sale of our shares of Common Stock under the Investment Agreement. Neither the Investment Agreement nor any rights of the parties under the Investment Agreement may be assigned or delegated to any other person.

DESCRIPTION OF SECURITIES

General

The Company is authorized to issue 1,990,000,000 shares of $0.001 par value shares of Common Stock and 10,000,000 shares of $0.001 par value Preferred Stock. As of June 14, 20419, the Company had 692,076,568 shares of Common Stock outstanding and 2,000,000 shares of Class A Preferred shares outstanding.

Common Stock

Our Board of Directors has created a class of shares of Common Stock designated as the shares of Common Stock.

Each share of Common Stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. The Company’s shares of Common Stock do not have cumulative voting rights.

Subject to the preferences that may be applicable to any outstanding classes of stock, the holders of the shares of Common Stock will share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of the shares of Common Stock will be entitled to a ratable share of any distribution to shareholders, after satisfaction of all the Company’s liabilities and of the prior rights of any outstanding classes of the Company’s stock. Shares of Common Stock carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not convertible, redeemable, or assessable.

A total of 1,990,000,000 Shares of Common Stock have been authorized, and 692,076,568 shares of Common Stock have been issued and are outstanding.

Class A Preferred Stock

Our Board of Directors has created a class of preferred stock designated as the Class A Preferred Stock (“Class A Preferred”) and has an agreement to file a Designation of Rights and Preferences. Upon filing of the Designation of Rights and Preferences, the Class A Preferred have twenty votes per share on all matters on which shareholders can vote including the election of directors. Class A Preferred do not have a fixed dividend or cumulative voting rights.

The holders of the Class A Preferred shall have preference over the shares of Common Stock to share equally on a per share basis any dividends, when and if declared by the Board of Directors out of funds legally available for that purpose. If the Company is liquidated, dissolved, or wound up, the holders of Class A Preferred will be entitled to a ratable share of any distribution to shareholders, after satisfaction of all the Company’s liabilities, but prior to the rights of the shares of Common Stock. Class A Preferred carry no preemptive or other subscription rights to purchase shares of the Company’s stock and are not assessable. Each share of Class A Preferred can be converted into twenty shares of Common Stock.

A total of 10,000,000 Class A Preferred Shares have been authorized, and 2,000,000 of Class A Preferred Shares are issued and outstanding.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of Common Stock is West Coast Stock Transfer, Inc.,721 N Vulcan Ave Suite 205, Encinitas, CA 92024, telephone 619.664.4780.

INTERESTS OF EXPERTS

The consolidated financial statements of the Company as of and for the years ended June 30, 2017 appearing in this Prospectus and the Registration Statement of which it is a part, have been audited BF Borgers CPA PC., an independent registered public accounting firm, as set forth in their report dated March 19, 2018 (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein. The consolidated financial statements of the Company as of and for the years ended June 30, 2018 appearing in this Prospectus and the Registration Statement of which it is a part, have been audited by L&L CPAS, PA., an independent registered public accounting firm, as set forth in their report dated November 28, 2018 (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) appearing elsewhere herein and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of the Company as of March 31, 2019 appearing in this Prospectus and the Registration Statement of which it is a part, have not been audited but have been reviewed by L&L CPAS, PA., the Company’s independent registered public accounting firm.

INFORMATION WITH RESPECT TO THE REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF SUGARMADE, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Sugarmade, Inc. (hereinafter referred to as “we,, “us,” or “the/our Company”) is incorporated in the state of Delaware. Our previous legal name was Diversified Opportunities, Inc.  Our Company primarily operates through our subsidiary, Sugarmade, Inc., a California corporation (“SWC Group”).

Our principal executive office is located at 750 Royal Oaks Drive, Suite 108, Monrovia, California 91016. Monrovia is a suburb of Los Angeles, California. Our telephone number is 888.982.1628 and our website is www.sugarmade.com. Unless expressly noted, none of the information on our website is part of this Prospectus or any Prospectus supplement. Our shares of Common Stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB,” under the ticker symbol “SGMD.”

Currently, We are involved in several businesses including, the supply of products to the quick service restaurant sub-sector of the restaurant industry and as an importer, distributor and marketer of hydroponic supplies to various agricultural sectors, including the legal cannabis cultivation, processing and distribution sectors. We had previously been a marketer of culinary seasoning products Seasoning Stix and Sriracha Seasoning Stix and a marketer of tree-free paper products. These products were discontinued during pervious years in order to focus the majority of our corporate resources on the marketing of hydroponic supplies. We believe that the legal cannabis-related business sector provides the best business opportunities and growth potential for our Company.

Quick Service Restaurant Supplies

Our primary business has been as a supplier to the quick service restaurant sector of the overall restaurant industry. We plan to continue our business pursuits relative to our CarryOutSuppies.com business, which is a producer and wholesaler of custom printed and generic supplies servicing more than 2,000 quick service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons and many other similar products for this market sector. CarryOutSupplies.com was founded in 2009.

The Company estimates it holds approximately 20% market share of generic and printed products within the take-out frozen yogurt and ice cream industries. We concentrate on an underserved sector of the marketplace. Many smaller quick service restaurants are unable to afford the large minimum purchase volumes required by the industry leaders within our industry vertical. We are able to capitalize on this marketplace vacuum by allowing quick service restaurants to acquire custom printed disposable paper goods, such as those embossed with the restaurant’s logo and other information, in small lot sizes.

Over the past 18-month period, we have restructured this business unit by terminating unprofitable business lines and streamlining our business operations. To this end, we have reduced our logistical staff while increasing our spending on Internet market and website operations. The results have been a near stabilization of this business, a significant increase in traffic to the Company’s website and growing interest in our products from several new and longtime customers

Hydroponic and Cultivation Supplies

An additional major business operation for the Company is the supply of hydroponic and indoor/outdoor cultivation products to the agricultural market sectors, including the legal cannabis cultivation and hemp marketplace, as it is defined in the 2018 Farm Bill. We approach these markets as a supplier of products to legal market participants and do not engage in the business of cultivating, processing or distributing cannabis or any products that contain cannabis or hemp, as is it is defined in the 2018 Farm Bill.

While our primary focus has been on companies engaged in such business operations on the west coast of the United States, our business is starting to expand as legal medical and recreational cannabis business activities have proliferated into many other states. While our business is expanding across most of the United States, California remains an important marketplace due both the sheer size of the State’s economy and due to the rapid embrace of legalization.

The hemp cultivation business, as is defined in the 2018 Farm Bill, is growing very significantly and thus, cultivators of hemp are a strong focus for the Company. In particular, we see meaningful opportunities to supply hemp micro-propagation laboratories. Most hemp plants are not grown from seeds, but instead are propagated from other hemp plants. Many such hemp operations have been organized and such companies will be in need of a vast array of supplies.

We also plan to enter the market for hemp extraction equipment and hemp oil remediation equipment, which we believe is a significantly underserved area. Hemp oil remediation equipment is utilized to refine hemp oil into a pure form that contains no psychoactive THC and to isolate valuable cannabinoids, which can then be marketed to industry participants. Such activities are permitted under the 2018 Farm Bill.

On December 13, 2017, we entered into a Master Marketing Agreement with BizRight, LLC, (“BizRight”) a marketer and manufacturer of cannabis and hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other cannabis-related grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties and sells various products to distributors and retailers. We believe that this relationship will allow the Company to significantly expand our revenue growth prospects.

The Agreement with the owners of BizRight contemplated, in part, a Share Exchange Agreement wherein the Company would have acquired all of the issued and outstanding shares of BizRight stock in exchange for the Company’s shares of authorized, a promissory note and earn-out shares. The negotiations required, among other requirements, that BizRight provide audited financial statements compliant with the Securities Exchange Act of 1934, to be filed by the Company in connection with the transaction. BizRight is currently having its financial statements audited. The Master Marketing Agreement with BizRight was later amended to include the acquisition of a BZRTH, LLC, a sister company of BizRight and a related party and affiliated entity with BizRight, assuming the same acquisition and other terms of the purchase option outlined in the original agreement.

The Company has recognized some revenues under the Master Marketing Agreement of December 13, 2017, as amended and supplemented. Further, the Company does also receive a limited amount of revenues from BZRTH, a sister company of BizRight and a related party and affiliated entity with BizRight, that markets hydroponic products. BZRTH is having its financial statements audited as part of the contemplated transaction.

During 2018, Management of Sugarmade determined it was in the best interest of the Company to allocate its accounting and financial staff resources toward preparing for the full acquisition of BZRTH and to deemphasize the process of working to achieve revenue recognition under the original Master Marketing Agreement. Sugarmade plans to move forward with this acquisition, which will require additional financing to execute under the terms of the acquisition option.

On October 15, 2018, the Company signed a Letter of Intent and agreements to acquire Sky Unlimited Group LLC (“Sky Unlimited”) doing business as AthenaUnited.com, a Southern California-based, supplier of hydroponic cultivation supplies to the wholesale sector and to large commercial cultivators. Under the terms of the Letter of Intent and agreements (with both binding and non-binding elements), the Company will acquire all of the issued and outstanding shares (or the business and assets) in exchange for the Company’s shares of authorized and cash. Sky Unlimited Group LLC is currently having its financial statements audited. To provide the funding of the transaction and the resulting business operations, the Company will require additional financing and is contemplating an offering of its securities. Revenue recognition will occur when the transaction is closed. There can be no assurance the Company will be successful in efforts to acquire Sky Unlimited.

During the first quarter of calendar 2017, the Company announced the signing of an exclusive distribution agreement for California, Oregon and Washington with privately held Plantation Corp. for its claimed breakthrough BudLife preservation technology based on integration of specialized gases and natural agents that allegedly dramatically extends the useful life of medical marijuana up to six (6) months by actively monitoring the internal containers environment and automatically adjusting its atmosphere as needed. We have conducted initial product prototype testing of the BudLife product, realizing positive results. The Company plans to move forward as Plantation Corp’s distribution partner upon availability of the BudLife product line, which has yet to occur. The BudLife technology is relatively untested. There is no assurance the Company will be supplied with products from Plantation, Corp. or that BudLife will achieve market acceptance.

Bagasse Paper Business

In the past, we were a marketer of paper manufactured from bagasse and bamboo, as opposed to wood products, which was though to significantly reduce the paper manufacturing carbon footprint, energy consumption, and attendant water pollution. This allowed us to offer our unique, exclusive, tree-free paper products at price-parity equal to or less than current recycled fiber products already on the market. Our products were unique and we believed offered an ideal solution for those consumers (both corporate and individual) seeking to meet their sustainability mandates or personal environmentally conscious goals, at a price that is equal to or less than current recycled products. In 2018, we determined the business operation of acting as a distributor of such products was no longer strategic to the Company and thus, this business operation was discontinued.

Culinary Seasonings

The Company was the distributor of culinary seasoning products Sriracha Stix and Seasoning Stix. During September of 2016, the Company completed negotiations for and signed an agreement with HUY FONG FOODS, INC. (“HFFI”), the maker of Sriracha Hot Chili Sauce, under which the Company became a party to a license with Huy Fong Foods, Inc. gaining permission from Huy Fong Foods, Inc. to use the licensed marks for the limited products and purposes permitted by the license. Based on this agreement and a separate marketing and sales agreement signed with Seasoning Stixs International, LLC, the Company markets a culinary seasoning product named Sriracha Seasoning Stixs. Sriracha Seasoning Stixs are encapsulated Huy Fong Sriracha Sauce and other seasonings in the form of a stick, which are inserted into meat, fish and poultry prior to cooking. All trademarks, service marks and intellectual property remain the property of the respective owners.

Prior to the date hereof, we determined the business operation of acting as a marketer and distributor of culinary seasoning products Seasoning Stix and Sriracha Seasoning Stix was no longer strategic to the Company and thus this business was mutually terminated.

Company History

Our Company was originally incorporated on June 5, 1986 in California as Lab, Inc. and later the same month, on June 24, 1986, changed its name to Software Professionals, Inc. On April 20, 1994, following the filing of a Registration Statement on Form S-1, our Company began quoting its stock on the NASDAQ National Market under the symbol “SFTW”. During this time our Company was in the software solutions business, developing, marketing, and supporting software products designed to automate the Management of computer systems for commercial concerns. On May 21, 1996, our Company filed a Certificate of Amendment to its Amended and Restated Articles of Incorporation changing its name to Enlighten Software Solutions, Inc. On October 23, 1998, our Company's shares of Common Stock began trading on the NASDAQ Small Cap Market.

During August 2001, our Company filed a Form 15 for the purpose of deregistering its securities. On September 13, 2001, our Company filed a voluntary petition under Chapter 7, in the U.S. Bankruptcy Court, Northern District of California. On November 2, 2004, the Trustee filed its Report of Distribution and on January 4, 2005 a final decree was entered and the case was closed. On or near July 10, 2007, we filed the requisite documents with the State of California for the purpose of reinstating our corporate charter. In October 2007, Corporate Services International Profit-Sharing Plan (“CSIPSP”) agreed to contribute $30,000 as paid-in capital to our Company, the entire amount of which was contributed in January 2008. In consideration for the capital contribution, in October 2007 our Company issued to CSIPSP 225,000,000 shares of its Common Stock (pre-split, 9,000,000 post-split) representing approximately 97.83% of our shares of Common Stock outstanding on that date. On July 30, 2007, our Company through a series of transactions effectively reincorporated in the state of Delaware, while retaining the capital structure and number of shares outstanding of the previous California corporation. On January 14, 2008, our Company officially changed its name to Diversified Opportunities, Inc. On February 11, 2008, our Company enacted a reverse split of our shares of Common Stock on a 1:25 basis and concurrently increased our authorized capital stock to 310,000,000 shares comprised of 300,000,000 shares of Common Stock, $.001 par value and 10,000,000 shares of blank check preferred stock, $.001 par value.

Effective May 30, 2008, pursuant to the terms of a Stock Purchase Agreement dated May 16, 2008 (the “Purchase Agreement”) by and between QRSciences Holdings Limited (“QRSciences”), an Australian corporation (“QRSciences”) and CSIPSP, QRSciences purchased all of CSIPSP’s 9,000,000 shares of DVOP common stock in exchange for the payment of $650,000 by QRSciences to CSIPSP. The 9,000,000 shares of DVOP common stock constituted 97.83% of the 9,199,192 shares of Company Common Stock outstanding at that time. This purchase of CSIPSP’s shares by QRSciences resulted in a change of control. On April 13, 2010, QRSciences completed the sale of the 9,000,000 shares of our Company’s Common Stock which they owned to CT Partners, a California general partnership.

From the legal incorporation of Sugarmade-CA in March 2009 through October 2009, activities were primarily limited to exploring strategic alternatives and related negotiations in connection with what was to become its future operating business. On October 26, 2009, Sugarmade-CA (operating at the time as Simple Earth, Inc.) acquired all of the outstanding shares of common stock of Sugarmade, Inc. (“SMI”), a California corporation incorporated to import, sell and distribute sustainable and environmentally friendly non-tree-based paper products. SMI primarily sold its 100% tree free copy paper, as well as other 100% tree free paper products such as plates, bowls, napkins and toilet tissue. SMI did not have a long history having been founded in May 2009, nor did it have significant sales of its products and was therefore in search of a sales outlet for its products when acquired by Sugarmade-CA.

Sugarmade-CA acquired all of the outstanding shares of common stock of SMI in exchange for: 1) cash totaling $340,000; 2) a note payable totaling $60,000 (subsequently forgiven in February 2011); and 3) 10% of the then outstanding shares of Common Stock of our Company or 72,973 shares (with a nominal value at the date of acquisition of $.001 per share). Additionally, we are required to pay up to two additional earn-out payments of $200,000 to the seller of SMI: 1) if net income equals or exceeds $10 million in 2011; and/or 2) if net income exceeds $11 million in 2012.

In addition to minimal amounts of saleable inventory, SMI also had an exclusive license and supply agreement (“LSA”) with Sugar Cane Paper Company (“SCPC”) located in the People’s Republic of China. SCPC is a contract manufacturer and a holder of intellectual property in the area of paper from non-wood sources. Under the LSA (as subsequently amended), we obtained the exclusive right (as defined therein) to market, distribute and manufacture SCPC’s proprietary products in Europe, North and South America and in other designated territories in the world. We also obtained the rights to the Sugarmade brand name and trademarks and other provisions of the agreement with SCPC also inure to the benefit of our Company. On February 17, 2011, SCPC forgave all amounts including accrued interest outstanding under the note payable due to them totaling $62,800. We accounted for the forgiveness as a capital contribution.

On April 23, 2011, we entered into an exchange agreement (the “Exchange Agreement”) with Sugarmade-CA. Under the terms of the Exchange Agreement, we acquired all of the outstanding stock of Sugarmade-CA (the "Exchange"). On May 9, 2011, our Company completed the Exchange. Our Company then changed its name from “Diversified Opportunities, Inc.” to “Sugarmade, Inc.” on June 24, 2011. Our Company operates under Sugarmade-CA, which is a wholly owned subsidiary of the Company (references in this filing to the Company include the operations of Sugarmade-CA).

Under the terms of the Exchange Agreement, Sugarmade-CA’s shareholders exchanged all of their shares of stock on a one-for-one basis for an aggregate of 8,864,108 shares of our Common Stock. In connection with the Exchange Agreement and effective at the closing of the Exchange transaction, our previous three principal shareholders agreed to enter into a Share Cancellation Agreement pursuant to which 8,762,500 shares held by them were canceled or redeemed in exchange for the Company’s payment of $210,000, the issuance of 200,000 warrants to purchase our shares of Common Stock at $1.25 per share, and certain registration rights.

In June 2017, the Company signed an exclusive distribution agreement for California, Oregon and Washington with privately held Plantation Corp. for its claimed breakthrough BudLife preservation technology based on integration of specialized gases and natural agents that allegedly dramatically extends the useful life of medical marijuana up to six (6) months by actively monitoring the internal containers environment and automatically adjusting its atmosphere as needed. We have conducted initial product prototype testing of the BudLife product, realizing positive results. The BudLife process is relatively untested, and there is no assurance that BudLife will achieve market acceptance. At this time, we are waiting for availability of BudLife products from Plantation, Corp.

In December 2017, we entered into a master marketing agreement with BizRight, LLC, a marketer and manufacturer of cannabis and hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other cannabis-related grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties and sells various products to distributors and retailers.

The Agreement with the owners of BizRight contemplated, in part, a Share Exchange Agreement wherein the Company would have acquired all of the issued and outstanding shares of BizRight stock in exchange for the Company’s shares of authorized, a promissory note and earn-out shares. The negotiations required, among other requirements, that BizRight provide audited financial statements compliant with the Securities Exchange Act of 1934, to be filed by the Company in connection with the transaction. BizRight is currently having its financial statements audited. The Master Marketing Agreement with BizRight was later amended to include the acquisition of a BZRTH, LLC, a sister company of BizRight and a related party and affiliated entity with BizRight, assuming the same acquisition and other terms of the purchase option outlined in the original agreement.

The Company was the distributor of culinary seasoning products Sriracha Stix and Seasoning Stix. During September of 2016, the Company completed negotiations for and signed an agreement with HUY FONG FOODS, INC. (“HFFI”), the maker of Sriracha Hot Chili Sauce, under which the Company became a party to a license with Huy Fong Foods, Inc. gaining permission from Huy Fong Foods, Inc. to use the licensed marks for the limited products and purposes permitted by the license. Based on this agreement and a separate marketing and sales agreement signed with Seasoning Stixs International, LLC, the Company markets a culinary seasoning product named Sriracha Seasoning Stixs. Sriracha Seasoning Stixs are encapsulated Huy Fong Sriracha Sauce and other seasonings in the form of a stick, which are inserted into meat, fish and poultry prior to cooking. All trademarks, service marks and intellectual property remain the property of the respective owners.

As of the date hereof, we are focusing our business operations in the hydroponic-related and quick services restaurant-related areas.

Business Strategy

We plan to be a participant in the business of offering cultivation and processing supplies to cultivators and processors of agricultural commodities, particularly those involved in the legal cannabis markets. We plan to accomplish this via the entry into new product areas and via the acquisition of the best market participants. We believe the Company has strong revenue expansion opportunities within the hydroponic agricultural sector, as these businesses are complementary to our current business. We also believe the fast-growing hemp cultivation sector, particularly relating to hemp micro-propagation and cloning would be complementary to our product sourcing. Additionally, we are currently in process of analyzing several acquisitions for expansion.

Relative to acquisitions, we are in the process working toward closure of several important acquisitions relating to the hydroponic cultivation sector and we are in discussions with other companies within the sector. The closing of these acquisitions will place our Company among the largest suppliers to many very fast growing agricultural-related areas.

The Company intends to continue as a supplier to the quick service restaurant sector of the overall restaurant industry under our CarryOutSupplies.com business, as a producer and wholesaler of custom printed and generic supplies servicing more than 2,000 quick service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, edible packaging, food containers, soup containers, plastic spoons and many other similar products for this market sector.

Our business strategy is to use the power of the Internet and e-commerce marketing to brand and market products in order to grow our Company and maximize value for our shareholders. Over many years, our management team has gained significant experience in the sourcing and manufacturing of products, particularly in Asia, and the importation and distribution of such products. We plan to use this expertise in order to invest in products and brands with disruptive potential and we have molded our business operations toward this goal.

As to our hydroponic and agricultural supplies business, we seek to leverage our extensive contract manufacturing, international importation expertise and geographic location within the Los Angeles area in order to increase our sales within this fast-growing market sector. At this time, the Company does not engage in any business operations involving the actual cultivation, processing or sale of any cannabis product. Instead, we seek to act as a supplier to industry participants of this growing and dynamic marketplace.

Our Board of Directors believes the legal cannabis-related and legal hemp markets, as defined in the 2018 Farm Bill, supply sectors could be highly lucrative for the Company, and thus we plan to pursue a strategy of expanding operations within this area.

According to leading cannabis investment bank, Cowen, Inc., (“Cowen”) cannabis sales are expected to reach approximately $80 billion by the year 2030. Underpinning this estimate was proprietary analysis on binge drinking behavior, as well as the role that legal cannabis access has in terms of driving trial (measured by cannabis first use rates for 18+ consumers). The forecast builds on Cowen’s prior assertions that cannabis acts as a substitute social lubricant for consumers. The analysis is believed to the first to utilize first time detailed state-level binge drinking statistics analyzed and juxtaposed against cannabis use, where it was found that legal cannabis states (as of 2016) binge drink 13% fewer times per month than non-cannabis states.

According to Cowen, its forecasts would represent an about 4% compound annual growth rate, relative to what Cowen estimates is an about $50 billion industry today and assumes federal legalization. Higher growth expectations in nascent markets as new states legalize medical and adult-use cannabis, as well as higher-than-expected incidence and reengagement rates into cannabis among lapsed users were also strong factors in the growth predictions.

Considering the Company’s location in suburban Los Angeles, the California cannabis market is especially important. According to the State of Legal Marijuana Markets Report, published by Arc View Market Research and produced by New Frontier, California is the largest cannabis program in the country among states where cannabis is currently legal. The California market is fueled by the state's large size, longevity as the first-in-the-nation medical marijuana program, and low barriers to cannabis access. Even with California's newly passed recreational marijuana law, which will significantly tighten the program with new restrictions; the market is still projected to reach $5.1 billion in sales in 2020. While Sugarmade plans to continue to capitalize on the California market, it is also realizing significantly increasing business activity for cannabis market participants located in other states.

We believe the recent passage of the 2018 Farm Bill will allow the Company to expand its marketplace opportunities. On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act, 21 U.S.C. § 811 (hereafter referred to as the “CSA”).

With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation and would be an illegal Schedule 1 drug under the CSA.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of the United States Department of Agriculture (hereafter referred to as the “USDA”). A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under Affordable Care Act, or workplace safety plans under Occupational Health and Safety Act—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

Management of the Company plans to expand it supply business to legal cultivators, processors and distributors of hemp. The hemp cultivation business is growing very significantly and thus, cultivators of hemp are a strong focus for the Company. In particular, we see meaningful opportunities to supply hemp micro-propagation laboratories. Most hemp plants are not grown from seeds, but instead are propagated from other hemp plants. Many such hemp operations have been organized and such companies will be in need of a vast array of supplies.

We also plan to enter the market for hemp oil remediation equipment, which we believe is a significantly underserved area. Hemp oil remediation equipment is utilized to refine hemp oil into a pure form that contains no psychoactive THC and to isolate valuable cannabinoids, which can then be marketed to industry participants.

During December of 2017, we entered into a master marketing agreement with BizRight, LLC, a leading marketer and manufacturer of cannabis and hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other cannabis-related grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties and sells various products to distributors and retailers. This relationship has allowed out Company to significantly expand our revenue growth prospects. We plan to continue to expand this business operation for the foreseeable future. As of the date hereof, our ability to recognize revenues from this agreement have been limited due to our limited abilities to raise the capital need for this transaction.

The Agreement with the owners of BizRight contemplated, in part, a Share Exchange Agreement wherein the Company would have acquired all of the issued and outstanding shares of BizRight stock in exchange for the Company’s shares of authorized, a promissory note and earn-out shares. The negotiations required, among other requirements, that BizRight provide audited financial statements compliant with the Securities Exchange Act of 1934, to be filed by the Company in connection with the transaction. BizRight is currently having its financial statements audited. The Master Marketing Agreement with BizRight was later amended to include the acquisition of a BZRTH, LLC, a sister company of BizRight and a related party and affiliated entity with BizRight, assuming the same acquisition and other terms of the purchase option outlined in the original agreement.

The Company has recognized some revenues under the Master Marketing Agreement of December 13, 2017, as amended and supplemented. Further, the Company does also receive limited amount of revenues from BZRTH, a sister company of BizRight and a related party and affiliated entity with BizRight, that markets hydroponic products. BZRTH is having its financial statements audited as part of the contemplated transaction.

During 2018, Management of Sugarmade determined it was in the best interest of the Company to allocate its accounting and financial staff resources toward preparing for the full acquisition of BZRTH and to deemphasize the process of working to achieve revenue recognition under the original Master Marketing Agreement. Sugarmade plans to move forward with this acquisition, which will require additional financing to execute under the terms of the acquisition option.

On October 15, 2018, the Company signed a Letter of Intent and agreements to acquire Sky Unlimited Group LLC (“Sky Unlimited”) doing business as AthenaUnited.com, a Southern California-based, supplier of hydroponic cultivation supplies to the wholesale sector and to large commercial cultivators. Under the terms of the Letter of Intent and agreements (with both binding and non-binding elements), the Company will acquire all of the issued and outstanding shares (or the business and assets) in exchange for the Company’s shares of authorized and cash. Sky Unlimited Group LLC is currently having its financial statements audited. To provide the funding of the transaction and the resulting business operations, the Company will require additional financing and is contemplating an offering of its securities. Revenue recognition will occur when the transaction is closed. There can be no assurance the Company will be successful in efforts to acquire Sky Unlimited.

Early in 2017, the Company signed a distribution agreement with privately held, Plantation, Corp. becoming the exclusive distributor for the BudLife product line for what the Company believes is the single largest cannabis market in the world - the U.S. states of California, Oregon, and Washington. With the legalization of recreational cannabis occurring recently in these states, the Company believes there is a significant market opportunity for this revolutionary and patented product line. The marketing of this product does not involve manufacturing, sales or marketing of any product containing cannabis or cannabis containing substances.

BudLife utilizes a radical integration of specialized gases and natural agents to create a preservation technology that dramatically extends the useful life of cannabis for up to six months by actively monitoring the internal container's environment and automatically adjusting its atmosphere as needed; all without the need for refrigeration. This is a critical capability in the case of marijuana, since unlike fruits and vegetables that thrive in these chilly conditions, refrigeration degrades and undermines the efficacy of the plant's medical benefits. The technology's innovative features preserve THC levels, retard terpene degradation and safeguard the other important properties of cannabis, while protecting it from infestation, mold and pathogens to ensure product safety. The BudLife product is currently under development. The Company plans to actively market this product line to distributors and retailers throughout the three-state territory as soon as products are made available to us and to our sales channels. At this time, we have not been supplied a product availability date by Plantation, Corp.

We also seek to grow our Company and our revenue bases via acquisitions. We recently issued several proposals summarizing the principal terms regarding the acquisition of all of the outstanding capital stock, assets and assumption of liabilities of participants within the hydroponic cultivation supply sector. Additionally, the Company has recently announced it is in talks with other potential acquisition targets. We have entered into non-binding letters of intent and although we have a duty of good faith and fair dealings under these non-binding letters of intent, the federal securities laws do not require the disclosure of a potential acquisition until such time as the transaction has been reduced to a definitive agreement. To the extent applicable under the federal securities laws, we have identified any known trends or any known demands, commitments, events or uncertainties that will result in or that are reasonably likely to resulted in our liquidity increasing or decreasing in any material way.  We have disclosed the entry into a material definitive agreement outside of the ordinary course of business and we define a “material definitive agreement” as “an agreement that provides for obligations that are material to and enforceable against the registrant or rights that are material to the registrant and enforceable by the registrant against one or more other parties to the agreement, in each case whether or not subject to conditions.” At this time, none of these transactions has been completed and there is no assurance that any such transactions will take place.

Quick Service Restaurant Supply

CarryOutSupplies.com remains an important business unit for the Company, but we expect other business initiatives to be the major growth drivers of the business during future periods. CarryOutSupplies.com, is a producer and wholesaler of custom printed and generic supplies and has served more than 2,000 quick service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, food containers, soup containers, plastic spoons and many other similar products for this market sector.

Over the past 18-month period, we have redirected out staff toward improving the online presence of this business operation. As a result of these efforts, our web presence has grown significantly with major improvements to our website traffic. We attribute these Internet gains to a complete redesign of our web presence and significantly expanded search engine optimization initiatives. These redesigns, and other programs implemented by Management, have allowed us to maintain a relatively stable business operation for this unit even though competition has increased. Over the coming year, we will continue to expand our web presence while we introduce new products to the CarryOutSupplies portfolio.

The Company estimates it holds approximately 20% market share of generic and printed products within the take-out frozen yogurt and ice cream industries. We concentrate on an underserved sector of the marketplace. Many smaller quick service restaurants are unable to afford to the large minimum purchase volumes required by the industry leaders. We are able to capitalize on this marketplace vacuum by allowing quick service restaurants to acquire custom printed disposable paper goods, such as those embossed with the restaurant’s logo and other information, in small lot sizes.

Updates to our Business Strategy

During the first calendar quarter of 2018, our management team and our board of directors determined the business operation of acting as a distributor of paper products derived from non-wood sources was no longer strategic to the Company and thus, this business operation was discontinued.

As of the end of the second calendar quarter of 2018, Management and our board of directors determined the business operation of acting as a marketer and distributor of culinary seasoning products Seasoning Stix and Sriracha Seasoning Stix was no longer strategic to the Company and thus this business operation was terminated in order to focus all corporate resources in hydroponic-related and quick services restaurant-related areas.

In the future, we plan to continue to concentrate primarily on the hydroponic and cultivation marketplace, in addition to the quick service restaurant supply sector. In addition, we are currently analyzing expanding our business operations into the hydroponic and cultivation retail sector via direct acquisitions of participants in that market sector.

Industry Overview and Government Regulations

Quick Service Restaurant and Frozen Yogurt Sectors

According to Grand View Research, Inc., (“Grandview”) the U.S. fast food and quick services restaurants market is expected to reach USD 263.8 Billion by 2025, with steady growth being seen since full year 2016, when the market was valued at only $180 billion. According to Grandview, the majority of this growth is being driving by new concepts in international cuisines and inexpensive breakfasts.

The frozen yogurt vertical, where the Company derives most of its sector revenues, peaked in 1995, according to the International Frozen Yogurt Association. According to the Association, industry production has been ramping back up, and it is now estimated that 121 million servings of frozen yogurt are doled out each year in the United States. Additionally, the Association has stated there has been considerable consolidation among frozen yogurt retailers, but while there are fewer providers, demand is still strong, new stores are still opening and frozen yogurt has proven to be recession resistant. Overall sales are expected to keep expanding through at least 2019.

Trend in the business include the following, accord to the Association:

•	Increasingly consumers are interested in healthier living – diet and exercise. Frozen yogurt (and regular yogurt of course) contains probiotics that boost immune systems and help with digestion, and contain vitamins B1, B2, B12, A and D. So frozen yogurt is a treat with benefits. Producers and providers are focusing on more wholesome, natural ingredients and production processes.
•	There has also been a major shift towards self-service offerings. This model has dominated during the recent market expansion, and now 69% of stores are self-service.
•	Many stores are also setting themselves apart by providing a different experience for consumers. Some are recreating that coffee shop “vibe” – a cool place to hang out and listen to live music. Others are focusing on family-entertainment, mounting big screen televisions and at-table iPads. These trends have radically changed the marketplace.

Competition among suppliers to these yogurt retails is intense with several larger industry participants engaging in strong price cutting on order to maintain market positions. This has placed the Company in a difficult competitive position. The Company plans to remain competitive in the sector by aggressively controlling costs and by increasingly focusing on small customers that may not be profitably served by larger competitors.

Cannabis and Hemp Verticals Overview

Marijuana cultivation refers to the planting, tending, improving and harvesting of the flowering plant Cannabis, primarily for the production and consumption of cannabis flowers, often referred to as “buds.” The cultivation techniques for marijuana cultivation differ for other purposes such as hemp production and generally references to marijuana cultivation and production do not include hemp.

As of June 2019, there are a total of 33 states, plus the District of Columbia, with legislation passed as it relates to medicinal cannabis. Of these states, 10 have decriminalized adult use cannabis legislation. These state laws are in direct conflict with the United States Federal Controlled Substances Act (21 U.S.C. § 811) (“CSA”), which places controlled substances, including cannabis, in a schedule. Cannabis is classified as a Schedule I drug, which is viewed as having a high potential for abuse, has no currently accepted use for medical treatment in the U.S., and lacks acceptable safety for use under medical supervision.

These 33 states, and the District of Columbia, have adopted laws that exempt patients who use medicinal cannabis under a physician’s supervision from state criminal penalties. These are collectively referred to as the states that have de-criminalized medicinal cannabis, although there is a subtle difference between de-criminalization and legalization, and each state’s laws are different.

Medical cannabis decriminalization is generally referred to as the removal of all criminal penalties for the private possession and use of cannabis by adults, including cultivation for personal use and casual, nonprofit transfers of small amounts. Legalization is generally referred to as the development of a legally controlled market for cannabis, where consumers purchase from a safe, legal, and regulated source.

The dichotomy between federal and state laws has limited the access to banking and other financial services by marijuana businesses. The U.S. Department of Justice and the U.S. Department of Treasury have issued guidance for banks considering conducting business with marijuana dispensaries in states where those businesses are legal, pursuant to which banks must file a Marijuana Limited Suspicious Activity Report that states the marijuana business is following the government’s guidelines with regard to revenue that is generated exclusively from legal sales. However, as banks can still face prosecution if they provide financial services to marijuana businesses, there is widespread refusal of the banking industry to offer banking services to marijuana businesses operating within state and local laws.

In November 2016, California and Nevada voters both approved marijuana use for adults over the age of 21 without a physician’s prescription or recommendation, and permitted the cultivation and sale of marijuana, in each case subject to certain limitations. We have obtained the necessary permits and licenses to expand our existing business to cultivate and distribute marijuana in compliance with the laws in the State of Nevada and California. Despite the changes in state laws, marijuana remains illegal under federal law.

In November 2016, California voters approved Proposition 64, which is also known as the Adult Use of Marijuana Act (“the AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process and distribute marijuana products under certain conditions. On January 1, 2018, the California Bureau of Marijuana Control enacted regulations to implement the AUMA.

Nevada voters approved Question 2 in a ballot initiative in November 2016. Among other things, Question 2 makes it legal for adults over the age of 21 to use marijuana and to possess up to one ounce of marijuana flowers and one-eighth of an ounce of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, Question 2 authorizes businesses to cultivate, process and distribute marijuana products under certain conditions. On June 30, 2017, the State of Nevada Department of Taxation approved our Dual-Use Marijuana business licenses. This approval allowed all four of our Blüm cannabis dispensaries in Nevada to commence sales of cannabis for adult-use beginning on July 1, 2017.

The U.S. Department of Justice (the “DOJ”) has not historically devoted resources to prosecuting individuals whose conduct is limited to possession of small amounts of marijuana for use on private property but has relied on state and local law enforcement to address marijuana activity. In the event the DOJ reverses its stated policy and begins strict enforcement of the CSA in states that have laws legalizing medical marijuana and recreational marijuana in small amounts, there may be a direct and adverse impact to our business and our revenue and profits.

With the passage of the 2014 Farm Bill, Congress differentiated Industrial Hemp from marijuana plants. Section 7606 of the 2014 Farm Bill authorized the growth, cultivation and marketing of Industrial Hemp under agricultural pilot programs in states that have legalized such activities. States with permitting agricultural programs may authorize, upon the granting of an applicant’s application, the issuance of a State license to lawfully participate under the 2014 Farm Bill’s hemp program.

On August 11, 2016, a Statement of Principles on Industrial Hemp was issued by the Office of the Secretary of the U.S. Department of Agriculture (“USDA”), the Drug Enforcement Administration (“DEA”) of the U.S. Department of Justice (“DOJ”) and the Food and Drug Administration (“FDA”) of the Department of Health and Human Service (“HHS”). On this date, Jonathan Miller, Esq., of the firm Frost Brown Tod, Lexington, KY., and co-signed by Joseph Sandler, Esq., of the firm Sandler Reiff Lamb Rosenstein & Birkenstock, Washington, DC., provided to the Members of the Kentucky Hemp Industry Counsel, a legal Opinion on the U.S. Federal Agency Statement of Principles. This legal opinion including the following statement:

“As we outlined comprehensively in our Opinion on the Legal Status of Industrial Hemp, dated December 21, 2015 and attached as Appendix B (“our December Opinion”), the Agricultural Act of 2014, P.L. No. 113-79 (the “2014 Farm Bill”) and the Consolidated Appropriations Act for FY 2016 (the “Omnibus Law”) constitute a sweeping legal revolution for the industrial hemp crop. Taken together, the two laws ensure that individuals and firms that are engaged in authorized agricultural pilot programs should be permitted to grow, cultivate, transport, process, sell and/or use industrial hemp under the guidelines and regulations of state law, without interference from agencies using federally-authorized funds.”

The Omnibus Appropriations Act of 2016, P.L. 114-113, 129 Stat. 2242, was enacted into law on December 18, 2015. One of the provisions of that act prohibits use of federal funds to “prohibit the transportation, processing, sale, or use of Industrial Hemp that is grown or cultivated [under the Agricultural Act of 2014].” P.L. 114-113, § 763, 129 Stat. 2285. Federal case law supports this interpretation and would allow the dissemination of hemp across state lines or support the notion that the Federal agencies are not permitted to use federal funds to impede such transportation.

The 2018 Farm Bill

On December 20, 2018, President Donald J. Trump signed into law the Agriculture Improvement Act of 2018, otherwise known as the “Farm Bill”. Prior to its passage, hemp, a member of the cannabis family, and hemp derived CBD were classified as Schedule 1 controlled substances, and so illegal under the Controlled Substances Act (21 U.S.C. § 811).

With the passage of the Farm Bill, hemp cultivation is broadly permitted. The Farm Bill explicitly allows the transfer of hemp-derived products across state lines for commercial or other purposes. It also puts no restrictions on the sale, transport, or possession of hemp-derived products, so long as those items are produced in a manner consistent with the law.

Under Section 10113 of the Farm Bill, hemp cannot contain more than 0.3 percent THC. THC refers to the chemical compound found in cannabis that produces the psychoactive “high” associated with cannabis. Any cannabis plant that contains more than 0.3 percent THC would be considered non-hemp cannabis—or marijuana—under federal law and would thus face no legal protection under this new legislation.

Additionally, there will be significant, shared state-federal regulatory power over hemp cultivation and production. Under Section 10113 of the Farm Bill, state departments of agriculture must consult with the state’s governor and chief law enforcement officer to devise a plan that must be submitted to the Secretary of USDA. A state’s plan to license and regulate hemp can only commence once the Secretary of USDA approves that state’s plan. In states opting not to devise a hemp regulatory program, USDA will construct a regulatory program under which hemp cultivators in those states must apply for licenses and comply with a federally run program. This system of shared regulatory programming is similar to options states had in other policy areas such as health insurance marketplaces under ACA, or workplace safety plans under OSHA—both of which had federally-run systems for states opting not to set up their own systems.

The Farm Bill outlines actions that are considered violations of federal hemp law (including such activities as cultivating without a license or producing cannabis with more than 0.3 percent THC). The Farm Bill details possible punishments for such violations, pathways for violators to become compliant, and even which activities qualify as felonies under the law, such as repeated offenses.

One of the goals of the previous 2014 Farm Bill was to generate and protect research into hemp. The 2018 Farm Bill continues this effort. Section 7605 re-extends the protections for hemp research and the conditions under which such research can and should be conducted. Further, section 7501 of the Farm Bill extends hemp research by including hemp under the Critical Agricultural Materials Act. This provision recognizes the importance, diversity, and opportunity of the plant and the products that can be derived from it, but also recognizes that there is a still a lot to learn about hemp and its products from commercial and market perspectives.

Employees

As of the date hereof, the Company had approximately 16 full-time or part-time employees and consultants.

DESCRIPTION OF PROPERTY

Our corporate offices are located at 750 Royal Oaks Dr., Suite 108, Monrovia, California, where we lease approximately 4,708 square feet of office space. This lease terminates on February 28, 2023. The current monthly rental payment including utilities and operating expenses for the facility is approximately $11,770. We believe this facility is in good condition and adequate to meet our current and anticipated requirements.

Our warehouse along with some office space is located at 2399 Bateman Avenue, Duarte, California, where we lease approximately 8,500 square feet of combined space. This sublease terminates on December 31, 2019. The current monthly rental payment including utilities and operating expenses for the facility is $11,375.

LEGAL PROCEEDINGS

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of date of this filing, there were no legal claims currently pending or threatened against us that in the opinion of Management would be likely to have a material adverse effect on our financial position, results of operations or cash flows. However, as of the date of this filing, we were involved in the following legal proceedings:

On December 11, 2013, the Company was served with a complaint from two Convertible Note Holders and investors in the Company, Lovitt & Hannan, Inc. Salary Deferral Plan FBO J. Thomas Hannan, Attorney at Law 401K Plan and Trust, and Kevin M. Kearney. The Company’s former CEO, Scott Lantz, was also named in the suit. On February 21, 2017, the Company signed a settlement agreement with the plaintiffs. Under the terms of the settlement agreement, the Company agreed to pay the plaintiffs $307,000 to settle all claims against the Company, which included the payoff of the two notes outstanding within one (1) week. Upon receipt of all payments, plaintiffs will surrender for cancellation of 230,000 of the Company’s shares within ten (10) days. The parties agreed that all claims against the Company would be satisfied through such payments and that the matter would be fully resolved. As of June 30, 2018, third parties had purchased two (2) notes of approximately $80,000, reducing the Company’s exposure by $80,000. As of the date of this filing the balance for accrued legal settlement for Hannan vs Sugarmade has been reduced to $227,000, plus interest until the date of complete payoff.

On May 24, 2014, the Labor Commissioner, State of California issued an Order, Decision or Award of the Labor Commissioner against the Company in the amount of $56,365. On October 28, 2014, the Company entered into a settlement agreement, which was effective October 28, 2014, to resolve a judgment against the Company via the issuance of 502,533 restricted shares and a $30,000 cash payment. As of March 31, 2019, the shares have not been issued yet.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Company is a reporting public company (a public company that is fully subject to the Securities and Exchange Commission's reporting requirements). On June 24, 2011, we changed the legal name of our Company to Sugarmade, Inc. and as of the date hereof our shares of Common Stock trades under the symbol "SGMD" on the OTC Markets Quotation System. The OTC Markets Quotation System is quotation service that display real-time quotes, last-sale prices and volume information in over-the-counter equity securities. The market is limited for our stock and any prices quoted may not be a reliable indication of the value of our shares of Common Stock. The following Table 1sets forth the high and low bid prices per share of our shares of Common Stock by both the OTC Bulletin Board and OTC Markets for the periods indicated.

For the year ended June 30, 2017	High	Low
Fourth Quarter	$0.10	$0.05
Third Quarter	$0.16	$0.05
Second Quarter	$0.31	$0.05
First Quarter	$0.13	$0.02

For the year ended June 30, 2018	High	Low
Fourth Quarter	$0.23	$0.12
Third Quarter	$0.41	$0.12
Second Quarter	$0.29	$0.03
First Quarter	$0.05	$0.02

For the nine months ended March 31, 2019	High	Low
Third Quarter	$0.10	$0.04
Second Quarter	$0.13	$0.09
First Quarter	$0.18	$0.09

As of the previous trading close of the date of this filing, June 20, 2019, the shares traded at $0.031 bid and $0.033 ask price with a total of 87,373 shares traded.

Holders of Record

As of June 14, 2019, we have approximately 692,076,568 shares of our Common Stock issued and outstanding held by approximately 270 shareholders of record.

Dividends

We have not paid, nor declared, any cash dividends since our inception and do not intend to declare or pay any such dividends in the foreseeable future. Our ability to pay cash dividends is subject to limitations imposed by state law.

MANAGEMENT'S DISCUSSION AND ANALYSIS

This discussion and analysis may include statements regarding our expectations with respect to our future performance, liquidity, and capital resources. Such statements, along with any other non-historical statements in the discussion, are forward-looking. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, factors listed in other documents we file with the SEC(the "SEC''). We do not assume an obligation to update any forward-looking statement. Our actual results may differ materially from those contained in or implied by any of the forward-looking statements contained herein.

Overview and Financial Condition

Discussions with respect to our Company’s operations included herein refer to our operating subsidiary, Sugarmade-CA. Our Company purchased Sugarmade-CA on May 9, 2011. As of the date of this filing, we had no other operations other than those of Sugarmade-CA. Historic information with respect to our Company’s nominal operations prior to the Sugarmade-CA transaction are not included herein.

Going Concern

The Company sustained continued operating losses during the years ended June 30, 2018 and 2017 and the quarter ended March 31, 2019. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company's products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company's equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our shares of Common Stock.

Results of Operations

       The following table sets forth the results of our operations for the years ended June 30, 2018 and 2017. Certain columns may not add due to rounding.

	For the years ended June 30
	2018	2017
Revenues, net	4,439,324	4,100,560
Cost of goods sold:	3,226,365	2,832,798
Gross margin	1,212,959	1,267,762
Operating Expense	2,454,906	3,986,314

Loss from operations	(1,241,947)	(2,718,552)
Non-operating income (expense):	(5,054,444)	(1,995,145)
Net Income (Loss)	(6,296,390)	(4,713,697)

Revenues

For the years ended June 30, 2018 and 2017, revenues were $4,439,324 and $4,100,560 respectively. The increase was primarily due to the marketing agreement that was executed in December 2017 to expand into the hydroponics industry.

Cost of goods sold

For the years ended June 30, 2018 and 2017, cost of goods sold were $3,226,365 and $2,832,798 respectively. The increase was primarily due to the marketing agreement that was executed in December 2017 to expand into the hydroponics industry.

Gross Profit

For the years ended June 30, 2018 and 2017, gross profit was $1,212,959 and $1,267,762, respectively. The decrease was primarily due to the decrease of revenue. The gross profit margin was 27.4% and 30.9%, respectively, for the years ended June 30, 2018 and 2017.

Selling, general and administrative, expenses

For the years ended June 30, 2018 and 2017, selling, general and administrative expenses were $2,454,906 and $3,986,314 respectively. The decrease was attributable to lower stock compensation expense for consulting expense for the year ended June 30, 2018.

Non-operating income expenses

The Company had total non-operating expense of $5,054,444 and $1,995,145 for the years ended June 30, 2018 and 2017, respectively. The increase is primarily due to increased interest expense for the year ended June 30, 2018 compared with the year ended June 30, 2017.

Net loss

Net loss totaled $6,296,390 for the year ended June 30, 2018, compared to a net loss of $4,713,697 for the year ended June 30, 2017. The increase in net loss was primarily a result of increased interest expense and realized loss on notes converted.

Outstanding Litigation

On December 11, 2013, the Company was served with a complaint from two Convertible Note Holders and investors in the Company, Lovitt & Hannan, Inc. Salary Deferral Plan FBO J. Thomas Hannan, Attorney at Law 401K Plan and Trust, and Kevin M. Kearney. The Company’s former CEO, Scott Lantz, was also named in the suit. On February 21, 2017, the Company signed a settlement agreement with the plaintiffs. Under the terms of the settlement agreement, the Company agreed to pay the plaintiffs $307,000 to settle all claims against the Company, which included the payoff of the two notes outstanding within one (1) week. Upon receipt of all payments, plaintiffs will surrender for cancellation of 230,000 of the Company’s shares within ten (10) days. The parties agreed that all claims against the Company would be satisfied through such payments and that the matter would be fully resolved. As of June 30, 2018, third parties had purchased two (2) notes of approximately $80,000, reducing the Company’s exposure by $80,000. As of the date of this filing the balance for accrued legal settlement for Hannan vs Sugarmade has been reduced to $227,000, plus interest until the date of complete payoff.

On May 24, 2014, the Labor Commissioner, State of California issued an Order, Decision or Award of the Labor Commissioner against the Company in the amount of $56,365. On October 28, 2014, the Company entered into a settlement agreement, which was effective October 28, 2014, to resolve a judgment against the Company via the issuance of 502,533 restricted shares and a $30,000 cash payment. As of March 31, 2019, the shares have not been issued yet.

There can be no assurances the ultimate liability relative to these lawsuits will not exceed what is outlined above.

Related Party Transactions

From time to time, SWC would receive short-term loans from LMK. Capital, LLC ("LMK.") for its working capital needs. As of June 30, 2018, the Company's outstanding balance to LMK is zero.

On December l, 2016, SGMD received a loan from an employee for $12,500 with an interest charge of $12,500. This amount was recorded as interest owed to the loan payable amount and is to be amortized on a monthly basis over the life of the loan. The loan was due on December 1, 2017. As of June 30, 2018, the balance is zero.

On July 7, 2016, SWC received a loan from the same employee indicated above for $15,000 and during the fiscal year the total advance to the company was $29,255.87. The amount of the loan bears no interest. As of June 30, 2018, the balance of the loan is $30,000.

On November 21, 2016, SGMD received a loan from the Company's director for $1,260 and during the fiscal year the highest balance owed was $79,092. The amount of the loan bears no interest. As of June 30, 2018, the balance of the loan from Sugarmade is zero.

On September 7, 2016, our CEO and Chairman, Jimmy Chan, was awarded five (5) million shares of restricted Common Stock in the Company in lieu of salary, equivalent to $150,000.

September 7, 2016, Director Waylon Huang, was awarded three (3) million shares of restricted Common Stock in the Company in lieu of salary, equivalent to $90,000. Mr. Huang is also the general manager of the CarryOutSupplies.com.

On September 7, 2016, Richard Ko, was awarded three (3) million shares of restricted Common Stock in the Company in lieu of salary, equivalent to $90,000 annually for services provided to the Company.

On June 26, 2017, SGMD entered a straight promissory note with a company (whose major shareholder is the former director of the Company) for borrowing $180,820 with maturity date on December 31, 2017; the note bears an interest rate of 12%, commencing on October 31, 2017, and on the last day of each moth thereafter until the notes is paid in full, the Company shall make an interest payment As of June 30, 2018, the outstanding balance under this note was $180,820 to loan payable.

Leverage Ratio

Due to net losses from the previous years, the Company's insolvency is a result of their stockholder's deficiency. Total liabilities amounted to $12,371,510 where the company experienced a stockholder's deficiency total of a negative $10,183,546 resulting in a Debt to Equity ratio of -1.21:1.

The Company sustained continued operating losses during the years ended June 30, 2018 and 2017. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company's ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company's products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company's equity and/or debt securities, which may not be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our shareholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing shareholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our Common Stock.

Liquidity and Capital Resources

We have primarily financed our operations through the sale of unregistered equity, loans and convertible notes payable. As of June 30, 2018, our Company had a cash balance of $42,121, current assets of $1,941,432 and total assets of $2,187,963. We had current liability of $12,371,510 and total liabilities of $12,371,510. Shareholders' equity reflected a deficit of $10,183,546.

The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended June 30, 2018 and 2017:

Cash (used in) provided by:	2018	2017
Operating activities	$(2,894,210)	$(1,918,210)
Investing activities	(178,421)	(24,052)
Financing activities	3,012,872	2,043,231

Net cash used in operating activities was $2,894,210 for the year ended June 30, 2018, and $1,918,210 for the year ended June 30, 2017. The increase was attributable to the increased net loss, increased cash outflow on inventory, and decreased cash inflow on unearned revenue and other payables.

Net cash used in investing activities for the year ended June 30, 2018 was $178,421, which was for the purchase of fixed assets; while cash used in investing activities for the year ended June 30, 2017 was $24,052, mainly from the payment for the loan receivables.

Net cash provided by financing activities totaled $3,012,872 for the year ended June 30, 2018. Net cash provided by financing activities totaled $2,043,231 for the year ended June 30, 2017. The increase in cash inflow in 2018 was mainly due to increased proceeds from convertible notes and loans.

The following table sets forth the results of our operations for the nine months ended March 31, 2019 and 2018.

	For the nine months ended
	March 31,
	2019	2018

Net Sales	$3,459,511	2,965,404
Cost of Goods Sold:	2,528,680	2,107,834
Gross profit	930,831	857,570
Operating Expenses	5,371,662	2,849,789
Loss From Operations	(4,440,832)	(1,992,219)
Other non-operating Income (Expense):	(5,611,756)	(2,286,595)
Net Income (Loss)	(10,052,588)	(4,278,813)

Revenues

For the nine months ended March 31, 2019 and 2018, revenues were $3,459,511 and $2,965,404, respectively. The increase was primarily due to seasonality changes within the yogurt and restaurant supply industry.

Cost of goods sold

For the nine-month ended March 31, 2019 and 2018, costs of goods sold were $2,528,680 and $2,107,834 respectively. The increase was primarily due to the frozen yogurt sector expanding and preparing for the industry’s pick-up in its seasonal trend.

Gross profit

For the nine-month ended March 31, 2019 and 2018, gross profit was $930,831 and $857,570, respectively. The increase was primarily due to the seasonality changes in yogurt and restaurant supply industry.

Operating expenses

For the nine-month ended March 31, 2019 and 2018, operating expenses were $5,371,662 and $2,849,789, respectively. The increase was attributable to issuing of the Common Stock compensation expenses for employees, legal, and consulting fees.

Other non-operating income (expense)

The Company had total other non-operating expense of $5,611,756 and expense of $2,286,595 for the nine months ended March 31, 2019 and 2018, respectively. The increase in non-operating income is related to the accounting for derivative liabilities.

Net income (loss)

Net loss totaled $10,052,588 for the nine-month ended March 31, 2019, compared to a net loss totaling $4,278,813 for the nine-month ended March 31, 2018. The increase was attributable to issuing all of the stock compensation expenses for employees, legal, and consulting fees.

Liquidity and Capital Resources

We have primarily financed our operations through the sale of unregistered equity and convertible notes payable. As of March 31, 2019, our Company had cash balance of $33,916, current assets totaling $3,328,665 and total assets of $3,859,818. We had current and total liabilities totaling $6,559,544. Shareholders’ equity reflected a deficiency of $2,699,726.

The following is a summary of cash provided by or used in each of the indicated types of activities during the nine months ended March 31, 2019 and 2018:

	2019	2018
Cash (used in) provided by:
Operating activities	$(1,504,097)	$(1,865,597)
Investing activities	(297,154)	(147,131)
Financing activities	1,793,046	1,919,491

Net cash (used in) provided by operating activities was $(1,504,097) for the nine months ended March 31, 2019, and $(1,865,597) for the nine months ended March 31, 2018.

There were $297,154 and $147,131 fixed assets and intangible assets purchased during the nine months ended March 31, 2019 and 2018 relating to investing activities, respectively.

Net cash (used in) provided by financing activities was $1,793,046 for the nine months ended March 31, 2019 and $1,919,491 for the nine months ended March 31, 2018.

Our capital requirements going forward will consist of financing our operations until we are able to reach a level of revenues and gross margins adequate to equal or exceed our ongoing operating expenses. Other than the notes payable discussed above, borrowings from our bank and the production credit facility with our suppliers, we do not have any credit agreement or source of liquidity immediately available to us.

Given estimates of our Company’s future operating results and our credit arrangements with our suppliers, we are currently forecasting that we will need to secure additional financing to obtain adequate financial resources to reach profitability. As of the date of this report, we estimate that the cash necessary to implement our current business plan for the next twelve months is approximately $2,000,000.

Based on our need to raise additional funds to implement our business plans for the next twelve months, we have included a discussion concerning the presentation of our financial statements on a going concern basis in the notes to our financial statements and our independent public accountants have included a similar discussion in their opinion on our financial statements through June 30, 2018. We will be required in the near future to issue debt or sell our Company’s equity securities in order to raise additional cash, although there are no firm arrangements in place for any such financing at this time. We cannot provide any assurances as to whether we will be able to secure the necessary financing, or the terms of any such financing transaction if one were to occur. The failure to secure such financing could severely curtail our plans for future growth or in more severe scenarios, the continued operations of our Company.

Capital Expenditures

Our current plans do not call for the Company to expend significant amounts for capital expenditures for the foreseeable future beyond relatively insignificant expenditures for office furniture and information technology related equipment as we add employees to our Company. We are however continually evaluating the production processes of our third-party contract manufacturers to determine if there are investments we could make in their processes to achieve manufacturing improvements and significant cost savings. Any such desired investments would require additional cash above our current forecast requirements.

Critical Accounting Policies Involving Management Estimates and Assumptions

Use of Fair Value

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level l - observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activities.

Use of Estimates

The preparation of our consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) No. 605, Revenue Recognition. Revenue is recognized when an arrangement and a determinable fee occur, and when collection is considered to be probable and products are delivered, or title has been transferred. This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs. In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met. We currently have a consignment arrangement with two of our customers. We record revenue on consignment goods when the consigned goods are sold by the consignee and all other above-mentioned revenue recognition criteria have been satisfied. Cash deposits received in connection with the sales of our products prior to their being delivered or acceptance if applicable is recorded as deferred revenue.

Adoption of ASC Topic 606, "Revenue from Contracts with Customers"

Sugarmade, Inc. is planning on implementing Topic 606. Results for reporting periods beginning within the next fiscal year will be presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

The Company experienced no impact to the opening balance of the accumulated deficit or revenues for any quarterly period as a result of applying Topic 606.

The Company intends to apply a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied.

Substantially all our revenue is recognized at the time control of the products transfers to the customer.

Additionally, we have substantially increased our accounting and financial staffs and enhanced our information technology and accounting systems software to ensure proper and effective implementation of Topic 606.

Cash

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed, and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable net of allowances of $453,623 as of June 30, 2018 and $113,218 as of June 30, 2017. The Company had accounts receivable net of allowances of $375,970 as of March 31, 2019.

Inventory

Inventory consists of finished goods paper and paper-based products ready for sale and is stated at the lower of cost or market. We value inventories using the weighted average costing method (approximate FIFO costing method). We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence. If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value.

Intangible assets, net

Intangible assets with finite lives are amortized over their estimated useful life. The Company monitors conditions related to these assets to determine whether events and circumstances warrant a revision to the remaining amortization period. The Company tests its intangible assets with finite lives for potential impairment whenever management concludes events or changes in circumstances indicate that the carrying amount may not be recoverable. The original estimate of an asset's useful life and the impact of an event or circumstance on either an asset's useful life or carrying value involve significant judgment.

Derivative Instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes Merton option pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date. Reference is made to note 9 to the financial statements for further details.

Stock Based Compensation

Stock based compensation cost is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee's requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Black-Scholes-Merton Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our shares of Common Stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our shares of Common Stock.

Loss Per Share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of shares of Common Stock outstanding for the period, without considering shares of Common Stock equivalents. Diluted EPS is computed by dividing net income or net loss by the weighted average number of shares of Common Stock outstanding for the period and the weighted average number of dilutive Common Stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive. As of June 30, 2018, there are approximately 291,540,671 potential shares issuable upon conversion of convertible debts and PPM, and 505,000 shares of warrants were excluded in calculating diluted loss per share for the year ended June 30, 2018 due to the fact that issuance of the shares is anti-dilutive as a result of the Company’s net loss.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspect of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of October 2, 2008 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as open tax years in these jurisdictions. We have identified the U.S. federal and California as our “major” tax jurisdictions and generally, we remain subject to Internal Revenue Service examination of our 2013 U.S. federal income tax returns. However, we have certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. We have no interest or penalties as of June 30, 2018.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

In May 2014, the FASB issued No. 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In August 2015, the FASB approved a one-year deferral of the effective date of the new revenue recognition standard. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods within that reporting period. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations (Reporting Revenue versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-11, Revenue from Contracts with Customers (Topic 606) and Derivatives and Hedging (Topic 815) - Rescission of SEC Guidance Because of ASU 2014-09 and 2014-16, and ASU 2016-12, Revenue from Contracts with Customers (Topic 606) - Narrow Scope Improvements and Practical Expedients. These ASUs clarify the implementation guidance on a few narrow areas and adds some practical expedients to the guidance Topic 606. The Company is evaluating the effect that these ASUs will have on its consolidated financial statements and related disclosures.

On March 30, 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which includes amendments to accounting for income taxes at settlement, forfeitures, and net settlements to cover withholding taxes. The amendments in ASU 2016-09 are effective for public companies for fiscal years beginning after December 31, 2016, and interim periods within those annual periods. The Company adopted this new guidance on January 1, 2017 and this standard does not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Company is currently assessing the potential impact of ASU 2016-15 on its financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than invent tory. For public business entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company does not anticipate that the adoption of this ASU will have a significant impact on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. The Company does not anticipate that the adoption of this ASU will have a significant impact on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. The Company will evaluate the impact of adopting this standard prospectively upon any transactions of acquisitions or disposals of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On April 2, 2018, the Registrant engaged L&L CPAS, PA as Registrant’s independent registered public accounting firm. Neither the Registrant, nor anyone on its behalf, has consulted with L&L CPAS, PA regarding (i) the type of final audit opinion that might be rendered on the Company’s financial statements and neither a written report nor oral advice was provided to the Company that L&L CPAS, PA concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

On March 21, 2018, the Board of Directors of Sugarmade, Inc. (the “Company”) dismissed BF Borgers CPA (“Borgers”) as the principal auditor for the Company. The Company’s Board of Directors approved the dismissal of Borgers. The principal accountant’s report on the financial statements for the period from June 30, 2014 to and as of

June 30, 2017 did not contain an adverse opinion or a disclaimer of opinion, nor did such statements contain qualifiers or modifiers as to uncertainty, audit scope, or accounting principles. There were no disagreements with Borgers whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Borgers satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

On or about February 14, 2017, the Company’s Board of Directors approved the engagement of BF Borgers CPA PC (“Borgers”) as its principal auditor. During the Company's two most recent fiscal years or subsequent interim period, the Company has not consulted with the entity of Borgers regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, nor did the entity of Borgers provide advice to the Company, either written or oral, that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue.

On February 6, 2017, the Board of Directors of Sugarmade, Inc. (the “Company”) dismissed Anton & Chia, LLP (“A&C”) as the principal auditor for the Company. The Company’s Board of Directors approved the dismissal of A&C on February 6, 2017. The principal accountant’s report on the financial statements for the period from September 30, 2014 to and as of September 30, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor did such statements contain qualifiers or modifiers as to uncertainty, audit scope, or accounting principles. There were no disagreements with A&C whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to A&C's satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company's financial statements.

On November 2, 2015, the Company dismissed its independent registered public accounting firm, MJF & Associates, APC. The Registrant’s Board of Directors made the decision to dismiss MJF & Associates, APC and engage Anton & Chia, LLC. as Registrant’s independent registered public accounting firm, as described below. During Registrant’s two most recent fiscal years and any subsequent interim period before such dismissal, there were no substantial disagreements with MJF & Associates, APC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which remain unresolved. On November 2, 2015 the Registrant engaged Anton & Chia, LLC. as Registrant’s independent registered public accounting firm.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person, and the date such person became a director or executive officer. Our executive officers are appointed by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. Unless described below, there are no family relationships among any of the directors and officers.

Name	Age	Position	Officer and/or Director Since
Jimmy Chan	38	Chairman, Chief Executive Officer	2008

Christopher H. Dieterich	71	Independent Director	April 22, 2019

Biographies

Jimmy Chan, 38, director (Chairman), has been, since 2008, the Chief Executive officer of CarryOutSupplies.com, located in the City of Industry. From 2005 to 2007, he served as the Vice-President, for Emergence Capital, operating out of Garden Grove, California, and providing mortgage services to the general public. From 2003 to 2005, he was the Vice-President in charge of operations for Azusa Mobile, a T-Mobile authorized dealer, and prior to that he was the president of Cyber Gift, importing toys for distribution as a wholesaler. He is not an officer nor director of any other public companies.

Christopher H. Dieterich, 71, Independent Director. Mr. Dieterich is qualified to serve as a Director by way his extensive legal and business experience. He graduated from Virginia Polytechnic Institute in 1969 (BS Engineering), University of California at Berkeley 1970 (MS Engineering) on full scholarship by Ford Foundation; and the University of California at Los Angeles in 1979 (JD Law/MS Economics), pursuant to grant from Olin Foundation. He operates a law firm that specializes in SEC filings and venture capital arrangements, and currently represents 15 reporting public entities. The firm has participated in capital raises for over 50 clients, and hundreds of millions of dollars for those clients. The Board believes Mr. Dieterich will add significant value to not only corporate governance, but also to operational and capital acquisition efficiency.

The Company does not carry key man life insurance policies on any of the above principals or key personnel.

There has never been a petition under the Bankruptcy Act, or any State insolvency law filed by or against the Company or its principals or key personnel. Additionally, there has never been a receiver, fiscal agent, or similar officer appointed by a court for the business or property of any such persons, or any partnership in which any of such persons was a general partner at or within the past five years, or any corporation or business association of which any such person was an executive officer at or within the past five years.

Family Relationships

There are no family relationships between any director or executive officer.

Corporate Governance

During fiscal year 2018 Company's board of directors implemented a program to rectify the material weaknesses. During the fiscal year, additional accounting personnel were engaged by the company in order to improve accounting and reporting functions. Additionally, several programs were implemented internally to streamline our inventory controls, revenue reporting, and overall acting and reporting infrastructure. During the fiscal year, the Board of Directors also engaged several outside consultants to assist in our accounting and finance operations. These personnel worked with our internal staff to identify material weaknesses into implement programs to seek resolutions. These programs have continued into fiscal year 2019.

Leadership Structure

Jimmy Chan, who is also a director and serves as chairman, CEO, CFO and corporate Secretary. Christopher H. Dieterich became an independent director on April 22, 2019.

Board Committees

We do not have a standing audit committee, an audit committee financial expert, or any committee or person performing a similar function. We do not have any board committees including a nominating, compensation, or executive committee. Presently, we have no independent directors.

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Director Independence

We currently have one independent director, Christopher H. Dieterich. We apply the definition of “independent director” provided under the Listing Rules of The NASDAQ Stock Market LLC (“NASDAQ”). Under NASDAQ rules, the Board has considered all relevant facts and circumstances regarding our directors and has affirmatively determined that Christopher H. Dieterich is independent of us under NASDAQ rules.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our Company’s directors and officers, and persons who own more than ten-percent (10%) of our Company’s shares of Common Stock, to file with the SEC reports of ownership on Form 3 and reports of changes in ownership on Forms 4 and 5. Such officers, directors and ten-percent shareholders are also required to furnish our Company with copies of all Section 16(a) reports they file. As of June 14, 2019, we believed such reports were timely filed.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Compensation of Directors

Our current Directors do not receive compensation for their service on the board of directors. Unassociated with board service, Director Chan will receive annual salary of $96,000 in addition to 5,000,000 shares of Common Stock earned annually. Upon closing of each acquisition, Director Chan will get 10% of the purchase price as special bonus.

Summary Compensation Table

The following tables set forth certain information about compensation paid, earned or accrued for services by (i) our Chief Executive Officer, our Directors and (iii) all other executive officers who earned in excess of $100,000 in the fiscal year ended June 30, 2018 and 2017(“Named Executive Officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)
Jimmy Chan	2018	-0-	-0-	—	-0-	-0-	-0-	-0-	-0-
Director, CEO	2017	-0-	-0-	—	-0-	-0-	-0-	-0-	-0-

*	Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standard (“FAS”) No. 123R, Share Based Payment. Our policy and assumptions made in valuation of share-based payments are contained in Note 2 to our June 30, 2018 financial statements.

Executive Compensation

As of start of January 1, 2019, Mr. Jimmy Chan will receive annual salary of $96,000 in addition to 5,000,000 shares of Common Stock earned annually. Upon closing of each acquisition, Mr. Chan will get 10% of the purchase price as special bonus.

As of the date of this filing, Mr. Christopher Dieterich’s compensation has not been determined.

Employment Agreements

We do not have contracts in writing with our officers. As of the date of this filing, Mr. Jimmy Chan served as CEO of the Company and will be compensated $96,000 in cash and 5,000,000 common shares for each calendar year end. In addition, upon closing of each acquisition, Mr. Chan will get 10% of the purchase price as special bonus.

As of the date of this filing, these shares have not been issued. The company is in the process of structuring future compensation plan for all directors, officers and employees.

Grants of Stock and Other Equity Awards

On March 30, 2017, the company filed with the SEC a Form S-8 Plan for 20,000,000 shares issuable to employees and consultants. From March 30, 2017 to June 20, 2019, approximately 15,653,554 shares were issued under the plan. As of the date of this filing, there are approximately 4,346,446 shares available under the plan.

Option Exercises

During the fiscal years ending June 30, 2018 and 2017 and the period ended June 14, 2019, there were no option exercises by our named executive officers.

Long-Term Incentive Plans

We currently do not have any Long-Term Incentive Plans.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the date hereof, here is information with respect to the securities holdings of (i) our officers and directors, and (ii) all persons (currently none) which, pursuant to filings with the SEC and our stock transfer records, we have reason to believe may be deemed the beneficial owner of more than five percent (5%) of the shares of Common Stock.

The securities "beneficially owned" by an individual are determined in accordance with the definition of "beneficial ownership" set forth in the regulations promulgated under the Exchange Act and, accordingly, may include securities owned by or for, among others, the spouse and/or minor children of an individual and any other relative who resides in the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or which each person has the right to acquire within 60 days through the exercise of options or otherwise. Beneficial ownership may be disclaimed as to certain of the securities. The following table is based on the number of shares outstanding totaling 692,076,568 as of June 14, 2019.

Officers and Directors	Amount and Nature of	Percentage of Class
	Beneficial Ownership	Beneficially Owned
Jimmy Chan, CEO and Director	19,063,502	2.75%
Chenlong Tan, CTO	70,274,568	10.15%

All Directors and Executive Officers as a Group	89,338,070	12.90%

Greater than 5% Shareholders
Allan Huang	70,274,568	10.15%
Amy Thai / LMK Capital	20,644,733	2.98%

As of the date of this filing, Jimmy Chan's holdings represented 2.75% of the company. He is currently employed by LMK Capital LLC as management consultant and is therefore a beneficial owner of shares owned by LMK Capital LLC. As a result, Mr. Chan beneficially owned 5.73% of the Company’s issued and outstanding shares of Common Stock.

Chen Long Tan’s holdings represent 10.15% of the Company’s issued and outstanding shares of Common Stock.

Amy Thai and LMK Capital LLC.'s holdings are 9,378,066 and 11,266,667 respectively; as of the date of this filing the aggregated amount represents 2.98% of the Company’s issued and outstanding shares of Common Stock.

Allan Hang owns 70,274,568 shares, representing 10.15% of the Company’s issued and outstanding shares of Common Stock.

Subsequent to June 30, 2018, Jimmy Chan is owed 5,000,000 restricted shares of Shares of Common Stock, earned as services shares.

Changes in Control

As of the date of this Prospectus, we are not aware of any arrangement that may result in a change in control of our company.

CERTAIN RELATIONSHIPS AND FEE TRANSACTIONS

Transactions with Related Persons

Our Company reviews transactions between our Company and persons or entities considered to be related parties (collectively “related parties”). Our Company considers entities to be related parties where an executive officer, director or a 5% or more beneficial owner of our shares of Common Stock (or an immediate family member of these persons) has a direct or indirect material interest. Transactions of this nature require the approval of our Board.

Other Transactions with Related Persons, Promoters and Certain Control Persons

The following includes a summary of any transaction occurring since July 1, 2016, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of our average total assets at year-end for the two most recently completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

From time to time, SWC Group would receive short-term loans from LMK Capital, LLC ("LMK'') for its working capital needs. As of June 30, 2018, the Company's outstanding balance to LMK is zero.

On January 23, 2013, the Company entered into a promissory note with its former employee who owns less than 5% of the Company’s stock. The original principal amount was $40,000 and the note bore no interest. The note was payable upon demand. As of March 31, 2019 and June 30, 2018, this note had a balance of $18,000.

On January 14, 2015, the Company entered into a promissory note with Richard Ko (an employee of the Company, who owns less than 5% of the Company’s stock). The principle amount was $30,000 and the note bore no interest. The note had a term of one (1) year and was due on January 14, 2016 and became payable upon demand after January 14, 2016. As of March 31, 2019 and June 30, 2018, this note had a balance of $0 and $5,000, respectively.

As of March 31, 2019 and June 30, 2018, the Company had an outstanding balance of notes payable due to related parties of $18,000 and $23,000, respectively.

On July 7, 2016, SWC received a loan in total amount of $30,000 from an employee. The amount of the loan bears no interest and due on demand. As of March 31, 2019 and June 30, 2018, the balance of the loan due to related party was $30,000 and $30,000, respectively.

LEGAL MATTERS

The validity of the Shares sold by us under this Prospectus will be passed upon for us by the Stauber Law Offices, the principal is Ronald J. Stauber.

EXPERTS

BF Borgers CPA PC, our prior independent registered public accountant, has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report. BF Borgers CPA PC has presented its report with respect to our audited financial statements.

L&L CPAS, PA, our independent registered public accountant, has audited our financial statements included in this Prospectus and Registration Statement to the extent and for the periods set forth in their audit report. L&L CPAS, PA has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Delaware General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SUGARMADE, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Sugarmade, Inc. and Subsidiary

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Sugarmade, Inc. and Subsidiary (“the Company”) as of June 30, 2018 and the related consolidated statement of operations, stockholders’ deficit and the related notes (collectively referred to as the “financial statements”) for the years ended June 30, 2018. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2018, and the results of its operations, changes in stockholders’ deficit and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit, recurring losses, and expects continuing future losses, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ L&L CPAS, PA

L&L CPAS, PA

Certified Public Accountants

Cornelius, NC

The United States of America

November 26, 2018

We have served as the Company's auditor since March 2018.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders and the board of directors of Sugarmade, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Sugarmade, Inc. (the "Company") as of June 30, 2017, the related statement of operations, stockholders' equity (deficit), and cash flows for the year then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2017, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

Lakewood, CO

March 19, 2018

We have served as the Company's auditor since 2017

Sugarmade, Inc. and Subsidiary

Consolidated Balance Sheets

Assets	As of June 30,
Current Assets:	2018	2017
Cash	$42,121	$101,880
Accounts Receivables, Net	453,623	113,218
Inventory, Net	531,249	568,229
Loan Receivable	157,872	10,000
Other Current Assets	756,565	190.338

Total Current Assets	1,941,432	983,665

Equipment, Net	195,180	61,792
Intangible Assets	12,600	73,125
Other Assets	38,751	27,081

Total Assets	2,187,963	1,145,663
Liabilities and Stockholders’ Deficit
Current Liabilities:
Note Payable Due to Bank	25,982	25,982
Accounts Payable and Accrued Liabilities	1,707,641	1,503,920
Accounts Payable – Related Party	—	23,086
Customer Deposits	329,509	232,591
Unearned Revenue	110,142	63,304
Other Payables	241,771	223,482
Accrued Interest	493,365	116,236
Accrued Compensation and Personnel Related Payables	869,673	11,403
Note Payable	20,000	—
Note Payable – Related Parties	23,000	192,801
Loan Payable	329,029	228,412
Loan Payable – Related Parties	30,000	70,666
Convertible Note Payables, Net	2,399,941	1,502,023
Derivative Liabilities	3,069,616	1,134,000
Warrant Liabilities	40,400	25,250
Share to Be Issued	2,691,000	893,000

Total Current Liabilities	12,381,069	6,246,156

Total Liabilities	12,381,069	6,246,156

Stockholders’ Deficit:
Preferred Stock, $0.001 Par Value, 10,000,000 Shares Authorized, None Issued and Outstanding	—	—
common stock, $0.001 Par Value, 1,990,000,000 Shares Authorized, 246,135,203 and 226,734,372
Shares Issued and Outstanding at June 30, 2018 and 2017	246,136	226,735
Additional Paid-In Capital	21,952,560	20,768,185
Shares to Be Issued, Preferred Shares	2,000,000	2,000,000
Shares to Be Issued, Common Shares	467,996	467,996
Accumulated Deficit	(34,859,799)	(28,563,409)
Total Stockholders’ Deficit	(10,193,106)	(5,100,493)

Total Liabilities and Stockholders’ Deficit	2,187,963	$1,145,663

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. and Subsidiary

Consolidated Statements of Operations

	For the Years Ended June 30,
	2018	2017
Revenues, Net	$4,439,324	$4,100,560

Cost of Goods Sold	3,226,365	2,832,798

Gross Profit	1,212,959	1,267,762

Selling, General and Administrative Expenses	2,545,906	3,986,314

Loss From Operations	(1,241,947)	(2,718,552)

Non-Operating Income (Expense):
Interest Expense	(2,077,900)	(352,300)
Warrant Expense	(15,150)	(25,250)
Change in Fair Value of Derivative Liabilities	(525,394)	(437,000)
Stock Based Compensation	(1,038,270)	—
Amortization of Debt Discount	(1,010,329)	—
Bad Debt	(129,418)	—
Realized Loss on Notes Converted	—	(1,172,000)
Other Income (Expense)	18,942	(8,595)
Loss on settlement	(44,607)	—
Loss on Impairment	(65,625)	—
Loss on asset disposal	(166,693)	—

Total Non-Operating Income (Expense)	(5,054,444)	(1,995,145)

Net Loss	(6,296,390)	$(4,713,697)

Basic Net Income (Loss) Per Share	$(0.03)	$(0.02)
Diluted Net Income (Loss) Per Share	$(0.03)	$(0.02)

Basic and Diluted Weighted Average Common Shares Outstanding*	242,058,522	202,675,344

*Shares issuable upon conversion of convertible debts and exercising of warrants were excluded in calculating diluted loss per share.

The accompanying notes are an integral part of these consolidated financial statements.

Sugarmade, Inc. and Subsidiary

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

			Additional	Share to be Issued,	Share to be Issued,
	Common Stock		Paid-In	Preferred	Common	Accumulated
	Shares	Amount	Capital	Shares	Shares	Deficit	Total
Balance at June 30, 2016	178,685,388	$178,686	$17,151,379	$2,000,000	$1,246,000	$(23,849,712)	$(3,273,647)

Shares Issued for Debt Settlement	25,441,007	25,441	1,767,524	—	251,996	—	2,044,961
Shares Issued for Equity Financing	2,403,846	2,404	122,596	—	125,000	—	250,000
Shares Issued for Compensation	29,207,131	29,207	1,713,683	—	(1,230,000)	—	512,890
Shares Issued for Intangible Asset	—	—	—	—	75,000	—	75,000
Warrants Expired	—	—	4,000	—	—	—	4,000
Shares Cancelled	(9,003,000)	(9,003)	9,003	—	—	—	—
Net Loss	—	—	—	—	—	(4,713,697)	(4,713,697)

Balance at June 30, 2017	226,734,372	226,735	20,768,185	2,000,000	467,996	(28,563,409)	(5,100,493)

Shares Issued for Debt Settlement	13,492,560	13,493	293,317	—	—	—	306,810
Reclass Note Conversion	—	—	509,323	—	—	—	509,323
Initial Valuation of BCF	—	—	125,642	—	—	—	125,642
Shares Issued for Compensation	4,736,842	4,737	175,263	—	—	—	180,000
Shares Issued for Cash	1,171,429	1,171	80,829	—	—	—	82,000
Net Loss	—	—	—	—	—	(6,296,390)	(6,296,390)

Balance at June 30, 2018	246,135,203	$246,136	$21,952,560	$2,000,000	$467,996	$(34,859,799)	$(10,193,107)

The accompanying notes are an integral part of these consolidated financial statements

Sugarmade, Inc. and Subsidiary

Consolidated Statements of Cash Flows

	For the Years Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net Loss	$(6,296,390)	$(4,713,697)
Adjustments to Reconcile Net Loss to Cash Flows from Operating Activities:
Bad Debt Expense	—	(45,990)
Inventory Impairment Loss	—	70,332
Change in exercise of warrant	15,150	25,250
Change in Fair Value of Derivative Liability	525,394	(437,000)
Derivative Expense and amortization of debt discount	1,781,337	—
Realized Loss on Notes Converted	—	1,172,000
Initial valuation of debt discount	237,547	—
Stock Compensation Expense	1,038,270	1,257,261
Depreciation and Amortization Expense	105,558	42,587
Changes in Operating Assets and Liabilities
Accounts Receivable	(340,405)	95,638
Inventory	36,980	(170,300)
Other Assets	(11,670)	(61,120)
Loan Receivable	(147,872)	—
Prepayment, deposits and other receivables	(566,229)	—
Amount due to a related party	(23,086)	—
Checks Issued in Excess of Cash	—	(28,377)
Accounts Payable and Accrued Liabilities	222,010	123,560
Customer Deposits	96,918	(15,708)
Unearned Revenue	46,838	(30,218)
Accrued Interest and Other Payables	385,439	(76,428)
Net Cash (Used in) Operating Activities	(2,894,210)	(1,918,210)

Cash Flows from Investing Activities:
Intangible	(7,325)	—
Payment for Acquisition of Property and Equipment	(171,096)	(24,052)
Net Cash (Used in) Provided by Investing Activities	(178,421)	(24,052)

Cash Flows from Financing Activities:
Proceeds from Issuance of common stock	82,000	125,000
Proceeds from Share to be Issued	1,798,000	125,000
Proceeds from (Repayment of) Loan	156,228	(566,453)
Proceeds from Loan	—	795,420
Advance from Related Parties	—	1,445,301
Repayment to Related Parties	(226,078)	(1,650,560)
Proceeds from Convertible Note	1,222,722	1,769,523
Net Cash Provided by Financing Activities	3,012,872	2,043,231

Net Increase (Decrease) in Cash	(59,759)	100,969

Cash, Beginning of Year	101,880	911
Cash, Ending of Year	42,121	101,880

Supplemental Disclosure of Cash Flow Information:
Cash Paid During the Period for:
Interest Expense	—	144,200
Income Taxes	—	25,212

Supplemental Disclosure of Non-Cash Financing Activities:
Debts Settled Through Shares Issuance	306,810	620,965

The accompanying notes are an integral part of these consolidated financial statements

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

1.   Nature of Business

Sugarmade, Inc. (hereinafter referred to as ''we'', ''us" or "the/our Company'') is a publicly traded company incorporated in the state of Delaware. Our previous legal name was Diversified Opportunities, Inc. Our Company, Sugarmade, Inc. operates through our subsidiary, Sugarmade, Inc., a California corporation ("SWC Group, Inc., - CA''). As of the end of the reporting period, June 30, 2018, we were involved in several businesses including the supply of products to the quick service restaurant sub-sector of the restaurant industry and as a distributor of paper products derived from non-wood sources. We are headquartered in Monrovia, California, a suburb of Los Angeles, with two (2) additional warehouse locations in Southern California. As of date of this filing, we employ 7 full-time workers.

Our Board of Directors believes the legal cannabis-related supply sector could be highly lucrative for the Company, and thus we plan to pursue a strategy of expanding operations within this area. According to the State of Legal Marijuana Markets Report (4th Edition), published by Arc View Market Research and produced by New Frontier, California is the largest medical marijuana program in the country among states where medical marijuana is currently legal. The California market is fueled by the state's large size, longevity as the first-in-the-nation medical marijuana program, and low barriers to patient access. Even with California's newly passed recreational marijuana law, which will significantly tighten the program with new restrictions; the market is still projected to reach $2.6 billion in sales in 2020. That is nearly double Colorado's $1.5 billion, and over five times the size of the markets in Arizona, Oregon, and Michigan for that year. If legalized in 2016, the medical marijuana markets in Ohio and Pennsylvania will become two of the largest in the country by 2020. According to the data, a handful of states in the western U.S. project to command over 50% of the medical marijuana market by 2020. As more and more states legalize both medical and recreational cannabis, we believe our company can benefit from our Internet and e-commerce marketing activities.

As of the date of this filing, our main business operation, CarryOutSuppies.com, is a producer and wholesaler of custom printed and generic supplies servicing more than 3,000 quick service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, food containers, soup containers, plastic spoons and many other similar products for this market sector. CarryOutSupplies.com was founded in 2009 when the founders gained first-hand experience within the restaurant industry of the difficulty for restaurant owners to acquire custom printed supplies at a reasonable cost. Many quick service restaurants wish to acquire custom printed products, such as those embossed with logos, but the minimum order size for such customization had been cost prohibitive. With that in mind, carry out supplies was founded to provide products to this underserved section of the market. Since that time, the company has become a key supplier to many popular U.S. franchises, particularly in the frozen dessert segments. The company estimates it holds approximately 40% market share of generic and printed products within the take-out frozen yogurt and ice cream industries. We also hold a product supply and licensing agreement FreeHand® ThumbTray™ for the western part of the United States.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

1.   Nature of Business (continued)

We are also a distributor of paper made from 100% reclaimed sugarcane fiber, enhanced with bamboo. Sugarcane fiber, called bagasse, is a discarded byproduct of sugarcane production. Sugarmade, Inc. was founded in 2010. As is explained below, in 2014, CarryOutSupplies.com was acquired by Sugarmade, Inc., creating the Company as it is today. Relative to Sugarmade Paper, our third- party contract manufacturer uses bagasse and bamboo, as opposed to wood products significantly reducing its manufacturing carbon footprint, energy consumption, and attendant water pollution during the manufacture of its products. This allows us to offer our unique, exclusive, tree-free paper products at price-parity equal to or less than current recycled fiber products already on the market. Our products were unique and we believe offered an ideal solution for those consumers (both corporate and individual) seeking to meet their sustainability mandates or personal environmentally conscious goals, at a price that is equal to or less than current recycled products.

Our primary focus for this business unit as of filing of this report is the organization and administration of fundraisers and paper drives for schools, non-profits and other institutions.

During September of 2016, the Company completed negotiations for and signed an agreement with HUY FONG FOODS, INC. ("HFFI"), the maker of Sriracha Hot Chili Sauce. Under the terms of the agreement, the Company is granted license to use the licensed marks of HFFI. Based on this agreement and a separate license agreement signed during 2015 with Seasoning Stix International, LLC, the Company introduced new culinary seasoning products named Sriracha Seasoning Stix and Sriracha Seasoning Stix. The Company launched the products in 2017. During 2018, the Company’s board of directors determined this business was no longer strategic and it was thus terminated.

2.   Summary of Significant Accounting Policies

Basis of presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

Principles of consolidation

The consolidated financial statements include the accounts of our Company and its wholly-owned subsidiaries, Sugarmade-CA and SWC. All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our consolidated financial statements have been prepared assuming that we will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

2.   Summary of Significant Accounting Policies (continued)

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company's products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company's equity and/or debt securities, which may not be available on commercially reasonable terms to our Company, or which may not be available at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue recognition

We recognize revenue in accordance with Financial Accounting Standards Board Accounting Standards Codification ("FASB ASC'') No. 605, Revenue Recognition. Revenue is recognized when an arrangement and a determinable fee occur, and when collection is considered to be probable and products are delivered, or title has been transferred. This generally occurs upon shipment of the merchandise, which is when legal transfer of title occurs. In the event that final acceptance of our product by the customer is uncertain, revenue is deferred until all acceptance criteria have been met. We currently have a consignment arrangement with two of our customers. We record revenue on consignment goods when the consigned goods are sold by the consignee and all other above-mentioned revenue recognition criteria have been satisfied. Cash deposits received in connection with the sales of our products prior to their being delivered or acceptance if applicable is recorded as deferred revenue.

Adoption of ASC Topic 606, "Revenue from Contracts with Customers"

Sugarmade, Inc. is planning on implementing Topic 606. Results for reporting periods beginning within the next fiscal year will be presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

Sugarmade experienced no impact to the opening balance of the accumulated deficit or revenues for any quarterly period as a result of applying Topic 606.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

2.   Summary of Significant Accounting Policies (continued)

Sugarmade will apply a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied.

Substantially all of Sugarmade’s revenue is recognized at the time control of the products transfers to the customer.

Additionally, Sugarmade has substantially increased its accounting and financial staffs and enhanced its information technology and accounting systems software to ensure proper and effective implementation of Topic 606.

Cash

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer's deemed credit worthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time, any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable net allowances of $453,623 as of June 30, 2018 and of $113,218 as of June 30, 2017.

Inventory

Inventory consists of finished goods paper and paper-based products such as paper cups and food containers ready for sale and is stated at the lower of cost or market. We value our inventory using the weighted average costing method. Our Company's policy is to include as a part of inventory any freight incurred to ship the product from our contract manufacturers to our warehouses. Outbound freights costs related to shipping costs to our customers are considered period costs and reflected in selling, general and administrative expenses. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value. On a consolidated basis, as of June 30, 2018 and June 30, 2017, the balance for the inventory totaled 531,249 and $568,229, respectively. $120,486 were reserved for obsolescent inventory for the year ended June 30, 2018, and $70,332 were reserved for obsolescent inventory for the year ended June 30, 2017.

 Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

2.   Summary of Significant Accounting Policies (continued)

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset's expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company, as of June 30, 2018, performed an impairment test of all of its intangible assets . Based on the company’s analysis, the company had an impairment of $65K.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes ("ASC 740''), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspect of the recognition and measurement related to accounting for income taxes.

We adopted the provisions of ASC 740 as of October 2, 2008 and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as open tax years in these jurisdictions. We have identified the U.S. federal and California as our ''major'' tax jurisdictions and generally, we remain subject to Internal Revenue Service examination of our 2013 U.S. federal income tax returns. However, we have certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. We have not taken any uncertain positions that would necessitate recording of tax related liability as of June 30, 2018 and 2017.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

2.   Summary of Significant Accounting Policies (continued)

Stock based compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee's requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Binomial Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk-free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock. We use our company's own data among other information to estimate the expected price volatility and the expected forfeiture rate. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Loss per share

We calculate basic earnings per share ("EPS") by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted BPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1- observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activity.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

2.   Summary of Significant Accounting Policies (continued)

The Company used Level 2 inputs for its valuation methodology for the derivative liabilities for conversion feature of the convertible notes and warrants in determining the fair value using Lattice Binomial model with the following assumption inputs:

	Carrying Value	Fair Value Measurements at June 30, 2018 Using Fair Value Hierarchy
	June 30, 2018	Level 1	Level 2	Level 3
Derivative Liabilities	3,069,616		—	3,069,616
Total
		June 30, 2017		June 30, 2018
Expected Life (Years)		0.74	—	0.5
Risk Free Interest Rate		1.68%	—	2.06%
Expected Volatility		161%	—	151%

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Black-Scholes- Merton option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12months of the balance sheet date.

Segment Reporting

FASB ASC Topic 280, "Segment Reporting'', requires use of the ''management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

2.   Summary of Significant Accounting Policies (continued)

FASB ASC Topic 280 has no effect on the Company's financial statements as substantially all of its operations are conducted in one industry segment -paper and paper-based products such as paper cups, cup lids, food containers, etc.

New accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company is in the process of evaluating the impact of adoption of this ASU on the consolidated financial statements.

In May 2014, the FASB issued No. 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in Accounting Standards Codification 605 - Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In August 2015, the FASB approved a one-year deferral of the effective date of the new revenue recognition standard. Public business entities, certain not-for-profit entities, and certain employee benefit plans should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 31, 2016, including interim reporting periods within that reporting period. In March 2016, the FASB issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principal versus Agent Considerations (Reporting Revenue versus Net). In April 2016, the FASB issued ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing. In May 2016, the FASB issued ASU 2016-11, Revenue from Contracts with Customers (Topic 606) and Derivatives and Hedging (Topic 815) - Rescission of SEC Guidance Because of ASU 2014-09 and 2014-16, and ASU 2016-12, Revenue from Contracts with Customers (Topic 606) - Narrow Scope Improvements and Practical Expedients. These ASUs clarify the implementation guidance on a few narrow areas and adds some practical expedients to the guidance Topic 606. The Company is evaluating the effect that these ASUs will have on its consolidated financial statements and related disclosures.

On March 30, 2016, the FASB issued ASU No. 2016-09, Improvements to Employee Share-Based Payment Accounting, which includes amendments to accounting for income taxes at settlement, forfeitures, and net settlements to cover withholding taxes. The amendments in ASU 2016-09 are effective for public companies for fiscal years beginning after December 31, 2016, and interim periods within those annual periods. The Company adopted this new guidance on January 1, 2017 and this standard does not have a material impact on the Company’s consolidated financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. This replaces the existing incurred loss model and is applicable to the measurement of credit losses on financial assets measured at amortized cost. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact that the standard will have on its consolidated financial statements and related disclosures.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

2.   Summary of Significant Accounting Policies (continued)

In August 2016, the FASB issued ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments. ASU 2016-15 clarifies the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. This ASU is effective for public business entities for fiscal years, and interim periods within those years, beginning after December 15, 2017. Early adoption is permitted. The Company has implemented ASU 2016-15 on its financial statements and related disclosures.

In October 2016, the FASB issued ASU No. 2016-16—Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. This ASU improves the accounting for the income tax consequences of intra-entity transfers of assets other than invent tory. For public business entities, the amendments in this update are effective for annual reporting periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted. The Company has implemented ASU 2016-16 on its financial statements and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. The guidance requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts generally described as restricted cash and restricted cash equivalents should be included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The standard is effective for fiscal years beginning after December 15, 2017, and interim period within those fiscal years. Early adoption is permitted, including adoption in an interim period. The standard should be applied using a retrospective transition method to each period presented. The Company has implemented ASU 2016-18 on its financial statements and related disclosures.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. The Company will evaluate the impact of adopting this standard prospectively upon any transactions of acquisitions or disposals of assets or businesses.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

Prior period reclassification

Certain prior period balance sheet accounts have been reclassified in conformity with current period presentation including reclassification of $4,000 from derivative liability to warrant liability. The reclassification had no effect to the company's consolidated statement of operations, statement of cash flow or statement of shareholder's equity.

 Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

3.   Concentration

Customer

For the year ended June 30, 2018, our Company earned net revenues of $4,439,324. The company does not have any concentration of revenue with any customer that represent over 10% of overall revenue. The highest revenue from (2) customers accounted for 8.51% and 6.96% respectively, as percentage of overall revenue for the year ended June 30, 2018.

For the year ended June 30, 2017, our Company earned net revenues of $4,100,560. The vast majority of these revenues for the periods were derived from a large number of customers, with no customers accounted for over 10% of the Company's total revenues in either period. The highest revenue from (2) customers accounted for 8.37% and 5.75% respectively, as percentage of overall revenue for the year ended June 30, 2017.

Suppliers

For the year ended June 30, 2018, we purchased products for sale by the company's subsidiaries from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company's inventory is purchased from two (2) suppliers. The two (2) suppliers accounted as follows: Two suppliers accounted for 36% and 17.50% of the Company's total inventory purchase for the year ended June 30, 2018, respectively.

For the year ended June 30, 2017, two (2) suppliers accounted for 36.71% and 39.03% of the Company's total inventory purchase, respectively.

4.   Equity Transaction – Exclusive License Rights

On December 13, 2017, we entered into a Master Marketing Agreement with BizRight Hydroponic, Inc. (“BizRight”), a leading marketer and manufacturer of cannabis and hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other cannabis-related grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties, and sells various products to distributors and retailers.

Under the terms of the Master Marketing Agreement, all products procured, developed and imported by BizRight will be sold by the Company. The expected term of the exclusive license rights is 20 years. BizRight and its owners will be compensated via a combination of cash and common shares in Sugarmade. Effective the contract date, Bizright will be compensated Two hundred million (200,000,000) common shares. Sugarmade will compensate BizRight and its owners six million dollars ($6,000,000) in cash. The amount due will be divided over 3 payments equally and are contingent upon the filing of the S-1 and significant funding.

As of June 30, 2018, the shares to be issued in connection with the acquisition of exclusive license rights has not been issued therefore the transaction has not been completed. $350,000 in cash has been paid and reflected as a prepaid deposit in other current assets on our balance sheet, see Note 6.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

5.   Litigation

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of June 30, 2018, there were no legal claims pending or threatened against the Company; the opinion of our management would be likely to have a material adverse effect on our financial position, results of operations or cash flows. However, as of the date of this filing, we were involved in the following legal proceedings.

On February 4, 2014, the Company filed suit in Contra Costa County, California, alleging breach of fiduciary duty, conspiracy to commit breach of fiduciary duty, fraud, conspiracy to commit fraud, conversion, breach of contract, and interference with contractual relations against, Diversified Products Group Inc. (DPG), Stephen Pinto, Lewis Cohen and Heidi Estiva, who were former sales agents for the Company. Stephen Pinto is the Company's former Chairman of the board of directors. The Company plans to actively pursue this case. During November of 2014, the Company received notice that a cross complaint had been filed against the Company. The complaint alleges the parties were induced to make a series of investments in the Company by the material misrepresentations and omissions made by the Company. The Company believes the allegations are without merit The Company plans to vigorously defend against such claims. The parties have attended mediation on the matters on September 7, 2018, and executed a stipulation for a settlement agreement. However, the final settlement agreement is currently pending.

On December 11, 2013, the Company was served with a complaint from two Convertible Note Holders and investors in the Company, Lovitt & Hannan, Inc. Salary Deferral Plan FBO J. Thomas Hannan, Attorney at Law 401K Plan and Trust, and Kevin M. Kearney. The Company's former CEO, Scott Lantz, was also named in the suit.

On February 21, 2017, the Company signed a settlement agreement with the plaintiff in the matter of Hannan vs Sugarmade. Under the terms of the settlement agreement, the Company agreed to pay the plaintiffs' $227,000 to settle all claims against the Company, which included the payoff of the two notes outstanding within one (1) week. The parties had estimated the value of the notes at approximately $80,000. The Company agreed to pay the plaintiff $97,000 within one hundred and twenty (120) days of the settlement with the remaining balance of $50,000 due within one hundred and eighty (180) days of the settlement. Upon receipt of all payments, plaintiffs will surrender for cancellation 230,000 of the Company's shares within ten (10) days. The parties agreed that all claims against the Company would be satisfied through such payments and that the matter would be fully resolved. As of June 30, 2018, third-parties had purchased two (2) notes of approximately $80,000, reducing the Company's exposure by $80,000. As of the date of this filing the balance for accrued legal settlement for Hannan vs Sugarmade has been reduced to $227,000.

There can be no assurances the ultimate liability relative to these law suits will not exceed what is outlined above.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

6.	Other Current Assets

As of June 30, 2018 and 2017, other current assets consisted of the following:

	For the years ended June 30,
	2018	2017
Prepaid Deposit	$355,500	$57,500
Prepaid Inventory	92,737	84,065
Employees Advance	41,303	30,078
Prepaid Expenses	246,260	4,894
Others	20,765	13,801
Total	$756,565	$190,338

7.   Intangible Asset

On August 21, 2017, the Company entered into an intellectual property assignment agreement with Sound Decisions to revamp the company’s shopify website to generate and attract more traffic from potential customers. The Company made a payment of $14,000 for the website (intellectual property). The Company amortized this use right as intangible asset over ten years, and recorded $1,400 amortization expense for the year ended June 30, 2018.

8.   Convertible Notes

As of June 30, 2018 and 2017, the balance owing on convertible notes, net of debt discount, with terms as described below was $2,399,941 and $1,502,023, respectively.

Convertible notes issued prior the year ended June 30, 2017 were as follows:

Convertible note 1: On August 24, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of June 30, 2018, the note is in default.

Convertible note 2: On September 18, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of June 30, 2018, the note is in default.

Convertible note 3: On December 21, 2012, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of June 30, 2018, the note is in default.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

8.   Convertible Notes (continued)

Convertible note 4: On December 19, 2016, the Company entered into a convertible promissory note with an accredited investor for $20,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount. As of June 30, 2018, the note is in default.

Convertible note 5: On January 17, 2017, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of June 30, 2018, the note is in default.

Convertible note 6: On January 17, 2017, the Company entered into a convertible promissory note with an accredited investor for $20,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. The note has been fully converted as of June 30, 2018.

Convertible note 9: On January 20, 2017, the Company entered into a convertible promissory note with an accredited investor for $80,000. The note has a term of seven (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of June 30, 2018, the note is in default.

Convertible note 7: On January 24, 2017, the Company entered into a convertible promissory note with an accredited investor for $43,000. The note has a term of twelve (12) months with an interest of 8% and is convertible to common shares at a 45% discount to the then current market price of our shares. This convertible promissory note has been fully converted in the year ended June 30, 2018.

Convertible note 8: On February 8, 2017, the Company entered into a convertible promissory note with an accredited investor for $50,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of June 30, 2018, the note is in default.

Convertible note 10: On February 24, 2017, the Company entered into a convertible promissory note with an accredited investor for $66,023. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of June 30, 2018, the note is in default.

Convertible note 11: On February 9, 2017, the Company entered into a convertible promissory note with an accredited investor for $50,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of June 30, 2018, the note is in default.

Convertible note 12: On February 28, 2017, the Company entered into a convertible promissory note with an accredited investor for $75,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount. As of June 30, 2018, the note is in default.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

8.   Convertible Notes (continued)

Convertible note 13: On March 1, 2017, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of nine (9) months with an interest rate of 10% and is convertible to common shares at a 45% discount to the then current market price of our shares. As of June 30, 2018, there were $92,500 has been converted into the Company’s common stock and the remaining principal balance was $7,500. As of June 30, 2018, the note is in default.

Convertible note 14: On March 23, 2017, the Company entered into a convertible promissory note with an accredited investor for $70,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of June 30, 2018, the note is in default.

Convertible note 15: On February 15, 2017, the Company entered into a convertible promissory note with an accredited investor for $63,000. The note has a term of nine (9) months with an interest rate of 8% and is convertible to common shares at 40% discount to the then current market price of our shares. This convertible promissory note has been fully converted in the year ended June 30, 2018.

Convertible note 16: On February 16, 2017, the Company entered into a convertible promissory note with an accredited investor for $30,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of June 30, 2018, the note is in default.

Convertible note 17: On March 31, 2017, the Company entered into a convertible promissory note with an accredited investor for $200,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of June 30, 2018, the note is in default.

Convertible note 18 & 19: On May 17, 2017, the Company entered a convertible promissory note with an investor for a total amount of $1,375,000 (after $10,000 legal and due diligence fee) with an OID of $125,000, the note will be fulfilled through a series of funding. The note is due 12 months after each funding date and bear an interest rate of 10%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. In connection with the note, the investor will also receive warrants and is calculated based on 15% of the maturity amount. The warrants have a life of four years with exercise price of $0.15 per share and have cashless exercise option. The Company received $505,000 from this note during the year ended June 30, 2018. The fair value of the warrants were $40,400 at grant date. As of June 30, 2018, the Company had outstanding convertible note payable to this investor for $671,004 (with two major default charge in total of $166,004), the fair value of the warrant liability was $40,400. As of June 30, 2018, the note is in default and bears a default interest rate of 22% per annum.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

8.   Convertible Notes (continued)

Convertible notes issued during the year ended June 30, 2018 were as follows:

On July 17, 2017, the Company entered into a convertible promissory note with an accredited investor for $164,900. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.025.

On August 3, 2017, the Company entered into a convertible promissory note with an accredited investor for $150,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 45% discount to average of 3 lowest trading price during last 20 trading days. As of June 30, 2018, the note is in default.

On August 22, 2017, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount of average two lowest price of last 20 trading days prices.

On September 15, 2017, the Company entered into a convertible promissory note with an accredited investor for $150,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 45% discount to average of 3 lowest trading price during last 20 trading days. As of June 30, 2018, the note is in default.

On September 26, 2017, the Company entered into a convertible promissory note with an accredited investor for $15,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount of average two lowest price of last 20 trading days prices.

On December 7, 2017, the Company entered into a convertible promissory note with an accredited investor for $50,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.05.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

8.   Convertible Notes (continued)

As of the year ended June 30, 2018, the Company’s convertible notes consisted of following:

Principal	Default Penalty	Conversion in Principal	Number of Shares	Balance as of 6/30/2018	Due Date	Interest Rate	Conversion Price
$25,000				$25,000	2/24/2013	14%	75% of the average of 30 days prior to the conversion date
$25,000				$25,000	3/18/2013	14%	75% of the average of 30 days prior to the conversion date
$100,000				$100,000	6/21/2013	14%	75% of the average of 30 days prior to the conversion date
$20,000				$20,000	7/17/2017	8%	40% discount of average of last 20 trading days
$25,000				$25,000	7/17/2017	8%	40% discount of average two lowest price of last 20 trading days
$20,000		$20,000	737,748	—	7/17/2017	8%	Greater of $0.05 or 40% discount to average of 3 lowest trading price during 20 trading days
$43,000		$43,000	2,462,180	—	1/24/2018	8%	45% discount of average two lowest price of last 20 trading days
$50,000				$50,000	8/8/2017	8%	40% discount of average two lowest price of last 20 trading days
$80,000				$80,000	7/20/2017	8%	40% discount of average two lowest price of last 20 trading days
$66,023				$66,023	8/24/2017	8%	40% discount of average two lowest price of last 20 trading days
$50,000				$50,000	8/9/2017	8%	40% discount of average two lowest price of last 20 trading days
$75,000				$75,000	7/31/2017	8%	40% discount of average two lowest price of last 20 trading days

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

8.   Convertible Notes (continued)

$100,000		$92,500	5,246,524	$7,500	12/1/2017	10%	50% discount of average three lowest price of last 20 trading days
	$56,067			$56,067	12/1/2017	10%	50% discount of average three lowest price of last 20 trading days
	$7,273			$31,097	12/1/2017	10%	50% discount of average three lowest price of last 20 trading days
	$7,270			$29,654	12/1/2017	10%	50% discount of average three lowest price of last 20 trading days
$70,000				$70,000	9/23/2017	8%	40% discount of average two lowest price of last 20 trading days
$63,000		$63,000	3,081,746	—	11/20/2017	8%	42% discount of average three lowest price of last 10 trading days
$30,000				$30,000	8/16/2017	8%	Greater of $0.05 or 40% discount to average of 3 lowest trading price during 20 trading days
$200,000				$200,000	9/30/2017	8%	40% discount of average two lowest price of last 20 trading days
$340,000	$78,482			$418,482	5/12/2018	22%	45% discount of lowest price of last 20 trading days
$165,000	$87,522			$252,522	5/12/2018	22%	45% discount of lowest price of last 20 trading days
	$80,000			$80,000	5/12/2018	22%	45% discount of lowest price of last 20 trading days
	$170,000			$170,000	5/12/2018	22%	45% discount of lowest price of last 20 trading days
$150,000				$150,000	5/3/2018	10%	45% discount of average three lowest price of last 20 trading days
$150,000				$150,000	6/15/2018	10%	45% discount of average three lowest price of last 20 trading days
$164,900				$164,900	7/17/2018	8%	$0.025
$35,000				$35,000	8/22/2018	8%	40% discount of average two lowest price of last 20 trading days
$15,000				$15,000	9/26/2018	8%	40% discount of average two lowest price of last 20 trading days
$50,000				$50,000	12/7/2018	8%	$0.025
Total:		$218,500		$2,426,245

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

8.   Convertible Notes (continued)

As of the year ended June 30, 2018, the Company’s debt discount consisted of following:

Date of	Due Date	Related Debt OID	Debt Discount at 6/30/2017	Amortization during 6/30/2018	Debt Discount at 6/30/2018
8/3/2017	5/3/2018	$150,000	$—	$150,000
9/15/2017	6/15/2018	150,000	—	150,000
8/22/2017	8/22/2108	35,000	—	29,918	5,082
9/26/2017	9/26/2018	15,000	—	11,384	3,616
5/12/2017	5/12/2018	30,000	13,232	13,232
6/12/2017	6/12/2018	15,000	28,263	28,263
9/28/2017	5/12/2018	78,482	—	78,482
11/14/2017	5/12/2018	87,522	—	87,522
8/8/2017	12/1/2017	56,067	—	56,067
10/13/2017	12/1/2017	15,298	—	15,298
11/14/2017	12/1/2017	42,280	—	42,280
11/17/2017	5/12/2018	80,000	—	80,000
11/25/2017	5/12/2018	170,000	—	170,000
7/17/2017	7/17/2018	164,900	—	160,445	4,455
12/7/2017	12/7/2018	50,000	—	36,849	13,151
Total debt discount		$1,139,549	$41,495	$912,446	$26,303

9.   Derivative Liabilities

The derivative liability is derived from the conversion features in note 8 and stock warrant in note 10. All were valued using the weighted-average Binomial option pricing model using the assumptions detailed below. As of June 30, 2018 and 2017, the derivative liability was $3,069,616 and $1,134,000, respectively. The Company recorded $525,394 and $437,000 loss from changes in derivative liability during the year ended June 30, 2018 and 2017, respectively. During the year ended June 30, 2018, the Company changed the method to value the fair market value from Black-Scholes to Binomial Option model. The Binomial model with the following assumption inputs:

June 30, 2018
Annual Dividend Yield	—
Expected Life (Years)	0.15-1.00
Risk-Free Interest Rate	1.13-2.06%
Expected Volatility	94-212%

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

9.   Derivative Liabilities (continued)

June 30, 2017
Annual Dividend Yield	—
Expected Life (Years)	0.47-1.00
Risk-Free Interest Rate	1.08-2.12%
Expected Volatility	103-202%

Fair value of the derivative is summarized as below:

Beginning Balance, June 30, 2017	$1,134,000
Additions	$1,913,992
Mark to Market	530,948
Reclassification to APIC Due to Conversions	$(509,324)
Ending Balance, June 30, 2018	3,069,616

10.        Stock Warrants

In connection with the issuance of the promissory notes in 2012, the investors in the aggregate received two-year warrants to purchase up to a total of 50,000 shares of common stock at an exercise price of $0.50 per share, and two-year warrants purchasing up to a total of 81,250 shares of common stock at an exercise price of $0.01 per share. For purposes of accounting for the detachable warrants issued in connection with the convertible notes, the fair value of the warrants was estimated using the Binomial option pricing formula. The value of all warrants granted at the date of issuance totaled $508,413 and was recorded as a discount to the notes payable. The amount was amortized over the nine (9) month term of the respective convertible note as additional interest expense.

On various dates during June 2014 and December 2014 the Company and holders of certain convertible notes agreed to cancel warrants to purchase common shares in the Company and to extend the due dates on the Notes to July l, 2016. $0.50 warrants and "Bonus Warrants" priced at $0.01, as defined in the original Convertible Note Purchase Agreements we cancelled pertaining to the Note and warrants acquired on the following dates for the following Convertible Notes and amounts. These warrants were expired on July 1, 2016.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

10.        Stock Warrants (continued)

On May 17, 2017, the Company entered a promissory note with an investor for a total amount of $1,375,000 (after $10,000 legal and due diligence fee) with an OID of $125,000, the note will be fulfilled through a series of funding. In connection with the note, the investor will also receive warrants and is calculated based on 15% of the maturity amount. The warrants have a life of four years with an exercise price of $0.15 per share and have cashless exercise option. The fair value of the warrants at the grant date was $40,400. As of June 30, 2018 and 2017, the fair value of the warrant liability was $40,400 and $25,250, respectively. The Binomial model with the following assumption inputs:

Warrants liability:	June 30, 2018
Annual dividend yield	—
Expected life (years)	0.5
Risk-free interest rate	2.06%
Expected volatility	151%

Warrants issued in May 2017:	June 30, 2017
Annual dividend yield	—
Expected life (years)	3.86
Risk-free interest rate	1.89%
Expected volatility	440%

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining contractual life
Outstanding at June 30, 2016	131,250	0.20
Expired	131,250	0.20
Granted	505,000	$0.15	4
Outstanding at June 30, 2017	505,000	$0.15	3.86
Expired
Granted
Outstanding at June 30, 2018	505,000	$0.15	0.5

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

11.        Note Payable

Note payable due to bank

During October 2011, we entered into a revolving demand note (line of credit) arrangement with HSBC Bank USA, with a revolving borrowing limit of $150,000. The line of credit bears a variable interest rate of one quarter percent (0.25%) above the prime rate (3.25% as of September 30, 2013). In the event the deposit account is not established or minimum balance maintained, HSBC can charge a higher rate of interest of up to 4.0% above prime rate. As of June 30, 2018 and 2017, the loan principal balance was $25,982. As of June 30, 2018, the note is in default.

Notes payable due to related parties

On January 23, 2013, the Company entered into a promissory note with its former employee of the Company who owns less than 5% of the Company's stock. The original principal amount was $40,000 and the note bears no interest. The note was payable upon demand. As of June 30, 2018 and 2017, this note had a balance of $18,000 and $18,000, respectively.

On December 31, 2013, the Company entered into a promissory note with Kalvin Kwong (an employee of the Company, who owns less than 5% of the Company's stock). The principal amount was $20,000 and the interest rate on the note was 10%. The note had a term of six (6) months. However, this note was now payable upon demand per the oral agreement with the lender. As of June 30, 2018 and 2017, this note had a balance of $0 and $20,000, respectively.

On January 13, 2014, the Company entered into a promissory note with an employee (an employee of the Company, who owns less than 5% of the Company's stock). The principal amount was $25,000 and the note bears no interest. The note had a term of twenty-four (24) months and was due on January 13, 2016, and became payable upon demand after January 13, 2016. As of June 30, 2018 and 2017, this note had a balance of $0 and $12,666, respectively.

On January 14, 2015, the Company entered into a promissory note with Richard Ko (an employee of the Company, who owns less than 5% of the Company's stock). The principle amount was $30,000 and the note bore no interest. The note had a term of one (1) year and was due on January 14, 2016, and became payable upon demand after January 14, 2016. As of June 30, 2018 and 2017, this note had a balance of $5,000 and $20,000, respectively.

As of June 30, 2018 and 2017, the Company has an outstanding balance of notes payable due to related parties of $23,000 and $70,666, respectively.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

12.        Stockholders’ Deficit

The Company is authorized to issue 1,990,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock.

During the year ended June 30, 2018, the Company issued 1,171,429 shares of common stock for cash in total amount of $82,000.

During the year ended June 30, 2018, the Company issued 4,736,842 shares of common stock for services in total amount of $180,000.

During the year ended June 30, 2018, the Company issued 13,492,560 shares of common stock to settle the old debt in total amount of $306,810.

As of June 30, 2018 and June 30, 2017, the Company had 246,135,203 and 247,395,774 shares of its common stock issued and outstanding.

13.        Common Shares Issued for Services

In September 2017, the Company issued 4,736,842 shares of commons stock for services. The fair value of the shares were valued at $0.04, the closing price of the grant date.

14.        Related Party Transactions

As of June 30, 2018, the Company had outstanding balance of $23,000 owed to various related parties. See note 11 and 16 for the details.

15.        Loans Payable

On October 1, 2017, the Company entered a straight promissory note with Greater Asia Technology Limited (Greater Asia) for borrowing $100,000 with maturity date on June 30, 2018; the note bears an interest rate of 33.33%. As of June 30, 2018, the note was in default and the outstanding balance under this note was $79,524.

On January 25, 2017, SWC entered into an agreement with a lending company for $100,000 for its working capital needs. As of June 30, 2018 and 2017, the Company has an outstanding balance of $0 and $10,036, respectively.

During the year ended June 30, 2017, the Company entered a series of short-term loan agreements with Greater Asia Technology Limited (Greater Asia) for borrowing $375,000, with interest rate at 40% - 50% of the principal balance. As of June 30, 2018 and 2017, the outstanding balance with Greater Asia loans were $84,400 and $140,125, respectively. As of June 30, 2018 the note is in default.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

15.        Loans Payable (continued)

On July 1, 2016, the Company entered into a repayment agreement with its employee for $20,280 at no interest. As of June 30, 2018 and 2017, the Company has an outstanding balance of $4,285 and $6,285.

On January 6, 2015, the Company entered into repayment agreement with its former employee for a loan of $9,500 at no interest. As of June 30, 2018 and 2017, the Company has an outstanding balance of $0 and $4,076, respectively.

On July 2, 2015, the Company entered into a repayment agreement with an individual for $22,583 at no interest. As of June 30, 2018 and 2017, the Company has an outstanding balance of $0 and $13,936, respectively.

On March 5, 2013, the Company entered an equipment loan agreement with Toyota financial services with maturity date of April 4, 2018. As of June 30, 2018 and 2017, the balance under this loan were $0 and $4,308, respectively.

On July 1, 2012, CarryOutSupplies entered an equipment loan agreement with a bank with maturity on June 1, 2017. The monthly payment is $255. As of June 30, 2018 and 2017, the outstanding balance under this loan were $0 and $261, respectively.

As of June 30, 2018 and 2017, the Company had an outstanding loan balance of $329,029 and $1,599, respectively from one (1) vendor of the Company.

16.        Loans Payable – Related Parties

On June 26, 2017, the Company entered a straight promissory note with a company (whose major shareholder is the former director of the Company) for borrowing $150,820 with maturity date on March 31, 2018; the note bears an interest rate of 12%, commencing on October 31, 2017, and on the last day of each moth thereafter until the notes is paid in full, the Company shall make an interest payment. As of June 30, 2018 and 2017, the outstanding balance under this note was $150,820. As of June 30, 2018. the note was in default. As of October 2017, they are no long a related party.

On July 7, 2016, SWC received a loan from an employee. The amount of the loan bore no interest and amortized on a monthly basis over the life of the loan. As of June 30, 2018 and 2017, the balance of the loan were $30,000 and $34,015, respectively.

On November 21, 2016, the Company received a loan from the Company’s director. The amount of the loan bore no interest and amortized on a monthly basis over the life of the loan. As of June 30, 2018 and 2017, the balance of the loan from Sugarmade were $0 and $9,252, respectively.

On December 1, 2016, the Company received a loan from an employee for $12,500 with an interest charge of $12,500. This amount was recorded as interest owed to the loan payable amount and is to be amortized on a monthly basis over the life of the loan. The loan is due on December 1, 2017. As of June 30, 2018 and 2017, the balance is $0 and 6,250, respectively.

From time to time, SWC would receive short-term loans from LMK Capital, LLC (“LMK”) for its working capital needs. As of June 30, 2018 and 2017, the Company had outstanding balance of $0 and $34,107, respectively, borrowed from LMK Capital., LLC, a company affiliated with CEO Chan.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

17.        Shares to Be Issued

During the year ended June 30, 2018, the Company had entered into multiple private placement agreements and had increased potential shares to be issued in total amount of $1,798,000.

As of June 30, 2018 and 2017, the Company had balance of $2,691,000 and $893,000 share to be issued.

18.        Commitments and Contingencies

On April 1, 2015, the Company entered into a lease for general office and warehouse in City of Industry, California with a lease term of one year. The monthly rent was $11,884. The Company renewed the lease to March 31, 2016, effective April 1, 2016 to March 31, 2017, increasing the rent from $11,884 to $13,238. On March 6, 2017, the Company executed a Fifth Amendment to the Lease, in which the Monthly rent increased from $13,238 to $15,043 effective from April 1, 2017 to March 31, 2018. As of March 31, 2018, the Monthly rent is $15,043. As of April 1, 2018, the Company has vacated and return the property to the property owner and have no further lease commitment associated with this property.

On February 23, 2018 the Company entered into lease agreement for a new office space as part of the plan to expand operation, the lease is set to commence Commencing March 1, 2018. The term of the lease is for a (5) Five Years with 1 month free on the 1st year of the term. The monthly rent on the 1st year will be $11,770 with a 3% increase for each subsequent year. Total commitment for the full term of the lease will be $737,367. As of the date of this filing, this property became the main office of the Company.

19.        Income Tax

The deferred tax asset as of June 30, 2018 and 2017 consisted of the following:

	2018	2017
Net Operating Loss Carryforwards	$11,849,081	$9,711,559
Less Valuation Allowance	(11,849,081)	(9,711,559)
	$—	$—

Management provided a deferred tax asset valuation allowance equal to the potential benefit due to the Company’s loss. When the Company demonstrates the ability to generate taxable income, management will re-evaluate the allowance.

As of June 30, 2018, the Company has net operating loss carryforward of $34,859,799, which is available to offset future taxable income that expires by year 2034.

Reconciliation between the provision for income taxes and the expected tax benefit using the federal statutory rate of 34% for 2018 and 2017 is as follows:

	2018	2017
Income tax benefit at federal statutory rate	(34)%	(34)%
Increase in valuation allowance	34%	34%
Income tax expense	—	—

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

20.        Subsequent Events

On July 15, 2018, the Company signed a settlement agreement and consulting contract with a services provider. Under the terms of the agreement, the consultant performed specific functions pertaining the wind down of business operations for products previously marketed by the Company, receiving 1,500,000 registered common shares.

On July 20, 2018, the Company sold 1,000,000 common shares to an accredited investor at $0.05 per common share for a total of $50,000.

On July 30, 2018, a consultant paid the Company $1,000 for an option exercised on June 8, 2018. The strike price of the option was $0.002 per share. As of this date, the 500,000 common shares from the option exercise have yet to be issued.

On August 1, 2018, the Company signed a services contract with a consultant for 2,307,693 registered common shares, valued at $150,000 or $0.065 per share.

On August 1, 2018, the Company signed a services contract with a consultant for 538,461 registered common shares, valued at $70,000 or $0.065 per share.

On August 2, 2018, the Company converted a note for $50,000 dated August 3, 2017, into 1,114,491 common shares.

On August 13, 2018, the Company issued 2,500,000 common shares to an accredited investor. The shares were purchased on December 21, 2017 at $0.05 per share for a total of $125,000.

On August 14, 2018, the Company converted a note dated September 27, 2017 into common shares. The original face value of the note was $15,000, which converted into 294,114 common shares.

On August 14, 2018, the Company converted a note dated August 22, 2017 into common shares. The original face value of the note was $35,000, which converted into 691,184 common shares.

On August 23, 2018, the Company converted a note for $115,698.63 dated August 3, 2017 in the amount of $50,000 into 1,114,491 common shares.

On August 28, 2018, the Company converted a note dated May 12, 2017 into common shares. The original face value of the note was $150,000, which converted into 3,921,569 common shares.

On September 1, 2018, the Company issued a consultant 125,000 common shares for services, based on an agreement with the consultant dated April 5, 2018.

On September 13, 2018, the Company converted a note dated September 15, 2017 into common shares. The original face value of the note was $150,000, which converted into 3,745,330 common shares.

Sugarmade, Inc. and Subsidiary

Notes to Consolidated Financial Statements

20.        Subsequent Events

On September 19, 2018, the Company issued a convertible note to an accredited investor for proceeds to the Company in the amount of $250,000. The Company reserved 15,000,000 common shares for future maximum issuance for the eventual conversion.

On September 27, 2018, the Company sold 642,857 common shares to an accredited investor at $0.07 per common share for a total of $45,000.

On October 7, 2018, a consultant paid the Company $500 for an option exercised on June 8, 2018. The strike price of the option was $0.001 per share. As of this date, the 500,000 common shares from the option exercise have yet to be issued.

On October 9, 2018, the Company issued shares in a debt settlement. A total of 500,000 shares were issued at a price of $0.10 per shares, which settled the $39,000 and interest owed by the Company.

On October 10, 2018, the Company issued a convertible note to an accredited investor for proceeds to the Company in the amount of $250,000. The Company reserved 26,000,000 common shares for future maximum issuance for the eventual conversion.

On October 15, 2018, the Company signed a Letter of Intent to acquire Sky Unlimited, LLC doing business as Athena United (“Sky Unlimited”), a Southern California-based, supplier of hydroponic cultivation supplies to the wholesale sector and to large commercial cultivators. Upon execution of LOI, the Company will pay Sky Unlimited $1,000,000 in common shares of Sugarmade at $0.10 per share equal 10,000,000 shares, which will immediately vest as a non-refundable fee. Sugarmade will be granted 180 days to close on acquisition, If the acquisition is completed, Sky Unlimited will be compensated with cash and Sugarmade shares having a total value equaling one times annualized revenues realized by Sky Unlimited during last 2 quarters of 2018 calendar year. At the projected $40,000,000 annualized revenue realization for Sky Unlimited for the period agreed, it is contemplated Sky Unlimited will be paid a total of $8,000,000 in cash and $32,000,000 in Sugarmade common shares at $0.10 per share.

On October 16, 2018, the Company issued 2,500,000 common shares due to an accredited investor for an investment on December 21, 2017 in the amount of $250,000 at $0.05 per share.

On October 16, 2018, the Company issued 10,00,000 common shares due to an accredited investor for an investment on December 21, 2017 in the amount of $1,000,000 at $0.10 per share.

Sugarmade, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	March 31, 2019	June 30, 2018
	(Unaudited)
Assets
Current assets:
Cash	$33,916	$42,121
Accounts receivable, net	375,970	453,623
Inventory, net	627,369	531,249
Loan receivables	191,776	157,872
Other current assets	2,099,634	756,565

Total current assets	3,328,665	1,941,432

Equipment, net	450,852	195,180
Intangible assets, net	11,550	12,600
Other assets	68,751	38,751

Total assets	$3,859,818	$2,187,963

Liabilities and Stockholders’ Equity (Deficiency)
Current liabilities:
Note payable due to bank	$25,982	$25,982
Accounts payable and accrued liabilities	1,368,547	1,707,641
Customer deposits	310,128	329,509
Unearned revenue	65,013	110,142
Other payable	367,239	241,771
Accrued interest	448,942	493,365
Accrued compensation and personnel related payables	24,528	869,673
Note Payable	20,000	20,000
Notes payable – related parties	18,000	23,000
Loans payable	190,755	329,029
Loans payable – related parties	30,000	30,000
Convertible notes payable, net	1,059,655	2,399,941
Derivative liabilities	2,541,563	3,069,616
Warrants liabilities	39,192	40,400
Shares to be issued	50,000	2,691,000

Total liabilities	6,559,544	12,381,069

Stockholders’ equity (deficiency):
Preferred stock ($0.001 par value, 10,000,000 shares authorized, 2,000,000 and 0 issued and outstanding at March 31, 2019 and June 30, 2018, respectively)	2,000	—
Common stock ($0.001 par value, 1,990,000,000 shares authorized, 660,473,827 and 246,135,203 shares issued and outstanding at March 31, 2019 and June 30, 2018, respectively)	660,474	246,136
Additional paid-in capital	59,550,187	21,952,560
Shares issued advance for investment	(18,000,000)	—
Shares to be issued, preferred shares	—	2,000,000
Shares to be issued, common shares	—	467,996
Accumulated deficiency	(44,912,387)	(34,859,799)

Total stockholders’ equity (deficiency)	(2,699,726)	(10,193,106)

Total liabilities and stockholders’ equity (deficiency)	$3,859,818	$2,187,963

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

Sugarmade, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

For the three and nine months ended March 31, 2019 and 2018

	For the Three Months Ended March 31, 2019	For the Three Months Ended March 31, 2018	For the Nine Months Ended March 31, 2019	For the Nine Months Ended March 31, 2018

Revenues, net	$572,678	$849,436	$3,459,511	$2,965,404

Cost of goods sold:	398,281	594,888	2,528,680	2,107,834

Gross Profit	174,397	254,549	930,831	857,570

Operating expenses:
Selling, general and administrative expense	$634,705	$797,196	$5,371,662	$2,849,789
Operating loss	(460,308)	(542,647)	(4,440,832)	(1,992,219)

Non-operating income (expense):
Other income	19,949	—	25,050	14,206
Interest Expense	(105,088)	(97,107)	(846,568)	(303,484)
Change in fair value of derivative liabilities	(510,314)	3,680,532	(4,171,698)	(1,384,423)
Change in fair value of warrant liability	(24,712)	—	1,208	—
Loss on debt conversion	—	(250,640)	8,763	(250,640)
Loss on debt settlement	(40,081)	—	(295,963)	—
Loss on asset disposal	9,391	—	9,391	—
Amortization of debt discount	(298,992)	—	(358,589)	—
Other expense	—	(1,265)	—	(362,254)
Gain on debt forgiveness	—	—	16,649	—

Total non-operating expenses, net	(949,848)	3,331,520	(5,611,756)	(2,286,595)

Net income (loss)	$(1,410,156)	$2,788,872	$(10,052,588)	$(4,278,813)

Weighted average shares basic and diluted	519,631,764	244,395,774	434,601,096	237,925,753
Weighted average basic and diluted loss per common share	$(0.00)	$(0.01)	$(0.02)	$(0.02)

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

Sugarmade, Inc. and Subsidiary
Condensed Consolidated Statements of Changes in Stockholders’ Deficit

For the three and nine months ended March 31, 2019
(Unaudited)

	Preferred Stock		Common Stock		APIC	Investment	Share to be issued, PS	Share to be issued, CS	Accumulated Deficit	Total
Balance at June 30, 2018	—	$—	246,135,203	$246,136	$21,952,561	$—	$2,000,000	$467,996	$(28,563,409)	$(5,100,492)
Shares issued for debt settlement	—	—	—	—	—	—	—	174,450	—	174,450
Reclass derivative liabilities from conversions	—	—	—	—	2,714,433	—	—	—	—	2,714,433
Shares issued for conversions	—	—	27,301,360	27,301	845,558	—	—	—	—	872,859
Shares issued for cash	—	—	3,700,000	3,700	181,300	—	—	95,000	—	280,000
Shares issued for service	—	—	2,971,154	2,971	194,529	—	—	137,000	—	334,500
Net loss	—	—	—	—	—	—	—	—	(2,609,053)	(2,609,053)
Balance at September 30, 2018	—	—	280,107,717	280,108	25,888,381	—	2,000,000	874,446	(37,468,852)	(8,425,917)
Shares issued for debt settlement	—	—	6,632,605	6,633	603,965	—	—	(263,616)		346,982
Reclass derivative liabilities from conversions	—	—	—	—	3,574,807	—	—	—	—	3,574,807
Shares issued for conversions	—	—	47,865,888	47,866	967,525	—	—	—	—	1,015,391
Initial Valuation of BCF	—	—	—	—	149,143	—	—	—	—	149,143
Shares issued for cash	—	—	4,142,857	4,143	215,857	—	—	(220,000)	—	—
Shares issued for service	—	—	89,111,251	89,111	6,384,569	—	—	(390,830)	—	6,082,850
Shares issued for LOI	—	—	10,000,000	10,000	1,165,000	—	—	—	—	1,175,000
Shares issued for Award-Bizright	—	—	200,000,000	200,000	17,800,000	(18,000,000)	—	—	—	—
Shares issued for EB-5	2,000,000	2,000	—	—	1,998,000	—	(2,000,000)	—	—	—
Net loss	—	—	—	—	—	—	—	—	(6,033,380)	(6,033,380)
Balance at December 31, 2018	2,000,000	2,000	637,860,318	637,861	58,747,246	(18,000,000)	—	—	(43,502,232)	(2,115,124)
Reclass derivative liabilities from conversions	—	—	—	—	286,193	—	—	—	—	286,193
Shares issued for conversions	—	—	13,962,038	13,962	314,913	—	—	—	—	328,875
Shares issued for service	—	—	625,391	625	34,375	—	—	—	—	35,000
Shares issued for cash	—	—	6,000,000	6,000	54,000	—	—	—	—	60,000
Shares issued for debt settlement	—	—	2,026,080	2,026	113,460	—	—	—	—	115,487
Net loss	—	—	—	—	—	—	—	—	(1,410,156)	(1,410,156)
Balance at March 31, 2019	2,000,000	$2,000	660,473,827	$660,474	$59,550,187	$(18,000,000)	$—	$—	$(44,912,387)	$(2,699,726)

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

Sugarmade, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows

For the nine months ended March 31, 2019 and 2018
(Unaudited)

	For the nine months ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	$(10,052,588)	$(4,278,813)
Adjustments to reconcile net loss to cash flows from operating activities:
Excess of debt discount over the principal	149,143	125,642
Loss on settlement	295,963	250,460
Gain on debt forgiveness	(16,649)	—
Amortization of debt discount	870,355	364,663
Stock based compensation	3,151,206	789,229
Change in fair value of derivative liability	4,171,733	1,384,423
Amortization of Intangible Assets	1,050	—
Change in exercise of warrant	(1,208)	—
Depreciation and amortization	41,482	85,807
Changes in assets and liabilities:
Accounts receivable	77,653	(239,302)
Inventory	(96,120)	100,447
Prepayment, deposits and other receivables	(168,067)	—
Loan receivable	(33,904)	—
Other assets	(30,000)	(374,664)
Bank overdraft	—	13,260
Accounts payable and accrued liabilities	(161,930)	(194,809)
Customer deposits	(19,381)	66,713
Unearned revenue	(45,129)	(11,970)
Interest Payable	236,826	53,137
Accrued interest and Other payables	125,468	—

Net cash used in operating activities	(1,504,097)	(1,865,597)
Cash flows from investing activities:
Acquisition of intangible assets	—	(13,999)
Acquisition of property and equipment	(297,154)	(133,132)

Net cash used in investing activities	(297,154)	(147,131)
Cash flows from financing activities:
Proceeds from shares to be issued	—	1,322,685
Proceeds from shares issuance	155,000	—
Proceeds from convertible notes	1,630,500	652,653
Payment to Note payable-related parties	(5,000)	(22,666)
Proceeds (Repayment) from(to) loans	12,546	30,342
Proceeds from loan payable-related parties	—	(158,617)
Proceeds from advanced share issuance	—	95,094

Net cash provided by financing activities	1,793,046	1,919,491

Net increase (decrease) in cash	(8,205)	(93,237)
Cash paid during the period for:
Cash, beginning of period	42,121	101,880
Cash, end of period	$33,916	$8,643

Supplemental disclosure of non-cash financing activities
Shares issued for conversion of convertible debt	564,051	—
Reduction in derivative liability due to conversion	6,575,434	—
Debt discount related to convertible debt	2,217,123	—
Debts settled through shares issuance	1,875,647	993,250
Shares issued for advanced share payment	2,641,000	—

The accompanying notes are an integral part of these condensed unaudited consolidated financial statements

Sugarmade, Inc. and Subsidiary

Notes to Unaudited Condensed Consolidated Financial Statements

1.	Nature of Business

Sugarmade, Inc. (hereinafter referred to as ’‘we’’, ’‘us” or “the/our Company’’) is a publicly traded company incorporated in the state of Delaware. Our previous legal name was Diversified Opportunities, Inc. Our Company, Sugarmade, Inc. operates much of its business activities through our subsidiary, SWC Group, Inc., a California corporation (“SWC’’).

Sugarmade, Inc. was founded in 2010. In 2014, CarryOutSupplies.com was acquired by Sugarmade, Inc., creating the Company as it is today. As of the end of the reporting period, March 31, 2019, we were involved in several businesses including, the supply of products to the quick service restaurant sub-sector of the restaurant industry and as an importer, distributor and marketer of hydroponic supplies to various agricultural sectors. We had previously been a marketer of culinary seasoning products Seasoning Stix and Sriracha Seasoning Stix and a marketer of tree-free paper products. These products were discontinued during 2018 in order to focus the majority of our corporate resources on the marketing of hydroponic supplies.

The marketplace in which we plan to be mainly engaged is generally referred to as hydroponic agricultural supplies. While some of our customers are engaged in the legal cultivation, processing and/or distribution of cannabis or cannabis containing products, our Company neither sells any products containing cannabis nor do we handle, process, or distribute any products containing cannabis.

Our legacy business operation, CarryOutSupplies.com, is a producer and wholesaler of custom printed and generic supplies servicing more than 2,000 quick service restaurants. Our products include double poly paper cups for cold beverage; disposable, clear, plastic cold cups, paper coffee cups, yogurt cups, ice cream cups, cup lids, cup sleeves, food containers, soup containers, plastic spoons and many other similar products for this market sector. CarryOutSupplies.com was founded in 2009 when the founders gained first-hand experience within the restaurant industry of the difficulty for restaurant owners to acquire custom printed supplies at a reasonable cost. Many quick service restaurants wish to acquire custom printed products, such as those embossed with logos, but the minimum order size for such customization had been cost prohibitive. With that in mind, carry out supplies was founded to provide products to this underserved section of the market. Since that time, the company has become a key supplier to many popular U.S. franchises, particularly in the frozen dessert segments. The company estimates it holds at least a 20% market share of generic and printed products within the take-out frozen yogurt and ice cream industries.

In December 2017, we announced a Master Marketing Agreement with BizRight, LLC where the Company would market BizRight’s products. The Company also gained an option to acquire all of BizRight’s operations. See Note 4 below for further details.

Also during 2017, Sugarmade announced the signing of an exclusive distribution agreement for California, Oregon and Washington with privately held Plantation Corp. for its BudLife preservation technology based on integration of specialized gases and natural agents that dramatically extends the useful life of medical marijuana up to six (6) months by actively monitoring the internal containers environment and automatically adjusting its atmosphere as needed. Sugarmade has conducted initial product prototype testing of the BudLife product, realizing positive results. Sugarmade plans to move forward as Plantation’s distribution partner upon availability of the BudLife product line. As of the end of the reporting period, the Company is awaiting final product availability in order to begin marketing the products under the Agreement.

During October 2018, the Company signed a Letter of Intent to acquire Sky Unlimited, LLC doing business as Athena United, a Southern California-based, supplier of hydroponic cultivation supplies to the wholesale sector and to large commercial cultivators. Athena United operates its ecommerce website at www.AthenaUnited.com. Under the terms of the Agreement, which contains both binding and non-binding elements, Sugarmade will acquire all of the outstanding capital stock and the business operations for a combination of cash and common shares of Sugarmade. Athena United, and its associated operations, is believed to be one of the larger operators in this market sector and is producing revenues of approximately $40 million per year, is profitable, and cash flow positive. Should the Company be successful in its acquisition efforts, the operation would be integrated under the Sugarmade corporate umbrella with Sugarmade assuming all operations and recognizing all revenues and profits.

During January of 2019, the Company announced its intention to acquire a retail location of Washington State-based Hydro4Less. The operation is expected to produce approximately $5 million in revenues and to be profitable during calendar 2019. Additionally, via the pending transaction, Sugarmade will gain an option to purchase two additional Hydro4Less retail operations, which are currently producing in excess of $20 million annually. Should all three Hydro4Less acquisitions close, Sugarmade will increase its annual revenues by approximately $25 million per year.

Via the marketing agreement with BizRight, LLC and the acquisitions of Athena United and Hydro4Less, the Company believes it could become one of the largest and fast growing market participants in the cannabis and other agricultural supply/hydroponic industries. As has been also outlined and disclosed in other corporate filings, there can be no assurances these acquisitions will close and that such revenues will be realized by the Company.

2.	Summary of Significant Accounting

Policies Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules and regulations of the United States Securities and Exchange Commission for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. It is management’s opinion however, that all material adjustments (consisting of normal recurring adjustments) have been made which are necessary for a fair financial statement presentation.

These interim condensed consolidated financial statements should be read in conjunction with our Company’s Annual Report on Form 10-K for the year ended June 30, 2018, which contains our audited consolidated financial statements and notes thereto, together with the Management’s Discussion and Analysis of Financial Condition and Results of Operation, for the year ended June 30, 2018. The interim results for the period ended March 31, 2019 are not necessarily indicative of the results for the full fiscal year.

Principles of consolidation

The condensed consolidated unaudited financial statements include the accounts of our Company and its wholly-owned subsidiary, SWC Group Inc. All significant intercompany transactions and balances have been eliminated in consolidation.

Going concern

The Company sustained continued losses from operations during the nine months ended March 31, 2019 and for the fiscal year ended June 30, 2018. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

Our condensed consolidated financial statements have been prepared assuming that we will continue as a going concern. Such assumption contemplates the realization of assets and satisfaction of liabilities in the normal course of business. These condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms to our Company, or which may not be available at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ significantly from those estimates.

Revenue recognition

Sugarmade applies a five-step approach in determining the amount and timing of revenue to be recognized: (1) identifying the contract with a customer, (2) identifying the performance obligations in the contract, (3) determining the transaction price, (4) allocating the transaction price to the performance obligations in the contract and (5) recognizing revenue when the performance obligation is satisfied.

Substantially all of Sugarmade’s revenue is recognized at the time control of the products transfers to the customer.

Cash

Cash and cash equivalents consist of amounts held as bank deposits and highly liquid debt instruments purchased with an original maturity of three months or less.

From time to time, we may maintain bank balances in interest bearing accounts in excess of the $250,000 currently insured by the Federal Deposit Insurance Corporation for interest bearing accounts (there is currently no insurance limit for deposits in noninterest bearing accounts). We have not experienced any losses with respect to cash. Management believes our Company is not exposed to any significant credit risk with respect to its cash.

Accounts receivable

Accounts receivable are carried at their estimated collectible amounts, net of any estimated allowances for doubtful accounts. We grant unsecured credit to our customer’s deemed credit worthy. Ongoing credit evaluations are performed and potential credit losses estimated by management are charged to operations on a regular basis. At the time any particular account receivable is deemed uncollectible, the balance is charged to the allowance for doubtful accounts. The Company had accounts receivable net of allowances of $375,970 as of March 31, 2019 and of $453,623 as of June 30, 2018.

Inventory

Inventory consists of finished goods paper and paper-based products such as paper cups and food containers ready for sale and is stated at the lower of cost or market. We value our inventory using the weighted average costing method. Our Company’s policy is to include as a part of inventory any freight incurred to ship the product from our contract manufacturers to our warehouses. Outbound freights costs related to shipping costs to our customers are considered period costs and reflected in selling, general and administrative expenses. We regularly review inventory and consider forecasts of future demand, market conditions and product obsolescence.

If the estimated realizable value of our inventory is less than cost, we make provisions in order to reduce its carrying value to its estimated market value. On a consolidated basis, as of March 31, 2019 and June 30, 2018, the balance for the inventory totaled $627,346 and $531,249, respectively. Obsolescence reserve at March 31, 2019 and June 30, 2018 were $16,177 and $120,486, respectively.

Property and equipment

Property and equipment is stated at the historical cost, less accumulated depreciation. Depreciation on property and equipment is provided using the straight-line method over the estimated useful lives of the assets for both financial and income tax reporting purposes as follows:

Machinery equipment	5 years
Furniture and equipment	7 years
Vehicles	7 years

Expenditures for renewals and betterments are capitalized while repairs and maintenance costs are normally charged to the statement of operations in the year in which they are incurred. In situations where it can be clearly demonstrated that the expenditure has resulted in an increase in the future economic benefits expected to be obtained from the use of the asset, the expenditure is capitalized as an additional cost of the asset.

Upon sale or disposal of an asset, the historical cost and related accumulated depreciation or amortization of such asset were removed from their respective accounts and any gain or loss is recorded in the statements of income.

The Company reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the nine months ended March 31, 2019 and 2018.

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable. Based on its review, the Company, as of June 30, 2018, performed an impairment test of all of its intangible assets. Based on the company’s analysis, the company had an amortization of intangible assets of $1,050 and $0 for the nine months ended March 31, 2019 and 2018.

Income taxes

We account for income taxes under the asset and liability method. Deferred tax assets and liabilities are recognized for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their perspective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which the temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded, when necessary, to reduce deferred tax assets to the amount expected to be realized.

As a result of the implementation of certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertainty in tax position, as defined, ASC 740 seeks to reduce the diversity in practice associated with certain aspect of the recognition and measurement related to accounting for income taxes. We adopted the provisions of ASC 740 as of October 2, 2008, and have analyzed filing positions in each of the federal and state jurisdictions where we are required to file income tax returns, as well as open tax years in these jurisdictions. We have identified the U.S. federal and California as our “major” tax jurisdictions and generally, we remain subject to Internal Revenue Service examination of our 2013 U.S. federal income tax returns. However, we have certain tax attribute carryforwards, which will remain subject to review and adjustment by the relevant tax authorities until the statute of limitations closes with respect to the year in which such attributes are utilized.

We believe that our income tax filing positions and deductions will be sustained on audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes. We have no interest or penalties as of March 31, 2019.

Stock based compensation

Stock based compensation cost to employees is measured at the date of grant, based on the calculated fair value of the stock-based award, and will be recognized as expense over the employee’s requisite service period (generally the vesting period of the award). We estimate the fair value of employee stock options granted using the Binomial Option Pricing Model. Key assumptions used to estimate the fair value of stock options will include the exercise price of the award, the fair value of our common stock on the date of grant, the expected option term, the risk free interest rate at the date of grant, the expected volatility and the expected annual dividend yield on our common stock. We use our company’s own data among other information to estimate the expected price volatility and the expected forfeiture rate. Share-based compensation awards issued to non-employees for services rendered are recorded at either the fair value of the services rendered or the fair value of the share-based payment, whichever is more readily determinable.

Loss per share

We calculate basic earnings per share (“EPS”) by dividing our net loss by the weighted average number of common shares outstanding for the period, without considering common stock equivalents. Diluted EPS is computed by dividing net income or net loss by the weighted average number of common shares outstanding for the period and the weighted average number of dilutive common stock equivalents, such as options and warrants. Options and warrants are only included in the calculation of diluted EPS when their effect is dilutive.

Fair value of financial instruments

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a three-level valuation hierarchy for disclosure of fair value measurement and enhances disclosure requirements for fair value measurements. The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 - observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 - include other inputs that are directly or indirectly observable in the marketplace.

Level 3 - unobservable inputs which are supported by little or no market activity.

The Company used Level 3 inputs for its valuation methodology for the derivative liabilities in determining the fair value using the Binomial option-pricing model for the nine months ended March 31, 2019.

	Carrying Value	Fair Value Measurements at
	As of	March 31, 2019
	March 31,	Using Fair Value Hierarchy
	2019	Level 1	Level 2	Level 3
Liabilities
Derivative liabilities	$2,541,563	$—	$—	$2,541,563
Total	$2,541,563	$—	$—	$2,541,563

	June 30, 2018	March 31, 2019
Expected life (years)	0.5	0.5
Risk-free interest rate	2.06%	2.44%
Expected volatility	151%	138%

	Carrying Value	Fair Value Measurements at
	As of	June 30, 2018
	June 30,	Using Fair Value Hierarchy
	2018	Level 1	Level 2	Level 3
Liabilities
Derivative liabilities	$3,069,616	$—	$—	$3,069,616
Total	$3,069,616	$—	$—	$3,069,616

Derivative instruments

The fair value of derivative instruments is recorded and shown separately under current liabilities. Changes in the fair value of derivatives liability are recorded in the consolidated statement of operations under non-operating income (expense).

Our Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. For stock-based derivative financial instruments, the Company uses a weighted average Binomial option-pricing model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

Segment Reporting

FASB ASC Topic 280, “Segment Reporting”, requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the Company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

FASB ASC Topic 280 has no effect on the Company’s financial statements as substantially all of its operations are conducted in one industry segment – paper and paper-based products such as paper cups, cup lids, food containers, etc.

New accounting pronouncements not yet adopted

In February 2016, the FASB issued ASU 2016-02, “Leases (Topic 842),” which requires lessees to recognize leases on-balance sheet and disclose key information about leasing arrangements. Topic 842 was subsequently amended by ASU 2018-10, “Codification Improvements to Topic 842, Leases” and ASU 2018-11, “Leases (Topic 842): Targeted Improvements.” The new standard establishes a right-of-use model that requires a lessee to recognize a right-of-use (“ROU”) asset and lease liability on the balance sheet for all leases with a term longer than 12 months. Leases will be classified as finance or operating, with classification affecting the pattern and classification of expense recognition in the income statement. This standard is effective for public business entities for annual periods beginning after December 15, 2018, and for other entities for annual periods after December 15, 2019. The Company will adopt this new standard on July 1, 2019 using the modified retrospective transition method and will use the effective date as the date of initial application. Consequently, financial information will not be updated and the disclosures required under the new standard will not be provided for dates and periods before July 1, 2019. The new standard provides a number of optional practical expedients in transition. The Company will elect the “package of practical expedients,” which permits the Company not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs.

The adoption of the standard will have a material impact on the Company’s financial statements, with the most significant effects related to: (1) the recognition of new ROU assets and lease liabilities on the Company’s balance sheet for its real estate and data center operating leases; (2) providing significant new disclosures about the Company’s leasing activities.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions or disposals of assets or businesses. The standard is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The standard should be applied prospectively on or after the effective date. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

In January 2017, the FASB issued ASU 2017-04, Simplifying the Test for Goodwill Impairment. The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. A goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. The guidance should be adopted on a prospective basis for the annual or any interim goodwill impairment tests beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is currently evaluating the impact of adopting this standard on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvement to Employee Share-Based Payment Accounting. The new standard contains several amendments that will simplify the accounting for employee share-based payment transactions, including the accounting for income taxes, forfeitures, statutory tax withholding requirements, classification of awards as either equity or liabilities, and classification on the statement of cash flows. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

ASC 606, Revenue from Contracts with Customers, was issued jointly by the FASB and IASB on May 28, 2014. It was originally effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2016, for public entities. Early application was not permitted (however, early adoption was optional for entities reporting under IFRSs). On August 12, 2015, the FASB issued an ASU, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which deferred for one year the effective date of the new revenue standard for public and nonpublic entities reporting under U.S. GAAP. The Company does not expect that the adoption of this guidance will have a material impact on its consolidated financial statements.

3.	Concentration

Customers

For the nine months ended March 31, 2019 and 2018, our Company earned net revenues of $3,459,511 and $2,965,404 respectively. The vast majority of these revenues for the period ending March 31, 2019 were derived from a large number of customers, whereas the vast majority of these revenues for the period ending March 31, 2018 were derived from a limited number of customers. No customers accounted for over 10% of the Company’s total revenues for the period ended March 31, 2019.

Suppliers

For the nine months ended March 31, 2019, we purchased products for sale from several contract manufacturers located in Asia and the U.S. A substantial portion of the Company’s inventory is purchased from two (2) suppliers. The two (2) suppliers accounted as follows: Two suppliers accounted for 38.38% and 22.36% of the Company’s total inventory purchase for the nine months ended March 31, 2019, respectively.

4.	Equity Transaction - Exclusive License Rights

On December 13, 2017, we entered into a Master Marketing Agreement with BizRight Hydroponic, Inc. (“BizRight”), a leading marketer and supplier hydroponic growth supplies, which offers a range of hydroponics-related products including: HPS grow lights, electronic ballasts, HPS Bulbs, nutrient mixes, environmental control products, pH measurement and calibration solutions and other cannabis-related grow and storage products. BizRight operates the ZenHydro.com website and other e-commerce properties, and sells various products to distributors and retailers.

Under the terms of the Master Marketing Agreement, all products procured, developed and imported by BizRight will be sold by the Company. The expected term of the exclusive license rights is 20 years. BizRight and its owners will be compensated via a combination of cash and common shares in Sugarmade. Effective the contract date, Bizright will be compensated Two hundred million (200,000,000) common shares. Sugarmade will compensate BizRight and its owners six million dollars ($6,000,000) in cash. The amount due will be divided over 3 payments equally and are contingent upon the filing of the S-1 and significant funding.

We began recognizing revenues under this marketing agreement during April 2018 and stopped recognizing the revenue in December 2018 due to the incompletion of the Master Marketing Agreement. We plan to exercise the purchase option pursuant to the agreement and begin re-recognizing revenues upon closing of the transaction.

As of March 31, 2019, the shares to be issued in connection with the acquisition of exclusive license rights has been issued and the transaction has not been fully completed. $550,000 in cash has been paid and reflected as a prepaid deposit in other current assets on our balance sheet.

5.	Legal Proceedings

From time to time and in the course of business, we may become involved in various legal proceedings seeking monetary damages and other relief. The amount of the ultimate liability, if any, from such claims cannot be determined. As of date of this filing, there were no legal claims currently pending or, to our knowledge, threatened against our Company that, in the opinion of our management, would be likely to have a material adverse effect on our financial position, results of operations or cash flows, except as follows:

●	On December 11, 2013, the Company was served with a complaint from two Convertible Note Holders and investors in the Company, Lovitt & Hannan, Inc. Salary Deferral Plan FBO J. Thomas Hannan, Attorney at Law 401K Plan and Trust, and Kevin M. Kearney. The Company’s former CEO, Scott Lantz, was also named in the suit. On February 21, 2017, the Company signed a settlement agreement with the plaintiffs. Under the terms of the settlement agreement, the Company agreed to pay the plaintiffs $307,000 to settle all claims against the Company, which included the payoff of the two notes outstanding within one (1) week. Upon receipt of all payments, plaintiffs will surrender for cancellation of 230,000 of the Company’s shares within ten (10) days. The parties agreed that all claims against the Company would be satisfied through such payments and that the matter would be fully resolved. As of June 30, 2018, third-parties had purchased two (2) notes of approximately $80,000, reducing the Company’s exposure by $80,000. As of the date of this filing the balance for accrued legal settlement for Hannan vs Sugarmade has been reduced to $227,000, plus interest until the date of complete payoff.

●	On May 24, 2014, the Labor Commissioner, State of California issued an Order, Decision or Award of the Labor Commissioner against the Company in the amount of $56,365. On October 28, 2014, the Company entered into a settlement agreement, which was effective October 28, 2014, to resolve a judgment against the Company via the issuance of 502,533 restricted shares and a $30,000 cash payment. As of March 31, 2019, the shares have not been issued yet.

There can be no assurances the ultimate liability relative to these law suits will not exceed what is outlined above.

6.	Other Current Assets

As of March 31, 2019 and June 30, 2018, other current assets consisted of the following:

	For the periods ended
	March 31, 2019	June 30, 2018
Prepaid Deposit	$1,775,000	$355,500
Prepaid Inventory	75,480	92,737
Employees Advance	46,303	41,303
Prepaid Expenses	155,065	246,260
Other	47,786	20,765
Total:	$2,099,634	$756,565

7.	Intangible Asset

On August 21, 2017, the Company entered into an intellectual property assignment agreement with Sound Decisions to revamp the company’s shoplifty website to generate and attract more traffic from potential customers. The Company made a payment of $14,000 for the website (intellectual property). The Company amortized this use right as intangible asset over ten years, and recorded amortization expense of $1,050 and $1,400 for the periods ended March 31, 2019 and June 30, 2018, respectively.

8.	Property and Equipment, net

As of March 31, 2019 and June 30, 2018, property, plant and equipment consisted of the following:

	March 31, 2019	June 30, 2018
Computer Equipment	$18,888	$15,734
Furniture and Equipment	228,315	228,315
Leasehold Improvements	21,971	21,970
Warehouse Equipment	23,369	36,263
Assemble Machine	210,000	-
PP Production Molds	229,173	145,173
Motor Vehicles	58,523	73,817
Total	86,602	521,272
Less: accumulated depreciation	(339,385)	(326,092)
Plant and Equipment, net	$450,852	$195,180

For the three months ended March 31, 2019 and 2018, depreciation expenses amounted to $14,903 and $10,753, respectively. For the nine months ended March 31, 2019 and 2018, depreciation expenses amounted to $41,481 and $37,707.66, respectively.

The Company purchased approximately $297,154 and $147,131 property and equipment during the nine months ended March 31, 2019 and 2018, respectively.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition and other economic factors. Based on this assessment, no impairment expenses for property, plant, and equipment was recorded in operating expenses during the nine months ended March 31, 2019 and 2018.

9.	Convertible Notes

As of March 31, 2019 and June 30, 2018, the balance owing on convertible notes, net of debt discount, with terms as described below was $1,059,655 and $2,399,941, respectively.

Convertible notes issued prior to the year ended June 30, 2017 were as follows:

Convertible note 1: On August 24, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of March 31, 2019, the note is in default.

Convertible note 2: On September 18, 2012, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of March 31, 2019, the note is in default.

Convertible note 3: On December 21, 2012, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 25% discount of the average of 30 days prior to the conversion date. As of March 31, 2019, the note is in default.

Convertible note 4: On December 19, 2016, the Company entered into a convertible promissory note with an accredited investor for $20,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount. As of March 31, 2019, the note has been fully converted.

Convertible note 5: On January 17, 2017, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted.

Convertible note 6: On January 20, 2017, the Company entered into a convertible promissory note with an accredited investor for $80,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted.

Convertible note 7: On February 8, 2017, the Company entered into a convertible promissory note with an accredited investor for $50,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted.

Convertible note 8: On February 24, 2017, the Company entered into a convertible promissory note with an accredited investor for $66,023. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted.

Convertible note 9: On February 9, 2017, the Company entered into a convertible promissory note with an accredited investor for $50,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted.

Convertible note 10: On February 28, 2017, the Company entered into a convertible promissory note with an accredited investor for $75,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount. As of March 31, 2019, the note has been fully converted.

Convertible note 11: On March 1, 2017, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has been purchased by other investor in total amount of $156,067 with a term of nine (9) months with an interest rate of 10% and is convertible to common shares at a 45% discount to the then current market price of our shares. As of September 30, 2018, $92,500 has been converted into the Company’s common stock and the Company incurred two conversion default penalties in total of $60,751. As of June 30, 2018, the remaining principal balance was $124,318. As of March 31, 2019, the Company converted $63,567 and the remaining balance of note was $60,751.

Convertible note 12: On March 23, 2017, the Company entered into a convertible promissory note with an accredited investor for $70,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted.

Convertible note 13: On February 16, 2017, the Company entered into a convertible promissory note with an accredited investor for $30,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted.

Convertible note 14: On March 31, 2017, the Company entered into a convertible promissory note with an accredited investor for $200,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted.

Convertible note 15 & 16: On May 17, 2017, the Company entered a convertible promissory note with an investor for a total amount of $1,375,000 (after $10,000 legal and due diligence fee) with an OID of $125,000, the note will be fulfilled through a series of funding. The note is due 12 months after each funding date and bears an interest rate of 10%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. In connection with the note, the investor will also receive warrants and is calculated based on 15% of the maturity amount. The warrants have a life of four years with exercise price of $0.15 per share and have cashless exercise option. The Company had outstanding balance of $921,004 as of the year ended June 30, 2018. The fair value of the warrants was $40,400 as of June 30, 2018. During the nine months ended March 31, 2019, the principal balance has been fully converted, the remaining default charge balance of the note was $250,000 as of March 31, 2019 and the fair value of the warrant liability was $9,090. As of March 31, 2019, the note is in default and bears a default interest rate of 22% per annum.

Convertible notes issued during the year ended June 30, 2018 were as follows:

Convertible note 17: On July 17, 2017, the Company entered into a convertible promissory note with an accredited investor for $164,900. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.025. As of March 31, 2019, the note has been fully converted.

Convertible note 18: On August 3, 2017, the Company entered into a convertible promissory note with an accredited investor for $150,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 45% discount to average of 3 lowest trading price during last 20 trading days. As of March 31, 2019, the note has been fully converted.

Convertible note 19: On August 22, 2017, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount of average two lowest price of last 20 trading days prices. As of March 31, 2019, the note has been fully converted.

Convertible note 20: On September 15, 2017, the Company entered into a convertible promissory note with an accredited investor for $150,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 45% discount to average of 3 lowest trading price during last 20 trading days. As of March 31, 2019, the note has been fully converted.

Convertible note 21: On September 26, 2017, the Company entered into a convertible promissory note with an accredited investor for $15,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount of average two lowest price of last 20 trading days prices. As of March 31, 2019, the note has been fully converted.

Convertible note 22: On December 7, 2017, the Company entered into a convertible promissory note with an accredited investor for $50,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.05. As of March 31, 2019, the note has been fully converted.

Convertible notes issued during the nine months ended March 31, 2019 were as follows:

Convertible note 23: On September 20, 2018, the Company entered a convertible promissory note with an accredited investor for a total amount of $267,500 (includes $5,000 legal fee and an OID of $12,500). The note is due 360 days and bears an interest rate of 8%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 24: On October 5, 2018, the Company entered a convertible promissory note with an accredited investor for a total amount of $250,000 (includes $5,000 OID). The note is due 360 days and bears an interest rate of 8%. The conversion price for the note is 45% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 25: On November 1, 2018, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07.

Convertible note 26: On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $80,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07.

Convertible note 27: On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $40,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07.

Convertible note 28: On December 3, 2018, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.07.

Convertible note 29: On December 26, 2018, the Company entered a convertible promissory note with an accredited investor for a total amount of $250,000 (includes $5,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 45% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 30: On January 8, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $105,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 35% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 31: On January 22, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 42% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 32: On January 24, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $53,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 35% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 33: On February 26, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 42% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date.

Convertible note 34: On March 4, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $250,000 (includes $7,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 42% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date.

For the period ended March 31, 2019, the Company’s convertible notes consisted of following:

Balance			Conversion		Balance
as of	Default	Addition/	in	# of	as of		Interest	Conversion
06.30.2018	Penalty	(Repayment)	principal	shares	03.31.2019	Due Date	Rate	Price
25,000	—	—	—	—	25,000	2/24/2013	14%	75% of the average of 30 days prior to the conversion date.
25,000	—	—	—	—	25,000	3/18/2013	14%	75% of the average of 30 days prior to the conversion date.
100,000	—	—	—	—	100,000	6/21/2013	14%	75% of the average of 30 days prior to the conversion date.
20,000	—	—	20,000	1,160,391	—	7/17/2017	10%	40% discount of average price of last 20 trading days prices
25,000	—	—	25,000	1,426,674	—	7/17/2017	8%	40% discount of average two lowest price of last 20 trading days prices
50,000	—	—	50,000	2,931,188	—	8/8/2017	8%	40% discount of average two lowest price of last 20 trading days prices
80,000	—	—	80,000	4,530,846	—	7/20/2017	8%	40% discount of average two lowest price of last 20 trading days prices
66,023	—	—	66,023	3,712,324	—	8/24/2017	8%	40% discount of average two lowest price of last 20 trading days prices
50,000	—	—	50,000	2,390,805	—	8/9/2017	8%	40% discount of average two lowest price of last 20 trading days prices
75,000	—	—	75,000	4,378,547	—	7/31/2017	8%	40% discount of average two lowest price of last 20 trading days prices
124,318	—	—	63,567	3,919,404	60,751	12/1/2017	10%	45% discount of lowest price of last 20 trading days prices
70,000	—	—	70,000	4,067,072	—	9/23/2017	8%	40% discount of average two lowest price of last 20 trading days prices
30,000	—	—	30,000	1,500,010	—	8/16/2017	8%	Greater of 40% discount to average of 3 lowest trading price during last 20 trading days or $.05
200,000	—	—	200,000	11,557,652	—	9/30/2017	8%	40% discount of average two lowest price of last 20 trading days prices
921,004	—	—	671,004	31,483,740	250,000	5/12/2018	22%	45% discount of lowest price of last 20 trading days prices
150,000	—	—	150,000	3,745,330	—	5/3/2018	10%	45% discount to average of 3 lowest trading price during last 20 trading days
164,900	—	—	164,900	6,596,000	—	7/17/2018	8%	The conversion price shall be $0.025 per share
35,000	—	—	35,000	691,184	—	8/22/2018	8%	40% discount of average two lowest price of last 20 trading days prices
15,000	—	—	15,000	294,114	—	9/26/2018	8%	40% discount of average two lowest price of last 20 trading days prices
50,000	—	—	50,000	1,000,000	—	12/7/2018	8%	The conversion price shall be $0.05 per share
—	—	267,500	—	—	267,500	9/15/2019	8%	55% discount of lowest price of last 20 trading days prices
—	—	250,000	—	—	250,000	10/5/2019	8%	45% discount of average three lowest price of last 20 trading days prices
—	—	100,000	—	—	100,000	10/31/2019	8%	The conversion price shall be $0.07 per share
—	—	80,000	—	—	80,000	11/15/2019	8%	The conversion price shall be $0.07 per share
—	—	40,000	—	—	40,000	11/15/2019	8%	The conversion price shall be $0.07 per share
—	—	35,000	—	—	35,000	12/2/2019	8%	The conversion price shall be $0.07 per share
—	—	250,000	—	—	250,000	12/26/2019	8%	45% discount of average three lowest price of last 20 trading days prices
—	—	105,000	—	—	105,000	1/8/2020	8%	35% discount of average two lowest price of last 20 trading days prices
—	—	100,000	—	—	100,000	1/22/2020	8%	42% discount of average three lowest price of last 20 trading days prices
—	—	53,000	—	—	53,000	1/24/2020	8%	35% discount of average two lowest price of last 20 trading days prices
—	—	100,000	—	—	35,000	2/26/2020	8%	42% discount of average three lowest price of last 20 trading days prices
—	—	250,000	—	—	250,000	3/4/2020	8%	42% discount of average two lowest price of last 20 trading days prices
2,426,245		1,630,500	1,965,494	89,129,286	2,091,250

In connection with the convertible debt, debt discount balance as of March 31, 2019 and June 30, 2018 were $1,031,596 and $26,303, respectively, and were being amortized and recorded as interest expenses over the term of the convertible debt.

As of March 31, 2019, the Company’s debt discount consisted of following:

Note Date	Due Date	OID	Amortization for FY 2018	Debt Discount Balance at 6/30/2018	Amortization for the nine months ended 03/31/2019	Debt Discount Balance at 03/31/2019
08/22/2017	8/22/2018	$35,000	$29,918	$5,082	$5,082	$—
09/26/2017	9/26/2018	15,000	11,384	3,616	3,616	—
07/17/2017	7/17/2018	164,900	160,445	4,455	4,455	—
12/07/2017	12/7/2018	50,000	36,849	13,151	13,151	—
09/20/2018	9/15/2019	12,500	—	—	6,667	5,833
09/20/2018	9/15/2019	250,000	—	—	133,333	116,667
10/05/2018	10/5/2019	5,000	—	—	2,425	2,575
10/05/2018	10/5/2019	245,000	—	—	118,808	126,192
11/01/2018	11/1/2019	84,286	—	—	34,638	49,648
11/16/2018	11/16/2019	36,571	—	—	13,526	23,045
11/16/2018	11/16/2019	18,286	—	—	6,763	11,523
12/03/2018	12/3/2019	10,000	—	—	3,233	6,767
12/26/2018	12/26/2019	5,000	—	—	1,301	3,699
12/26/2018	12/26/2019	245,000	—	—	63,767	181,233
01/08/2019	01/08/2020	92,101	—	—	20,691	71,410
01/22/2019	01/22/2020	87,478	—	—	16,297	71,181
01/22/2019	01/22/2020	2,000			373	1,627
01/24/2019	01/24/2020	47,432	—	—	8,577	38,856
02/26/2019	02/26/2020	96,708	—	—	8,743	87,965
02/26/2019	02/26/2020	2,000	—	—	181	1819
03/04/2019	03/04/2020	243,000	—	—	17,926	225,074
03/04/2019	03/04/2020	7,000	—	—	516	6,484
Total:			$41,302	$26,303	$484,070	$1,031,596

10.	Derivative liabilities

The derivative liability is derived from the conversion features in note 9 and stock warrant in note 11. All were valued using the Binomial option pricing model using the assumptions detailed below. As of March 31, 2019 and June 30, 2018, the derivative liability was $2,541,563 and $3,069,616, respectively. The Company recorded $4,171,698 and$1,384,423 loss from changes in derivative liability during the nine months ended March 31, 2019 and 2018, respectively. The Binomial Option Price Model with the following assumption inputs:

March 31, 2019
Annual dividend yield	—
Expected life (years)	0.5-1.00
Risk-free interest rate	2.40-2.64%
Expected volatility	118-150%

December 31, 2018
Annual dividend yield	—
Expected life (years)	0.5-1.00
Risk-free interest rate	2.49-2.72%
Expected volatility	118-175%

September 30, 2018
Annual dividend yield	—
Expected life (years)	0.5-1.00
Risk-free interest rate	2.15-2.37%
Expected volatility	87-123%

June 30, 2018
Annual dividend yield	—
Expected life (years)	0.15-1.00
Risk-free interest rate	1.08-2.12%
Expected volatility	103-202%

Fair value of the derivative is summarized as below:

Beginning Balance, June 30, 2018	$3,069,616
Additions	427,076
Mark to Market	1,641,457
Reclassification to APIC due to conversions	(2,714,433)
Balance, September 30, 2018	$2,423,716
Additions	865,503
Mark to Market	2,019,927
Reclassification to APIC due to conversions	(3,574,808)
Balance, December 31, 2018	$1,734,338
Additions	583,103
Mark to Market	510,315
Reclassification to APIC due to conversions	(286,193)
Balance, March 31, 2019	$2,541,563

11.	Stock warrants

On various dates during June 2014 and December 2014 the Company and holders of certain convertible notes agreed to cancel warrants to purchase common shares in the Company and to extend the due dates on the Notes to July 1, 2016. $0.50 warrants and “Bonus Warrants” priced at $0.01, as defined in the original Convertible Note Purchase Agreements we cancelled pertaining to the Note and warrants acquired on the following dates for the following Convertible Notes and amounts. These warrants were expired on July 1, 2016.

On May 17, 2017, the Company entered a promissory note with an accredited investor for a total amount of $1,375,000 (after $10,000 legal and due diligence fee) with an OID of $125,000, the note will be fulfilled through a series of funding. In connection with the note, the investor will also receive warrants and is calculated based on 15% of the maturity amount. The warrants have a life of four years with an exercise price of $0.15 per share and have cashless exercise option. The fair value of the warrants at the grant date was $40,400. As of March 31, 2019 and June 30, 2018, the fair value of the warrant liability was $9,090 and $40,400, respectively.

On September 7, 2018, the Company entered a settlement agreement with several investors to settle all disputes by issues additional unrestricted shares. In connection with the note each individual investor will also receive warrants equal to the number of the shares the investors own as of the effective date of the settlement agreement. The warrants have a life of five years with an exercise price as of the date of exchange. The fair value of the warrants at the grant date was $56,730. As of March 31, 2019 and June 30, 2018, the fair value of the warrant liability was $30,102 and $0, respectively.

As of March 31, 2019 and June 30, 2018, the total fair value of the warrant liability was $39,192 and $40,400, respectively.

The Binomial Option Price Model with the following assumption inputs:

Warrants liability	March 31, 2019
Annual dividend yield	—
Expected life (years)	0.5-5
Risk-free interest rate	2.23%-2.82%
Expected volatility	119%-393%

June 30, 2018
Warrants issued in May 2017
Annual dividend yield	—
Expected life (years)	0.5
Risk-free interest rate	2.06%
Expected volatility	151%

Below is the movement of warrants for the period ending March 31, 2019:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining contractual life
Outstanding at June 30, 2016	131,250	$0.20
Expired	131,250	0.20	4.00
Granted	505,000	$0.15	3.86
Outstanding at June 30, 2017	505,000	0.20
Exercised	—	—
Granted	—	$—
Outstanding at June 30, 2018	505,000	$0.15	0.50
Granted	578,880	0.08	5.00
Exercised	—	—
Outstanding at March 31, 2019	1,083,880	$0.15	0.50

12.	Note payable due to bank

During October 2011, we entered into a revolving demand note (line of credit) arrangement with HSBC Bank USA, with a revolving borrowing limit of $150,000. The line of credit bears a variable interest rate of one quarter percent (0.25%) above the prime rate (5.5% as of December 20, 2018). In the event the deposit account is not established or minimum balance maintained, HSBC can charge a higher rate of interest of up to 4.0% above prime rate. As of March 31, 2019 and June 30, 2018, the loan principal balance was $25,982. As of March 31, 2019, the note is in default.

13.	Related party transactions

On January 23, 2013, the Company entered into a promissory note with its former employee who owns less than 5% of the Company’s stock. The original principal amount was $40,000 and the note bore no interest. The note was payable upon demand. As of March 31, 2019 and June 30, 2018, this note had a balance of $18,000.

On January 14, 2015, the Company entered into a promissory note with Richard Ko (an employee of the Company, who owns less than 5% of the Company’s stock). The principle amount was $30,000 and the note bore no interest. The note had a term of one (1) year and was due on January 14, 2016, and became payable upon demand after January 14, 2016. As of March 31, 2019 and June 30, 2018, this note had a balance of $0 and $5,000, respectively.

As of March 31, 2019 and June 30, 2018, the Company had an outstanding balance of notes payable due to related parties of $18,000 and $23,000, respectively.

On July 7, 2016, SWC received a loan in total amount of $30,000 from an employee. The amount of the loan bears no interest and due on demand. As of March 31, 2019 and June 30, 2018, the balance of the loan due to related party was $30,000 and $30,000, respectively.

From time to time, SWC would receive short-term loans from company former director for its working capital needs.

14.	Loans payable

On June 26, 2017, SGMD entered a straight promissory note with a company (whose major shareholder is the former director of the Company) for borrowing $150,820 with maturity date on March 31, 2018; the note bears an interest rate of 12%, commencing on October 31, 2017, and on the last day of each moth thereafter until the notes is paid in full, the Company shall make an interest payment. As of October 2017, they are no long a related party. As of June 30, 2018, the outstanding balance under this note was $150,820. As of March 31, 2019, the note has been fully settled into 1,508,200 shares of the Company’s common stock.

During the year ended June 30, 2017, the Company entered a series of short-term loan agreements with Greater Asia Technology Limited (Greater Asia) for borrowing $375,000, with interest rate at 40% - 50% of the principal balance. As of March 31, 2019 and June 30, 2018, the outstanding balance with Greater Asia loans were $163,924 and $140,125, respectively. As of March 31, 2019, the note was in default.

On July 1, 2016, the Company entered into a repayment agreement with its employee for $20,280 at no interest. As of March 31, 2019 and June 30, 2018, the Company has an outstanding balance of $4,084 and $4,285.

On January 30, 2018, the Company entered a straight promissory note with an individual with one or more on demand loan with maturity date on January 30, 2019 and no interest shall be charged to the Company. As of March 31, 2019, the outstanding balance under this note was $22,747.

As of March 31, 2019 and June 30, 2018, the Company had an outstanding loan balance of $190,755 and $329,029, respectively.

15.	Stockholder’s Deficiency

The Company is authorized to issue 1,990,000,000 shares of $.001 par value common stock and 10,000,000 shares of $.001 par value preferred stock.

During the year ended June 30, 2018, the Company issued 1,171,429 shares of common stock for cash in total amount of $82,000.

During the year ended June 30, 2018, the Company issued 4,736,842 shares of common stock for services in total amount of $180,000.

During the year ended June 30, 2018, the Company issued 13,492,560 shares of common stock to settle the old debt in total amount of $306,810.

During the three months ended September 30, 2018 and the year ended June 30, 2018, the Company had entered into multiple private placement agreements and had issued 2,000,000 shares of preferred stock in total amount of $2,000,000. The shares had been issued as of December 31, 2018.

During the three months ended September 30, 2018, the Company issued 27,301,360 shares of common stock to settle debt in total amount of $872,859.

During the three months ended September 30, 2018, the Company issued 2,971,154 shares of common stock for services in total amount of $197,500.

During the three months ended September 30, 2018, the Company issued 3,700,000 shares of common stock for cash in total amount of $185,000.

During the three months ended December 31, 2018, the Company issued 6,632,605 shares of common stock to settle the old debt in total amount of $610,598, included 2,985,568 shares of common stock issued from share to be issued, common stock in total amount of $263,616.

During the three months ended December 31, 2018, the Company issued 47,865,888 shares of common stock for debt conversions in total amount of $1,015,391.

During the three months ended December 31, 2018, the Company issued 4,142,857 shares of common stock for cash in total amount of $220,000.

During the three months ended December 31, 2018, the Company issued 89,111,251 shares of common stock for service in total amount of $6,473,680, included 7,296,572 shares of common stock issued from share to be issued, common stock in total amount of $390,830.

During the three months ended December 31, 2018, the Company (buyer) signed a letter of intent (LOI) regarding a potential acquisition of all the outstanding capital stock, assets and assumption of liabilities of A company (seller). The Company issued 10,000,000 shares of common stock upon the signing of the LOI in total amount of $1,175,000. The share is non-refundable and vested immediately, but was issued on a restricted basis with a restrictive legend and will be subject to normal restrictions imposed by the financial industry and governmental agencies.

During the three months ended December 31, 2018, the Company issued 200,000,000 shares of common stock as consideration for certain master purchase agreement in total amount of $18,000,000. The acquisition has not been fully completed as of March 31, 2019.

During the three months ended March 31, 2019, the Company issued 2,026,080 shares of common stock to settle the contingent liability in total amount of $47,660, with loss on debt settlement of $100,822.

During the three months ended March 31, 2019, the Company issued 13,962,038 shares of common stock for debt conversions in total amount of $328,875.

During the three months ended March 31, 2019, the Company issued 6,000,000 shares of common stock for cash in total amount of $60,000.

During the three months ended March 31, 2019, the Company issued 625,391 shares of common stock for service in total amount of $35,000.

As of March 31, 2019 and June 30, 2018, the Company had 2,000,000 shares and 0 share of its preferred stock, 660,473,827 and 246,135,203 shares of its common stock, respectively, issued and outstanding.

16.	Shares to be issued – liability

During the year ended June 30, 2018, the Company had entered into multiple private placement agreements and had shares to be issued under liability in total amount of $2,691,000.

During the three months ended September 30, 2018, the Company issued 3,700,000 shares of the Company’s common stock for cash in total amount of $185,000. Share to be issued under liability is reduced by $185,000 due to such issuance.

During the three months ended September 30, 2018, the Company had entered into a multiple private placement agreement and had increased shares to be issued under liability by 1,000,000 shares, for total amount of $50,000.

During the three months ended December 31, 2018, the Company issued 45,307,142 shares of the Company’s common stock for cash & services in total amount of $2,506,000. Share to be issued is reduced by $2,506,000 due to such issuance.

As of March 31, 2019 and June 30, 2018, the Company had balance of $50,000 and $2,691,000 share to be issued.

17.	Shares to be issued – equity

For the year ended June 30, 2018, the Company had entered into multiple private placement agreements and had increased potential shares to be issued under common stock in total amount of $467,996.

During the three months ended September 30, 2018, the Company had entered into multiple private placement agreements and had increased potential shares to be issued under common stock in total amount of $95,000. The shares have been issued as of December 31, 2018.

During the three months ended September 30, 2018, the Company had entered into multiple service agreements and had increased potential shares to be issued for service compensation in total amount of $137,000. The shares have been issued as of December 31, 2018.

During the three months ended September 30, 2018, the Company had entered into debt settlement and had increased potential shares to be issued for debt settlement under common stock in total amount of $174,450. The shares have been issued as of December 31, 2018.

During the three months ended September 30, 2018 and the year ended June 30, 2018, the Company had entered into multiple private placement agreements and had increased potential shares to be issued under preferred stock in total amount of $2,000,000, respectively. The shares have been issued as of December 31, 2018.

As of March 31, 2019, the Company had total potential shares to be issued under common stock and preferred stock in total amount of $0.

18.	Commitments and contingencies

On February 23, 2018 the Company entered into lease agreement for a new office space as part of the plan to expand operation, the lease is set to commence Commencing March 1, 2018. The term of the lease is for a (5) Five Years with 1 month free on the 1st year of the term. The monthly rent on the 1st year will be $11,770 with a 3% increase for each subsequent year. Total commitment for the full term of the lease will be $737,367. As of the date of this filing, this property became the headquarter of the company.

19.	Subsequent events

On April 2, 2019, the Company issued a convertible note to an accredited investor for proceeds to the Company in the amount of $100,000.

On April 4, 2019, the Company issued a convertible note to an accredited investor for proceeds to the Company in the amount of $100,000.

On April 11, 2019, the Company issued 4,278,074 shares of the Company’s common stock for debt conversions in total amount of $100,000.

On April 15, 2019, the Company issued 1,916,117 shares of the Company’s common stock for debt conversions in total amount of $45,000.

On May 2, 2019, the Company issued a convertible note to an accredited investor for proceeds to the Company in the amount of $125,000.

On May 2, 2019, the Company issued 2,066,116 shares of the Company’s common stock for debt conversions in total amount of $40,000.

On May 7, 2019, the Company issued a convertible note to an accredited investor for proceeds to the Company in the amount of $100,000.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the common stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended June 30, 2019 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the common stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Jimmy Chan, our Chief Executive Officer.

PROSPECTUS

Sugarmade, Inc.

750 Royal Oaks Dr., Suite 108

Monrovia, CA

(888) 982-1628

138,461,538 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a Prospectus. This is in addition to the dealers’ obligation to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

[MONTH] ___, [YEAR]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The Selling Security Holder will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent expenses and expenses of the Selling Security Holder’s legal counsel applicable to the sale of its shares. All of the amounts shown are estimates, except for the SEC registration fees.

Item	Amount to be paid
SEC registration fee	$1,510.34
Legal fees and expenses	25,000.00
Accounting fees and expenses	6,000.00
Miscellaneous fees and expenses	5,000.00
Total	$37,510.34

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide that we shall indemnify our directors and officers to the fullest extent permitted by Delaware law and that none of our directors will be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its shareholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Delaware General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Delaware law and eliminate our rights and those of our shareholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our shareholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

To the extent that our directors and officers are indemnified under the provisions contained in our bylaws, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

 Convertible Notes

On December 19, 2016, the Company entered into a convertible promissory note with an accredited investor for $20,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount. As of March 31, 2019, the note has been fully converted to 1,160,391 shares of the Company’s Common Stock.

On January 17, 2017, the Company entered into a convertible promissory note with an accredited investor for $25,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted to 1,426,674 shares of the Company’s Common Stock.

On January 20, 2017, the Company entered into a convertible promissory note with an accredited investor for $80,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted to 4,530,846 shares of the Company’s Common Stock.

On February 8, 2017, the Company entered into a convertible promissory note with an accredited investor for $50,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted to 2,931,188 shares of the Company’s Common Stock.

On February 24, 2017, the Company entered into a convertible promissory note with an accredited investor for $66,023. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted to 3,712,324 shares of the Company’s Common Stock.

On February 9, 2017, the Company entered into a convertible promissory note with an accredited investor for $50,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted to 2,390,805 shares of the Company’s Common Stock.

On February 28, 2017, the Company entered into a convertible promissory note with an accredited investor for $75,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount. As of March 31, 2019, the note has been fully converted to 4,378,547 shares of the Company’s Common Stock.

On March 1, 2017, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has been purchased by other investor in total amount of $156,067 with a term of nine (9) months with an interest rate of 10% and is convertible to common shares at a 45% discount to the then current market price of our shares. As of September 30, 2017, $92,500 has been converted into 5,210,886 shares of the Company’s Common Stock and the Company incurred two conversion default penalties in total of $60,751. As of June 30, 2018, the remaining principal balance was $124,318. As of March 31, 2019, the Company converted $63,567 to 3,919,404 shares of the Company’s Common Stock and the remaining balance of note was $60,751.

On March 23, 2017, the Company entered into a convertible promissory note with an accredited investor for $70,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted to 4,067,072 shares of the Company’s Common Stock.

On February 16, 2017, the Company entered into a convertible promissory note with an accredited investor for $30,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted to 1,500,010 shares of the Company’s Common Stock.

On March 31, 2017, the Company entered into a convertible promissory note with an accredited investor for $200,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount to the then current market price of our shares. As of March 31, 2019, the note has been fully converted to 11,557,652 shares of the Company’s Common Stock.

On May 17, 2017, the Company entered a convertible promissory note with an investor for a total amount of $1,375,000 (after $10,000 legal and due diligence fee) with an OID of $125,000, the note will be fulfilled through a series of funding. The note is due 12 months after each funding date and bears an interest rate of 10%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. In connection with the note, the investor will also receive warrants and is calculated based on 15% of the maturity amount. The warrants have a life of four years with exercise price of $0.15 per share and have cashless exercise option. The Company had outstanding balance of $921,004 as of the year ended June 30, 2018. The fair value of the warrants was $40,400 as of June 30, 2018. During the nine months ended March 31, 2019, the principal balance has been fully converted to 31,483,740 shares of the Company’s Common Stock, the remaining default charge balance of the note was $250,000 as of March 31, 2019 and the fair value of the warrant liability was $9,090. As of March 31, 2019, the note is in default and bears a default interest rate of 22% per annum.

On July 17, 2017, the Company entered into a convertible promissory note with an accredited investor for $164,900. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.025. As of March 31, 2019, the note has been fully converted to 6,596,000 shares of the Company’s Common Stock.

On August 3, 2017, the Company entered into a convertible promissory note with an accredited investor for $150,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 45% discount to average of 3 lowest trading price during last 20 trading days. As of March 31, 2019, the note has been fully converted to 3,745,330 shares of the Company’s Common Stock.

On August 22, 2017, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount of average two lowest prices of last 20 trading days prices. As of March 31, 2019, the note has been fully converted to 691,184 shares of the Company’s Common Stock.

On September 15, 2017, the Company entered into a convertible promissory note with an accredited investor for $150,000. The note has a term of six (6) months with an interest rate of 10% and is convertible to common shares at a 45% discount to average of 3 lowest trading price during last 20 trading days. As of March 31, 2019, the note has been fully converted to 3,744,005 shares of the Company’s Common Stock.

On September 26, 2017, the Company entered into a convertible promissory note with an accredited investor for $15,000. The note has a term of six (6) months with an interest rate of 8% and is convertible to common shares at a 40% discount of average two lowest prices of last 20 trading days. As of March 31, 2019, the note has been fully converted to 294,114 shares of the Company’s Common Stock.

On December 7, 2017, the Company entered into a convertible promissory note with an accredited investor for $50,000. The note has a term of one year with an interest rate of 8% and is convertible to common shares at a fixed conversion price of $0.05. As of March 31, 2019, the note has been fully converted to 1,000,000 shares of the Company’s Common Stock.

On September 27, 2018, the Company entered a convertible promissory note with an accredited investor for a total amount of $267,500 (includes $5,000 legal fee and an OID of $12,500). The note is due 360 days and bears an interest rate of 8%. The conversion price for the note is 55% of the lowest closing bid for the 20 consecutive trading days prior to the conversion date. On April 15, 2019, the Company issued 1,916,117 shares of the Company’s Common Stock for debt conversions in total amount of $45,000. On May 2, 2019, the Company issued 2,066,116 shares of the Company’s Common Stock for debt conversions in total amount of $40,000.

On October 5, 2018, the Company entered a convertible promissory note with an accredited investor for a total amount of $250,000 (includes $5,000 OID). The note is due 360 days and bears an interest rate of 8%. The conversion price for the note is 45% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date. On April 11, 2019, the Company issued 4,278,074 shares of the Company’s Common Stock for debt conversions in total amount of $100,000.

On November 1, 2018, the Company entered into a convertible promissory note with an accredited investor for $100,000. The note has a term of one year with an interest rate of 8% and is convertible to shares of Common Stock at a fixed conversion price of $0.07.

On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $80,000. The note has a term of one year with an interest rate of 8% and is convertible to shares of Common Stock at a fixed conversion price of $0.07.

On November 16, 2018, the Company entered into a convertible promissory note with an accredited investor for $40,000. The note has a term of one year with an interest rate of 8% and is convertible to shares of Common Stock at a fixed conversion price of $0.07.

On December 3, 2018, the Company entered into a convertible promissory note with an accredited investor for $35,000. The note has a term of one year with an interest rate of 8% and is convertible to shares of Common Stock at a fixed conversion price of $0.07.

On December 26, 2018, the Company entered a convertible promissory note with an accredited investor for a total amount of $250,000 (includes $5,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 45% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date.

On January 8, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $105,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 35% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date.

On January 22, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 42% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date.

On January 24, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $53,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 35% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date.

On February 26, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 42% of average three lowest closing bid for the 20 consecutive trading days prior to the conversion date.

On March 4, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $250,000 (includes $7,000 OID). The note is due 360 days and bear an interest rate of 8%. The conversion price for the note is 42% of average two lowest closing bid for the 20 consecutive trading days prior to the conversion date.

On April 2, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 365 days and bears an interest rate of 8%. The conversion price for the note is 40% discount to the average of the three lowest trading prices during the previous ten trading days to the date of a conversion notice.

On April 4, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $100,000. The note is due 365 days and bears an interest rate of 8%. The conversion price for the note is 58% of the average of the two lowest daily traded prices for the twenty prior trading days including the day upon which a notice of conversion is received by the Company.

On May 2, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000. The note is due 365 days and bears an interest rate of 8%. The conversion price for the note is 40% discount to the average of the three lowest trading prices during the previous ten trading days to the date of a conversion notice.

On May 7, 2019, the Company entered a convertible promissory note with an accredited investor for a total amount of $125,000. The note is due 365 days and bears an interest rate of 8%. The conversion price for the note is 58% of the average of the two lowest daily traded prices for the twenty prior trading days including the day upon which a notice of conversion is received by the Company.

Shares of Common Stock

On September 7, 2016, our CEO and Chairman, Jimmy Chan, was awarded five (5) million shares of restricted Common Stock in the Company in lieu of salary, equivalent to $150,000.

On September 7, 2016, Director Waylon Huang, was awarded three (3) million shares of restricted Common Stock in the Company in lieu of salary, equivalent to $90,000. Mr. Huang is also the general manager of the CarryOutSupplies.com.

On September 7, 2016, Richard Ko, was awarded three (3) million shares of restricted Common Stock in the Company in lieu of salary, equivalent to $90,000 annually for services provided to the Company.

On July 15, 2018, the Company signed a settlement agreement and consulting contract with a services provider. Under the terms of the agreement, the consultant performed specific functions pertaining to the wind down of business operations for products previously marketed by the Company, receiving 1,500,000 shares of Common Stock.

On July 20, 2018, the Company sold 1,000,000 shares of Common Stock to an accredited investor at $0.05 per common share for a total of $50,000.

On July 30, 2018, a consultant paid the Company $1,000 for an option exercised on June 8, 2018. The strike price of the option was $0.002 per share. As of this date, the 500,000 shares of Common Stock from the option exercise have yet to be issued.

On August 1, 2018, the Company signed a services contract with a consultant for 2,307,693 registered shares of Common Stock, valued at $150,000 or $0.065 per share.

On August 1, 2018, the Company signed a services contract with a consultant for 538,461 registered shares of Common Stock, valued at $70,000 or $0.065 per share.

On August 2, 2018, the Company converted a note for $50,000 dated August 3, 2017, into 1,114,491 shares of Common Stock.

On August 13, 2018, the Company issued 2,500,000 shares of Common Stock to an accredited investor. The shares were purchased on December 21, 2017 at $0.05 per share for a total of $125,000.

On August 14, 2018, the Company converted a note dated September 27, 2017 into shares of Common Stock. The original face value of the note was $15,000, which converted into 294,114 shares of Common Stock.

On August 14, 2018, the Company converted a note dated August 22, 2017 into shares of Common Stock. The original face value of the note was $35,000, which converted into 691,184 shares of Common Stock.

On August 23, 2018, the Company converted a note for $115,698.63 dated August 3, 2017 in the amount of $50,000 into 1,114,491 shares of Common Stock.

On August 28, 2018, the Company converted a note dated May 12, 2017 into shares of Common Stock. The original face value of the note was $150,000, which converted into 3,921,569 shares of Common Stock.

On September 1, 2018, the Company issued a consultant 125,000 shares of Common Stock for services, based on an agreement with the consultant dated April 5, 2018.

On September 13, 2018, the Company converted a note dated September 15, 2017 into shares of Common Stock. The original face value of the note was $150,000, which converted into 3,745,330 shares of Common Stock.

On September 19, 2018, the Company issued a convertible note to an accredited investor for proceeds to the Company in the amount of $250,000. The Company reserved 15,000,000 shares of Common Stock for future maximum issuance for the eventual conversion.

On September 27, 2018, the Company sold 642,857 shares of Common Stock to an accredited investor at $0.07 per common share for a total of $45,000.

On October 7, 2018, a consultant paid the Company $500 for an option exercised on June 8, 2018. The strike price of the option was $0.001 per share. As of this date, the 500,000 shares of Common Stock from the option exercise have yet to be issued.

On October 9, 2018, the Company issued shares in a debt settlement. A total of 500,000 shares were issued at a price of $0.10 per shares, which settled the $39,000 and interest owed by the Company.

On October 15, 2018, the Company signed a Letter of Intent to acquire Sky Unlimited, LLC doing business as Athena United (“Sky Unlimited”), a Southern California-based, supplier of hydroponic cultivation supplies to the wholesale sector and to large commercial cultivators. Upon execution of LOI, the Company will pay Sky Unlimited $1,000,000 in shares of Common Stock of the Company made at $0.10 per share equal 10,000,000 shares, which will immediately vest as a non-refundable fee. The Company will be granted 180 days to close the acquisition, If the acquisition is completed, Sky Unlimited will be compensated with cash and Company shares having a total value equaling one times annualized revenues realized by Sky Unlimited during last 2 quarters of 2018 calendar year. At the projected $40,000,000 annualized revenue realization for Sky Unlimited for the period agreed, it is contemplated Sky Unlimited will be paid a total of $8,000,000 in cash and $32,000,000 in our shares of Common Stock at $0.10 per share.

On October 16, 2018, the Company issued 2,500,000 shares of Common Stock due to an accredited investor for an investment on December 21, 2017 in the amount of $250,000 at $0.05 per share.

On October 16, 2018, the Company issued 10,000,000 shares of Common Stock due to an accredited investor for an investment on December 21, 2017 in the amount of $1,000,000 at $0.10 per share.

Except as otherwise noted, the securities in these transactions were sold in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act for transactions not involving any public offering. Each of the persons acquiring the foregoing securities was an accredited investor (as defined in Rule 501(a) of Regulation D) and confirmed the foregoing and acknowledged, in writing, that the securities must be acquired and held for investment. All certificates evidencing the shares sold bore a restrictive legend. The Company took reasonable steps to verify that the investors were accredited investors. No underwriter participated in the offer and sale of these securities, and no commission or other remuneration was paid or given directly or indirectly in connection therewith.

The proceeds from these sales were used for general corporate purposes.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

ITEM 17. UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

(1.)      To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i.)     To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii.)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii.)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2.)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(5.)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6.)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i.)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii.)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii.)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv.)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Title of Document	Location
3.1	Certificate of Incorporation dated June 20, 2007	Incorporated by reference to the Form 10 filed on March 14, 2008
3.2	Amendment to Certificate of Incorporation dated January 14, 2008	Incorporated herein by reference to the Form 10 filed on March 14, 2008
3.3	Certificate of Amendment to Articles of Incorporation, dated October 12, 2018	Incorporated by reference from the current report on Form 8-K filed October 12, 2018
3.4	Certificate of Correction of Designations, Powers, Preferences And Other Rights Of The Series A Convertible Preferred Stock.	Incorporated by reference from the current report on Form 8-K filed August 20, 2018 and marked Exhibit 3.1.6
3.5	Amended and Restated By-Laws	Incorporated herein by reference to the Form 10 filed on March 14, 2008
5.1	Opinion of Counsel Stauber Law Offices
10.18	Investment Agreement of April 16, 2019 with K&J Funds, LLC	Incorporated by reference from the current report on Form 8-K filed April 22, 2019 and marked Exhibit 10.1 therein.
10.19	Registration Rights Agreement of April 16, 2019 with K&J Funds, LLC	Incorporated by reference from the current report on Form 8-K filed April 22, 2019 and marked Exhibit 10.2 therein.
23.1*	Consent of B.F. Borgers CPA
23.2*	Consent of L & L CPA, PAs
23.3	Consent of Stauber Law Offices (included in Exhibit 5.1)
101.	XBRL Instance Document**
101.	XBRL Extension Schema Document**
101.	XBRL Extension Calculation Linkbase Document**
101.	XBRL Extension Definition Linkbase Document**
101.	XBRL Extension Labels Linkbase Document **
101.	XBRL Extension Presentation Linkbase Document **

*	Filed herewith.
**	In accordance with Rule 406T of Regulation S-T, this information is deemed not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monrovia, State of California, on June 26, 2019

By:	/s/ Jimmy Chan Jimmy Chan Chief Executive Officer and Chief Financial Officer (Principal Executive and Financial Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jimmy Chan, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jimmy Chan Jimmy Chan	Chief Executive Officer, Chief Financial Officer and Chairman (Principal Executive and Financial Officer)	June 26, 2019
/s/ Christopher H. Deiterich Christopher H. Deiterich	Director	June 26, 2019